Exhibit 10.16

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Collaboration and License Option Agreement

Between

ADARx Pharmaceuticals, Inc.

and

The Puerto Rico Branch of AbbVie Biotechnology Ltd

Dated as of May 9, 2025

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

ARTICLE 2 RESEARCH PROGRAM		33

2.1.	Target Research Plans	33
2.2.	Target Program Activities	34
2.3.	AbbVie Contributed Technology	35
2.4.	Development Candidate Selection	36
2.5.	License Option Exercise Data Packages	37
2.6.	Existing [***] Construct Data Package	38
2.7.	Reports	39
2.8.	Performance Standard	39
2.9.	Manufacturing	39
2.10.	Subcontracting	39
2.11.	Development Records	39
2.12.	Expenses	40
2.13.	AbbVie Step-In Rights	40
2.14.	Regulatory Activities	41

ARTICLE 3 OPTIONS		42

3.1.	License Option	42
3.2.	License Option Exercise	42
3.3.	Licensed Construct and Licensed Product Responsibility	44
3.4.	Additional ADARx Obligations	45
3.5.	Termination of License Option	46

ARTICLE 4 GRANT OF RIGHTS; EXCLUSIVITY		46

4.1.	Grants to AbbVie	46
4.2.	Grants to ADARx	47
4.3.	Sublicenses	47
4.4.	No Implied Licenses	47
4.5.	Confirmatory Patent License	48
4.6.	ADARx’s Exclusivity Obligations	48

ARTICLE 5 DEVELOPMENT AND COMMERCIALIZATION BY ABBVIE		50

5.1.	In General	50
5.2.	Diligence	50
5.3.	Transfer of ADARx Know-How	50
5.4.	Manufacturing Technology Transfer	51
5.5.	Subcontracting; Distributors	52
5.6.	Development Reports	52
5.7.	Regulatory Activities	52
5.8	Booking of Sales; Distribution	53
5.9.	Inflation Reduction Act	53

i

ARTICLE 6 COLLABORATION MANAGEMENT		53

6.1.	Joint Governance Committee	53
6.2.	General Provisions Applicable to the JGC	54
6.3.	Working Groups	56
6.4.	Alliance Managers	57

ARTICLE 7 PAYMENTS AND RECORDS		57

7.1.	Upfront Option Premium Payment	57
7.2.	Development Candidate Selection Option Extension Payment	57
7.3.	License Option Exercise Payment	57
7.4.	Other Development and Commercial Option Exercise Milestone Events	58
7.5.	Option Exercise Net Sales Milestone Events	59
7.6.	Royalties	61
7.7.	Mechanics of Adjustments	63
7.8.	Estimated Sales Levels	63
7.9.	Royalty Payments and Reports	63
7.10.	Mode of Payment; Other Amounts Payable	64
7.11.	Taxes	64
7.12.	Financial Records	66
7.13.	Audit	66
7.14.	Right to Offset	67
7.15.	Late Payments	67
7.16.	No Other Compensation	67
7.17.	No Limitation	67
7.18.	Financial Obligations Under In-License Agreements	67

ARTICLE 8 INTELLECTUAL PROPERTY		68

8.1.	Ownership of Intellectual Property	68
8.2.	Prosecution and Maintenance of Patents	70
8.3.	Enforcement of Patents	73
8.4.	Infringement Claims by Third Parties	77
8.5.	Invalidity or Unenforceability Defenses or Actions	78
8.6.	Third Party Licenses and Patents	80
8.7.	Product Trademarks	81
8.8.	Inventor’s Remuneration	82

ARTICLE 9 CONFIDENTIALITY AND NON-DISCLOSURE		82

9.1.	Confidentiality Obligations	82
9.2.	Permitted Disclosures	84
9.3.	Additional Permitted Disclosures and Use by AbbVie	85
9.4.	Additional Permitted Use and Disclosure by ADARx	85

9.5.	Use of Name	86
9.6.	Public Announcements	86
9.7.	Publications	86

ARTICLE 10 REPRESENTATIONS AND WARRANTIES		87

10.1.	Mutual Representations and Warranties and Covenants	87
10.2.	Effective Date Representations and Warranties	88
10.3.	Collaboration Target Representations and Warranties of ADARx	92
10.4.	Bring Downs	95
10.5.	Updated Disclosure Schedules	96
10.6.	Additional Covenants of ADARx	96
10.7.	DISCLAIMER OF WARRANTIES	97

ARTICLE 11 INDEMNITY		98

11.1.	Indemnification of ADARx	98
11.2.	Indemnification of AbbVie	98
11.3.	Indemnification Procedures	99
11.4.	Special, Indirect and Other Losses	101
11.5.	Insurance	102

ARTICLE 12 TERM AND TERMINATION		102

12.1.	Term and Expiration	102
12.2.	Termination	102
12.3.	Termination for Patent Challenge	105
12.4.	Termination for Cessation	105
12.5.	Rights in Bankruptcy	106
12.6.	Consequences of Termination	107
12.7.	Transition Agreement	112
12.8.	AbbVie Rights in Lieu of Termination	114
12.9.	Remedies	115
12.10.	Accrued Rights; Surviving Obligations	115

ARTICLE 13 MISCELLANEOUS		117

13.1.	Force Majeure	117
13.2.	Export Control	117
13.3.	Assignment	117
13.4.	Severability	118
13.5.	Dispute Resolution	118
13.6.	Baseball Arbitration	119
13.7.	Governing Law; Service	119

13.8.	Notices	119
13.9.	Entire Agreement; Amendments	120
13.10.	English Language	120
13.11.	Equitable Relief	120
13.12.	Waiver and Non-Exclusion of Remedies	121
13.13.	No Benefit to Third Parties	121
13.14.	Further Assurance	121
13.15.	Relationship of the Parties	121
13.16.	References	121
13.17.	Construction	122
13.18.	Performance by Affiliates	122
13.19.	Change in Control of ADARx	122
13.20.	Counterparts	123

Schedules

Schedule 1.33	Existing Patents Schedule
Schedule 1.40	ADARx Platform Patents Schedule
Schedule 2.1(a)	Initial Target Research Plan for the [***] Program
Schedule 2.1(b)	Initial Target Research Plan for the [***] Program
Schedule 2.1(c)	Initial Target Research Plan for the [***] Program
Schedule 2.1(d)	Initial Target Research Plan for the Immunology Program
Schedule 2.1(e)	Initial Target Research Plan for the Oncology Program
Schedule 2.3	Approval Process for Transfer of AbbVie Contributed Materials to a Third Party
Schedule 2.10	Permitted Entities
Schedule 7.4	Other Development and Commercial Option Exercise Milestone Events
Schedule 8.2.1	ADARx Patent Applications as of the Effective Date
Schedule 9.6	Form of Joint Press Release
Schedule 10.2.13	ADARx Agreements as of the Effective Date
Schedule 10.3.13	ADARx Agreements as of the Applicable Data Package Delivery Date
Schedule 13.5.2	[***]

COLLABORATION AND LICENSE OPTION AGREEMENT

This Collaboration and License Option Agreement (this “Agreement”) is made and entered into as of May 9, 2025 (the “Effective Date”) by and between ADARx Pharmaceuticals, Inc., a Delaware corporation (“ADARx”), and the Puerto Rico branch of AbbVie Biotechnology Ltd, a Bermuda corporation (“AbbVie”). ADARx and AbbVie are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, ADARx owns and controls certain intellectual property rights with respect to the ADARx Platform (as defined below) in the Territory (as defined below); and

WHEREAS, with respect to each Collaboration Target (as defined below), the Parties wish for ADARx to use the ADARx Platform to perform certain Target Program Activities (as defined below); and

WHEREAS, with respect to each Collaboration Target, ADARx and AbbVie are entering into this Agreement, pursuant to which AbbVie will acquire an exclusive option, the exercise of which will result in AbbVie acquiring an exclusive license under such intellectual property of ADARx to Exploit (as defined below) certain Licensed Constructs (as defined below) and Licensed Products (as defined below) Directed To (as defined below) such Collaboration Target in the Field (as defined below) in the Territory from ADARx in exchange for the payment of an option exercise price;

WHEREAS, upon the exercise of such option for a Collaboration Target, AbbVie would acquire an exclusive license to Exploit such Licensed Constructs and Licensed Products Directed To such Collaboration Target in the Field in the Territory in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, with respect to each Collaboration Target, ADARx will perform certain Target Program Activities (as defined below), for the purpose of assisting AbbVie in determining whether or not to exercise its option rights under this Agreement with respect to such Licensed Constructs and Licensed Products Directed To such Collaboration Target.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1. “[***]” means any messenger RNA (mRNA) transcript (including splice forms, polymorphisms and variants) emanating from the [***] gene designated SCNA (NCBI Gene ID [***]), and any proteins encoded thereby.

1.2. “[***] Construct” means a Construct that includes siRNA that is Directed To [***] (whether or not such Construct also includes an Other Construct Component).

1.3. “[***] Program” means the program of Target Program Activities for [***], which program shall be focused on Developing, through IND-Enabling Studies as set forth in the Target Research Plan for [***], [***] Constructs that meet certain success criteria to be set forth in such Target Research Plan.

1.4. “AbbVie” has the meaning set forth in the preamble hereto.

1.5. “AbbVie Arising IP” has the meaning set forth in Section 8.1.1.

1.6. “AbbVie Arising Patents” has the meaning set forth in Section 8.2.6.

1.7. “AbbVie Contributed Information” means, for a given Collaboration Target or Licensed Target, Information that is (a) Controlled by AbbVie or its Affiliates, (b) not generally known, (c) (i) listed as AbbVie Contributed Information in the applicable Target Research Plan, Post-Option Research Plan or Contributed Technology Side Letter, (ii) identified as AbbVie Contributed Information in JGC meeting minutes or (iii) acknowledged as AbbVie Contributed Information by each Party via email, and (d) disclosed or made available by AbbVie or its Affiliates for use in connection with the Development of Program Constructs, Program Products, Licensed Constructs, or Licensed Products, as applicable, Directed To such Collaboration Target or Licensed Target, as applicable, under the applicable Target Research Plan or Post-Option Research Plan.

1.8. “AbbVie Contributed Materials” means, for a given Collaboration Target or Licensed Target, Materials that are (a) Controlled by AbbVie or its Affiliates, (b) listed as AbbVie Contributed Materials in the applicable Target Research Plan, Post-Option Research Plan or Contributed Technology Side Letter, and (c) provided or made available by AbbVie or its Affiliates for use in connection with the Development of Program Constructs, Program Products, Licensed Constructs, or Licensed Products, as applicable, Directed To such Collaboration Target or Licensed Target, as appliable, under the applicable Target Research Plan or Post-Option Research Plan. For clarity, AbbVie Contributed Materials include AbbVie Proprietary Contributed Materials.

1.9. “AbbVie Contributed Technology” means, for a given Collaboration Target, AbbVie Contributed Information and AbbVie Contributed Materials, in each case, for such Collaboration Target.

1.10. “AbbVie Grantback Know-How” means, with respect to a Reversion Product, all Information Controlled by AbbVie or its Affiliates during the Term that was conceived, created, discovered, developed or otherwise made by or on behalf of AbbVie (or its Affiliates or its or their Sublicensees) under this Agreement that is not generally known and is necessary and actually used by AbbVie or its Affiliates during the Term for the Exploitation of such Reversion Product. For clarity, in no event will AbbVie Grantback Know-How include any AbbVie Contributed Technology, AbbVie Contributed Materials, ACT Improvement Know-How or any other Information Controlled by AbbVie or any of its Affiliates during the Term that was conceived, created, discovered, developed or otherwise made by or on behalf of AbbVie (or its Affiliates or its or their Sublicensees) that is not [***] such Reversion Product.

1.11. “AbbVie Grantback Patent” means, with respect to a Reversion Product, any Patent Controlled by AbbVie or its Affiliates during the Term that claims AbbVie Grantback Know-How, excluding any Patent that claims any AbbVie Contributed Technology, AbbVie Contributed Materials, ACT Improvement Know-How or any other Information Controlled by AbbVie or any of its Affiliates during the Term that was conceived, created, discovered, developed or otherwise made by or on behalf of AbbVie (or its Affiliates or its or their Sublicensees) that is not [***] such Reversion Product.

1.12. “AbbVie Indemnitees” has the meaning set forth in Section 11.2.

1.13. “AbbVie Licensed Construct Patent” means, with respect to a given Licensed Target, any Patent Controlled by AbbVie or any of its Affiliates that [***] claims a development, enhancement, modification, improvement or optimization of a Licensed Construct or Licensed Product Directed To such Licensed Target that includes an ADARx Component that is claimed by a Valid Claim of an ADARx Patent or Joint Patent. For clarity, once any such ADARx Component is no longer claimed by a Valid Claim of an ADARx Patent or Joint Patent, the applicable Patent shall no longer constitute an AbbVie Licensed Construct Patent.

1.14. “AbbVie Proprietary Antibody Linker” has the meaning set forth in the definition of “AbbVie Proprietary Contributed Materials”.

1.15. “AbbVie Proprietary Contributed Materials” means, for a given Collaboration Target or Licensed Target, (a) proprietary Materials that are (i) Controlled by AbbVie or its Affiliates, (ii) listed as AbbVie Proprietary Contributed Materials in the applicable Target Research Plan, Post-Option Research Plan, or Contributed Technology Side Letter, and (iii) provided or made available by AbbVie or its Affiliates for use in connection with the Development of Program Constructs, Program Products, Licensed Constructs, or Licensed Products, as applicable, Directed To such Collaboration Target or Licensed Target, as appliable, under the applicable Target Research Plan or Post-Option Research Plan, including (A) to the extent set forth in the applicable Target Research Plan, Post-Option Research Plan, or Contributed Technology Side Letter for a De Novo Neurology Target or [***], as applicable, or otherwise included by or on behalf of AbbVie or its Affiliates in a Program Construct, Program Product, Licensed Construct, or Licensed Product Directed To such De Novo Neurology Target or [***], as applicable, any proprietary Other Construct Component Controlled by AbbVie or its Affiliates to increase delivery or penetration of siRNA in a Program Construct, Program Product, Licensed Construct, or Licensed Product, as applicable [***] (a “[***] Shuttle”), including (1) any proprietary genetic Material Controlled by AbbVie or its Affiliates that encodes such [***] Shuttle, and (2) proprietary Antibody Linkers or other proprietary Materials, in each case, Controlled by AbbVie or its Affiliates (an “AbbVie Proprietary Antibody Linker”) that connect such [***] Shuttle to the siRNA in a Program Construct, Program Product, Licensed Construct, or Licensed Product, as applicable and (B) to the extent set forth in the applicable Target Research Plan, Post-Option Research Plan, or Contributed Technology Side Letter for the Immunology Target or the Oncology Target, as applicable, or otherwise included by or on behalf of AbbVie or its Affiliates in a Program

Construct, Program Product, Licensed Construct or Licensed Product Directed To the Immunology Target or Oncology Target, as applicable, (1) any proprietary antibodies Controlled by AbbVie or its Affiliates to enhance the activity, or to increase the delivery or penetration, of the siRNA in a Program Construct, Program Product, Licensed Construct, or Licensed Product, as applicable, and (2) any AbbVie Proprietary Antibody Linkers that connect any such antibody to the siRNA in a Program Construct, Program Product, Licensed Construct, or Licensed Product, as applicable, and (b) any developments, enhancements, modifications or other improvements to, or progeny, mutants, fragments, or derivatives of, the Materials in clause (a). [***].

1.16. “AbbVie Proprietary Contributed Technology” means, for a given Collaboration Target or Licensed Target, AbbVie Contributed Information and AbbVie Proprietary Contributed Materials, in each case, for such Collaboration Target or Licensed Target, as applicable.

1.17. “Accounting Standards” means, with respect to a Party or its Affiliates or its or their (sub)licensees, United States generally accepted accounting principles, consistently applied.

1.18. “Acquirer Entities” means a Third Party and its Affiliates immediately prior to the applicable Change in Control with whom a Party or any of its Affiliates has merged or consolidated with, or is acquired by, through a Change in Control, but excluding such Party and any of its Affiliates prior to such Change in Control and any successor thereto.

1.19. “Acquisition” means, with respect to a Party, a merger, consolidation, acquisition (whether of all of the stock or all or substantially all of the assets of a Person or any operating or business division of a Person) or similar transaction by or with such Party (or any controlling Affiliate), other than a Change in Control of such Party.

1.20. “Acquisition Transaction” has the meaning set forth in Section 4.6.4.

1.21. “ACT Improvement IP” means ACT Improvement Know-How and ACT Improvement Patents.

1.22. “ACT Improvement Know-How” means any Information or invention that (a) is conceived, created, discovered, developed or otherwise made by or on behalf of a Party or any of its Affiliates, either alone or jointly with the other Party or any of its Affiliates or any other Person, in the performance of this Agreement, and (b) constitutes or comprises a development, enhancement, modification or other improvement to any AbbVie Proprietary Contributed Technology (including any development enhancement, modification or other improvement to any such development, enhancement, modification or other improvement), including the identification of any antibody binding site on any AbbVie Proprietary Contributed Material, but, in all cases, excluding (i) any Information or invention [***] related to the ADARx Platform and (ii) any Arising Product Know-How. [***].

1.23. “ACT Improvement Patent” means any Patent that (a) [***] claims ACT Improvement Know-How and (b) does not [***] claim the ADARx Platform, any ADARx Platform Improvement IP, or any Arising Product Know-How.

1.24. “ACT Information” has the meaning set forth in Section 9.1.1.

1.25. “ADARx” has the meaning set forth in the preamble hereto.

1.26. “ADARx Arising IP” has the meaning set forth in Section 8.1.1.

1.27. “ADARx Component” means, with respect to a Program Product or Licensed Product, as applicable, any siRNA, Ligand Linker, Optional Modifier or Small Molecule Ligand contained in such Program Product or Licensed Product, as applicable.

1.28. “ADARx Indemnitees” has the meaning set forth in Section 11.1.

1.29. “ADARx Information” has the meaning set forth in Section 9.1.1.

1.30. “ADARx Other Know-How” means ADARx Know-How that is not ADARx Platform Know-How.

1.31. “ADARx Know-How” means, for a given Collaboration Target or Licensed Target, as applicable, all Information (including ADARx Platform Know-How and ADARx Platform Improvement Know-How) that is (a) Controlled by ADARx or any of its Affiliates as of the Effective Date or at any time during the Term, (b) not generally known, and (c) is necessary or reasonably useful to (i) Develop (or Manufacture to Develop) Program Constructs and Program Products Directed To such Collaboration Target in the Field in the Territory, or (ii) Exploit the Licensed Constructs and Licensed Products Directed To such Licensed Target in the Field in the Territory. For clarity, for a given Collaboration Target or Licensed Target, as applicable, ADARx Know-How (A) includes all Information conceived, created, discovered, developed or otherwise made by or on behalf of ADARx or any of its Affiliates in the performance of the Target Program Activities for the applicable Collaboration Target or Post-Option ADARx Activities for the applicable Licensed Target that is (1) not generally known and (2) necessary or reasonably useful to (i) Develop (or Manufacture to Develop) Program Constructs and Program Products Directed To such Collaboration Target in the Field in the Territory, or (ii) Exploit the Licensed Constructs Directed To such Licensed Target or Licensed Products incorporating such Licensed Constructs, in the Field in the Territory, as applicable, and (B) excludes any Joint Know- How and Information to the extent published in ADARx Patents or Joint Patents.

1.32. “ADARx Other Patent” means any ADARx Patent that is not an ADARx Platform Patent.

1.33. “ADARx Patent” means, for a given Collaboration Target or Licensed Target, as applicable, all Patents that are (a) Controlled by ADARx or any of its Affiliates as of the Effective Date or at any time during the Term (including ADARx Platform Patents and ADARx Platform Improvement Patents), and (b) necessary or reasonably useful (or, with respect to patent applications, would be necessary or reasonably useful if such patent applications were to issue as patents) (i) to Develop (or Manufacture to Develop) Program Constructs and Program Products Directed To such Collaboration Target in the Field in the Territory or (ii) Exploit the Licensed Constructs and Licensed Products Directed To such Licensed Target in the Field in the Territory. For clarity, ADARx Patents excludes any Joint Patents. The ADARx Patents existing as of the Effective Date are set forth on Schedule 1.33 (the “Existing Patents Schedule”) as such schedule may be updated in connection with the delivery of any Updated Disclosure Schedules.

1.34. “ADARx Platform” means ADARx’s proprietary mRNA Silencing Technology (MSTTM) and Cell Targeted Delivery (CTDTM) technology, including proprietary (a) chemistry for backbone, Ligand Linkers, oligonucleotides, dimers, optional modifiers, and targeting ligands to generate potent and durable siRNA to silence target mRNA and enable targeted delivery to distinct cell types via specific receptor-ligand mediated interactions, (b) methods of making, formulating and producing siRNA constructs or components thereof, and (c) Sequence- Agnostic Antibody Linkers. For clarity, (i) the ADARx Platform does not include AbbVie Contributed Materials, and (ii) while a Program Construct, Program Product, Licensed Construct or Licensed Product may include elements or components of the ADARx Platform or ADARx Platform IP, such Program Construct, Program Product, Licensed Construct or Licensed Product is not part of the ADARx Platform.

1.35. “ADARx Platform Improvement IP” means ADARx Platform Improvement Know-How and ADARx Platform Improvement Patents.

1.36. “ADARx Platform Improvement Know-How” means any Information or invention that (a) is conceived, created, discovered, developed or otherwise made by or on behalf of a Party or any of its Affiliates, either alone or jointly with the other Party or any of its Affiliates or any other Person, in the performance of this Agreement, and (b) constitutes or comprises a development, enhancement, modification, improvement or optimization to the ADARx Platform, but, in all cases, excluding any (i) ACT Improvement Know-How and (ii) Arising Product Know- How.

1.37. “ADARx Platform Improvement Patent” means any Patent that (a) [***] claims ADARx Platform Improvement Know-How and (b) does not [***] claim any AbbVie Contributed Technology or Arising Product Know-How.

1.38. “ADARx Platform IP” means all ADARx Platform Patents and ADARx Platform Know-How.

1.39. “ADARx Platform Know-How” means any ADARx Know-How that is [***] related to the ADARx Platform and not [***] related to any (a) AbbVie Contributed Technology, (b) Antibody Linker or (c) Program Construct, Program Product, Licensed Construct or Licensed Product or the methods of using, or the synthesis, manufacture or analysis of, that are [***] any of the foregoing. For clarity, ADARx Platform Know-How includes all ADARx Platform Improvement Know-How.

1.40. “ADARx Platform Patent” means (a) any ADARx Patent set forth on Schedule 1.40 or (b) any other ADARx Patent that [***] claims the ADARx Platform and does not claim or disclose any (i) AbbVie Contributed Technology, (ii) Antibody Linker or (iii) Program Construct, Program Product, Licensed Construct or Licensed Product or the methods of using, or the synthesis, manufacture or analysis of, any of the foregoing. For clarity, ADARx Platform Patents include all ADARx Platform Improvement Patents.

1.41. “Additional Information” means, for a given Collaboration Target, any Information Controlled by ADARx or its Affiliates related to such Collaboration Target or applicable Program Constructs Directed To such Collaboration Target, which is then in existence at the time AbbVie requests such Information.

1.42. “[***]” has the meaning set forth in Section 13.5.1.

1.43. “Affiliate” means, with respect to Person, any Person that as of the Effective Date or thereafter, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person for so long as such Person controls, is controlled by or is under common control with such first Person. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means: (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance or otherwise; or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity).

1.44. “Agreement” has the meaning set forth in the preamble hereto.

1.45. “[***] Confidential Information” means any Confidential Information of AbbVie that AbbVie designates hereunder as “Confidential Information” under the [***] Agreement.

1.46. “[***] Agreement” means that certain License Agreement by and between [***]and [***], as such license agreement may be amended from time to time.

1.47. “Alliance Directors” has the meaning set forth in Section 6.4.

1.48. “Alzheimer’s Disease Indication” means the treatment, prevention, mitigation, cure or diagnosis of Alzheimer’s Disease, or of a manifestation of Alzheimer’s Disease, or for the relief of symptoms associated with Alzheimer’s Disease. For purposes of this Agreement, “Alzheimer’s Disease” means any of the conditions categorized in the World Health Organization’s International Classification of Diseases 10 coding system under the G30 code.

1.49. “ANDA Act” has the meaning set forth in Section 8.3.4.

1.50. “Antibody Linker” means any linker, compound, peptide, molecule or other construct that conjugates (a) any siRNA in a Program Construct or Licensed Construct to (b) [***]. For clarity, Antibody Linker excludes Ligand Linkers.

1.51. “Antibody Linker Improvement IP” means all Antibody Linker Improvement Know-How and Antibody Linker Improvement Patents.

1.52. “Antibody Linker Improvement Know-How” means any Information or invention that (a) is conceived, created, discovered, developed or otherwise made by or on behalf of a Party or any of its Affiliates, either alone or jointly with the other Party or any of its Affiliates or any other Person, in the performance of this Agreement, and (b) constitutes or comprises a development, enhancement, modification or other improvement to any Antibody Linker, but, in all cases, excluding any (A) ACT Improvement Know-How, (B) ADARx Platform Improvement Know-How, and (C) Arising Product Know-How.

1.53. “Antibody Linker Improvement Patent” means any Patent that [***] claims Antibody Linker Improvement Know-How.

1.54. “Antitrust Clearance Date” means, with respect to each Antitrust Consent Option, the date all Antitrust Consents or Foreign Investment Consents with respect to such Antitrust Consent Option have been obtained on terms reasonably satisfactory to AbbVie.

1.55. “Antitrust Consent Option” has the meaning set forth in Section 3.2.2(b).

1.56. “Antitrust Consents” has the meaning set forth in Section 3.2.2(a).

1.57. “Antitrust Laws” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act and the Federal Trade Commission Act of 1914, each as amended, and all other Applicable Law, whether federal, state, or foreign, that is designed or intended to govern competition, trade regulation, foreign investment, national security, or defense matters or to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, lessening of competition, or abuse of dominance through merger or acquisition or any structured collaboration.

1.58. “Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, regulatory guidelines or other requirements of Regulatory Authorities, that may be in effect from time to time.

1.59. “Arising Product Know-How” means, for a given Collaboration Target or Licensed Target, as applicable, any Information or invention that is (a) conceived, created, discovered, developed or otherwise made by or on behalf of a Party or any of its Affiliates, either alone or jointly with the other Party or any of its Affiliates or any other Person, in the performance of this Agreement, and (b) [***] related to a Program Construct, Program Product, Licensed Construct or Licensed Product, in each case that is Directed To such Collaboration Target or Licensed Target, as applicable, or the Exploitation (including methods of using or methods for the synthesis, manufacture or analysis) thereof, including siRNA Directed To such Collaboration Target or Licensed Target, as applicable, or pharmaceutical compositions thereof. While elements or components of the ADARx Platform may be included in a Program Construct, Program Product, Licensed Construct or Licensed Product, or Information or inventions [***] relating thereto, such elements or components of the ADARx Platform are not Arising Product Know-How.

1.60. “Assignment” has the meaning set forth in Section 7.11.3.

1.61. “Audit Expert” has the meaning set forth in 7.13.3.

1.62. “[***]” has the meaning set forth in Section 13.6.1(a).

1.63. “Biopharmaceutical Company” means any Person that itself or through its Affiliate(s) develops or commercializes health care products intended for human use or consumption, including any venture capital subsidiary or venture capital organization or division thereof.

1.64. “Biosimilar Application” has the meaning set forth in Section 8.3.7.

1.65. “Biosimilar Product” means, on a Licensed Product-by-Licensed Product and country-by-country basis, with respect to a Licensed Product, any biosimilar product (a) whose licensing, approval or marketing authorization, or application thereof, relies in whole or in part on (i) a prior Regulatory Approval granted for such Licensed Product or (ii) any data generated in support of a prior Regulatory Approval granted for such Licensed Product; or (b) that is determined by the applicable Regulatory Authority in or for a country to be biosimilar to or otherwise interchangeable with such Licensed Product, as set forth at 42 USC 262(k)(4) in the United States or other Applicable Law. A Biosimilar Product shall not include any such product sold by a Third Party in the applicable country under a license or other authorization from AbbVie, any of its Affiliates or any Sublicensee prior to the Unauthorized Launch Date for such Licensed Product in such country.

1.66. “BLA” has the meaning set forth in the definition of “Drug Approval Application”.

1.67. “Board of Directors” has the meaning set forth in the definition of “Change in Control”.

1.68. “BPCI Act” means the Biologics Price Competition and Innovation Act of 2009, as may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions and modifications thereto).

1.69. “[***] Shuttle” has the meaning set forth in the definition of “AbbVie Proprietary Contributed Materials”.

1.70. “Breaching Party” has the meaning set forth in Section 12.2.1(a).

1.71. “Bring Down Date” has the meaning set forth in Section 10.4.2.

1.72. “Bring Down Request” has the meaning set forth in Section 10.4.1.

1.73. “Bring Down Request Date” has the meaning set forth in Section 10.4.1.

1.74. “Business Day” means a day other than a Saturday or Sunday on which banking institutions in Chicago, Illinois are open for business.

1.75. “Calendar Quarter” means each successive period of three calendar months commencing on January 1, April 1, July 1 or October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 and October 1 after the Effective Date and the last Calendar Quarter shall end on the last day of the Term.

1.76. “Calendar Year” means each successive period of 12 calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.77. “Change in Control” means, with respect to a Party, that any of the following occurs after the Effective Date:

1.77.1. any “person” or “group” (as such terms are defined below) acquires or becomes the “beneficial owner” (as defined below), directly or indirectly, of (a) shares of capital stock or other interests (including partnership interests) of such Party (or any controlling Affiliate of such Party) then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party (or any controlling Affiliate of such Party) representing 50% or more of the total voting power of all outstanding classes of Voting Stock of such Party (or any controlling Affiliate of such Party) or (b) the power to elect a majority of the members of such Party’s (or any such Party’s controlling Affiliate’s) board of directors, or similar governing body (“Board of Directors”); the Parties acknowledge that in the case of certain entities organized under the laws of certain countries or other jurisdictions outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than 50%, and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity; or

1.77.2. such Party (or any controlling Affiliate of such Party) enters into a merger, consolidation or similar transaction with another Person (whether or not such Party (or any controlling Affiliate of such Party) is the surviving entity) and as a result of such merger, consolidation or similar transaction (a) the members of the Board of Directors of such Party (or any controlling Affiliate of such Party) immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party (or any controlling Affiliate of such Party) or such surviving Person immediately following such transaction or (b) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party (or any controlling Affiliate of such Party) immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party (or any controlling Affiliate of such Party) representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person in substantially the same proportions as their ownership of Voting Stock of such Party (or any controlling Affiliate of such Party) immediately prior to such transaction; or

1.77.3. such Party (or any controlling Affiliate of such Party) sells, exclusively licenses, or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s (or any such Party’s controlling Affiliate’s) consolidated total assets to which this Agreement relates; or

1.77.4. the holders of capital stock of such Party (or any controlling Affiliate of such Party) approve a plan or proposal for the liquidation or dissolution of such Party (or any controlling Affiliate of such Party).

For the purpose of this definition of Change in Control, (a) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under such Act; (b) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under such Act; and (c) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

Notwithstanding the foregoing, any transaction or series of transactions effected solely for the purposes of (x) financing the operations of the applicable Party (such as an initial public offering or other offering of equity securities to non-strategic investors), but excluding any such transaction or series of transactions that would result in a Biopharmaceutical Company having, directly or indirectly, (i) 50% or more of the total voting power of all outstanding classes of Voting Stock of such Party (or any controlling Affiliate of such Party) or (ii) the power to elect a majority of the members of such Party’s (or any controlling Affiliate of such Party) Board of Directors or (y) changing the form or jurisdiction of organization of such Party (such as a corporate reorganization), in either case ((x) or (y)), will not be deemed a “Change in Control” for purposes of this Agreement.

1.78. “Clinical Studies” means any tests and studies in human subjects that are required or permitted by Applicable Law to obtain or maintain any Regulatory Approval for, including tests or studies that are intended to expand the Product Labeling for, a product.

1.79. “CMC Activities” means, with respect to a Licensed Construct or Licensed Product, all Manufacturing activities (including the generation of all CMC Data) necessary to support the Development or Commercialization of such Licensed Construct or Licensed Product, as applicable, at the applicable stage of Development, including formulation, process development, process qualification and validation, scale-up, analytic development, product characterization, stability testing, quality assurance and quality control.

1.80. “CMC Data” means the chemistry, manufacturing and controls data for each Licensed Construct or Licensed Product, as applicable, required by Applicable Law to be included or referenced in, or that otherwise supports, an application for Regulatory Approval.

1.81. “Collaboration Target” means each of the following targets: (a) [***], (b) [***], (c) the Immunology Target, (d) the Oncology Target and (e) [***].

1.82. “Collaboration Target Information” has the meaning set forth in Section 9.1.1.

1.83. “Collaboration Target Know-How” has the meaning set forth in Section 10.3.2.

1.84. “Collaboration Target Patents” has the meaning set forth in Section 10.3.1.

1.85. “Combination Product” means a Licensed Product that is comprised of or contains one or more Licensed Constructs as an active ingredient together with one or more other therapeutically active ingredients, whether in the same or different formulations, and is (a) sold as a fixed dose, (b) sold for a single invoice price as separate doses in a single package or (c) packaged separately and sold for a single invoice price.

1.86. “Combination Therapy” means a therapeutic regimen of the concomitant or sequential administration of (a) a Licensed Product and (b) one or more other products that are not Licensed Products. For clarity, a Combination Therapy does not include administration of a Combination Product as a stand-alone therapy.

1.87. “Commercialization” means any and all activities directed to the preparation for sale of, offering for sale of or sale of a product, including activities related to marketing, promoting, distributing, importing and exporting such product, and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

1.88. “Commercially Reasonable Efforts” means, [***].

1.89. “Competing Program” has the meaning set forth in Section 4.6.3.

1.90. “Competitive Infringement” has the meaning set forth in Section 8.3.3(b).

1.91. “Confidential Information” has the meaning set forth in Section 9.1.1.

1.92. “Construct” means, with respect to a Collaboration Target or a Licensed Target, any therapeutic agent that includes siRNA that is Directed To such Collaboration Target or Licensed Target, as applicable, (whether or not such therapeutic agent also includes an Other Construct Component).

1.93. “Contributed Technology Side Letter” has the meaning set forth in Section 2.3.

1.94. “Control” means, with respect to any item of Information, Regulatory Documentation, Material, Patent or other intellectual property right, possession of the right, whether directly or indirectly and whether by ownership, license or otherwise (other than by operation of the license and other grants in Section 4.1 or Section 4.2), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, Material, Patent or other intellectual property right as provided for herein without violating the terms of any agreement with any Third Party or other arrangement with any Third Party in existence as of the time such Party would be required hereunder to grant such license, sublicense, or other right. Notwithstanding anything in this Agreement to the contrary, a Party will be deemed not to Control any Information, Regulatory Documentation, Material, Patent or other intellectual property right that are owned or in-licensed by an Acquirer Entity other than any Information, Regulatory Documentation, Material, Patent or other intellectual property right (a) [***], (b) [***], (c) [***], (d) [***] or (e) [***].

1.95. “Conversion Date” means (a) with respect to a Phase 1/2 Adaptive Trial, the date of the first dosing of a subject after such Phase 1/2 Adaptive Trial is modified to meet and otherwise satisfies the criteria for a Phase 2 Clinical Trial based on pre-specified analyses following an analysis of interim data from subjects in such Phase 1/2 Adaptive Trial and (b) with respect to a Phase 2/3 Adaptive Trial, the date of the first dosing of a subject after such Phase 2/3 Adaptive Trial is modified to meet and otherwise satisfies the criteria for a Phase 3 Clinical Trial based on pre-specified analyses following an analysis of interim data from subjects in such Phase 2/3 Adaptive Trial.

1.96. “Convicted Entity” has the meaning set forth in Section 10.2.20(a).

1.97. “Convicted Individual” has the meaning set forth in Section 10.2.20(a).

1.98. “Core Indication” means [***].

1.99. “Data Privacy and Security Laws” means all Applicable Laws relating to the privacy, Processing and security of Personal Data.

1.100. “De Novo Neurology Target” means [***] or [***], as applicable.

1.101. “Debarred Entity” has the meaning set forth in Section 10.2.20(b).

1.102. “Debarred Individual” has the meaning set forth in Section 10.2.20(c).

1.103. “Debtor Party” has the meaning set forth in Section 12.5.2.

1.104. “Defense Proceeding” has the meaning set forth in Section 8.2.1.

1.105. “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, CMC Activities, Clinical Studies, including Manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of INDs and Drug Approval Applications, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. When used as a verb, “Develop” means to engage in Development. For clarity, Development shall include any submissions and activities required in support thereof, including those required by Applicable Laws or a Regulatory Authority as a condition or in support of obtaining a pricing or reimbursement approval for an approved product.

1.106. “Development Candidate” means, with respect to each Collaboration Target, the Program Construct from the Target Program for such Collaboration Target that is selected by AbbVie to advance to IND-Enabling Studies under the Target Research Plan for such Collaboration Target.

1.107. “Development Candidate Selection Activities” means, with respect to a Collaboration Target, the activities set forth in the applicable Target Research Plan to generate the Development Candidate Selection Data Package for such Collaboration Target.

1.108. “Development Candidate Selection Data Package” means, with respect to each Collaboration Target, the data, results and other Information required to be included in a data package to be delivered by ADARx to AbbVie in order for AbbVie to select a Development Candidate for such Collaboration Target, which requirements are set forth in Target Research Plan for such Collaboration Target. For clarity, the Development Candidate Selection Data Package with respect to [***] shall be for [***].

1.109. “Development Candidate Selection Data Package Delivery Date” means, with respect to each Collaboration Target, the date that ADARx provides AbbVie a complete version of the Development Candidate Selection Data Package for such Collaboration Target, including any missing data or other Information requested by AbbVie pursuant to Section 2.4.2.

1.110. “Development Candidate Selection Notice” has the meaning set forth in Section 2.4.4.

1.111. “Development Candidate Selection Period” has the meaning set forth in Section 2.4.4.

1.112. “Directed To” means, with respect to an siRNA and a gene target, that such siRNA [***]. [***].

1.113. “Disclosing Party” has the meaning set forth in Section 9.1.1.

1.114. “Dispute” has the meaning set forth in Section 13.5.

1.115. “Distributor” means any Third Party appointed by AbbVie or any of its Affiliates or its or their Sublicensees to distribute, market and sell Licensed Product with or without packaging rights, in one or more countries or other jurisdictions in the Territory, in circumstances where such Third Party purchases its requirements of Licensed Product from AbbVie or its Affiliates or its or their Sublicensees but does not otherwise make any royalty or other payment to AbbVie or its Affiliates or its or their Sublicensees with respect to its intellectual property rights with respect to such Licensed Product.

1.116. “Dollars” or “$” means United States Dollars.

1.117. “Drug Approval Application” means a New Drug Application as defined in the FFDCA (a “NDA”), a Biologics License Application as defined in the PHSA (a “BLA”) or any corresponding foreign application in the Territory, including, with respect to the European Union, a marketing authorization application filed with the EMA pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition procedure or any other national approval.

1.118. “Early Exercise Data Package” has the meaning set forth in Section 2.5.2.

1.119. “Early Exercise Request” has the meaning set forth in Section 2.5.2.

1.120. “EEA” means the European Economic Area.

1.121. “Effective Date” has the meaning set forth in the preamble hereto.

1.122. “EMA” means the European Medicines Agency and any successor agency(ies) or authority having substantially the same function.

1.123. “Europe” means the EEA, Switzerland, and the United Kingdom.

1.124. “European Union” means the economic, scientific, and political organization of member states known as the European Union, as its membership may be altered from time to time, and any successor thereto.

1.125. “Excluded Entity” has the meaning set forth in Section 10.2.20(d).

1.126. “Excluded Individual” has the meaning set forth in Section 10.2.20(d).

1.127. “Exercise Notice” has the meaning set forth in Section 3.2.1.

1.128. “Existing Patents” means, for a given Collaboration Target, as of the Effective Date, any [***], all ADARx Patents for such Collaboration Target then existing as of such date.

1.129. “Existing Patents Schedule” has the meaning set forth in Section 1.33.

1.130. “Existing [***] Construct” means the Construct Directed To [***] being Developed by ADARx or its Affiliates as of the Effective Date known as of the Effective Date as [***]. [***].

1.131. “Existing [***] Construct Data Package” means a data package that includes all data, results and other Information specified in the Target Research Plan for [***].

1.132. “Expert” means an individual with no less than [***] of pharmaceutical industry experience and expertise having occupied at least one senior position within a large pharmaceutical company relating to product commercialization or licensing, who is not a current or former employee of either Party or its Affiliates, and who does not own equity or debt in either Party or its Affiliates (other than equity or debt owned through a broad based mutual fund or exchange trade fund).

1.133. “Expert Dispute” has the meaning set forth in Section 13.6.1.

1.134. “Expert Dispute Proposal” has the meaning set forth in Section 13.6.1(b).

1.135. “Exploit” means to make, have made, import, export, use, have used, sell, have sold, or offer for sale, including to Develop, Commercialize, modify, enhance, improve, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), formulate, optimize, transport, distribute, promote, market or otherwise dispose. “Exploitation” means the act of Exploiting a product.

1.136. “FDA” means the United States Food and Drug Administration and any successor agency(ies) or authority(ies) having substantially the same function.

1.137. “FDA’s Disqualified/Restricted List” has the meaning set forth in Section 10.2.20(e).

1.138. “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations, and requirements promulgated thereunder (including all amendments thereto).

1.139. “Field” means all human and non-human diagnostic, prophylactic and therapeutic uses.

1.140. “First Commercial Sale” means, with respect to a Licensed Product, an Indication and a country, (a) with respect to the first Indication for which such Licensed Product receives Regulatory Approval in such country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country by AbbVie, its Affiliates or its or their Sublicensees to a Third Party after all Regulatory Approvals (including Pricing Approval, if applicable) for such Licensed Product for such Indication have been obtained in such country and (b) with respect to each subsequent Indication for which such Licensed Product receives Regulatory Approval in such country, the receipt of all Regulatory Approvals (including Pricing Approval, if applicable) for such Licensed Product for such Indication in such country. Sales prior to receipt of all Regulatory Approvals for such Licensed Product in such country, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale. For clarity, in countries where there is Pricing Approval, product sales that are not made under such Pricing Approval shall not constitute a First Commercial Sale, irrespective of whether Pricing Approval has been obtained.

1.141. “Foreign Investment Consents” has the meaning set forth in Section 3.2.2(a).

1.142. “Foreign Investment Laws” means all non-U.S. statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Applicable Law, including foreign direct investment, trade or national security laws that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in or control over domestic entities, securities, equities, assets land or other holdings for reasons of national security or other public policy.

1.143. “Future ADARx Platform License” has the meaning set forth in Section 8.6.1.

1.144. “Future ADARx Platform Rights” has the meaning set forth in Section 8.6.1.

1.145. “Generic Product” means, with respect to a particular Licensed Product, and on a country-by-country basis, any product that contains the same active ingredient as the Licensed Construct in such Licensed Product and (a) that is approved in reliance, in whole or in part, on the prior Regulatory Approval (or on safety or efficacy data submitted in support of the prior Regulatory Approval) of such Licensed Product as determined by the applicable Regulatory

Authority, including any product authorized for sale (i) in the U.S. pursuant to Section 505(b)(2) or Section 505(j) of the FFDCA (21 U.S.C. 355(b)(2) and 21 U.S.C. 355(j), respectively, or other Applicable Law), (ii) in the European Union pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision) or other Applicable Law, or (iii) in any other country or jurisdiction pursuant to all equivalents of such provisions, including any amendments and successor statutes with respect to any of the foregoing, or (b) that is otherwise determined by the applicable Regulatory Authority to be generic to, or otherwise interchangeable with, such Licensed Product based on then-current standards for Regulatory Approval in the applicable country using an abbreviated, expedited or other similar process. A Generic Product shall not include any such product sold by a Third Party in the applicable country under a license or other authorization from AbbVie, any of its Affiliates or any Sublicensee prior to the Unauthorized Launch Date for such Licensed Product in such country.

1.146. “GLP” means the current good laboratory practices applicable from time to time to research activities with respect to a Development Candidate or any intermediate thereof pursuant to Applicable Law.

1.147. “GMP” means the current good manufacturing practices applicable from time to time for the Manufacturing of a Program Construct or Program Product or any intermediate thereof pursuant to Applicable Law.

1.148. “Governmental Authority” means any multinational, federal, national, state, provincial, local or other government entity, or any office, commission, bureau, agency, political subdivision, instrumentality, branch, department, authority, board, court, arbitral or other tribunal exercising executive, judicial, legislative, police, regulatory, administrative or taxing authority or functions of any nature pertaining to government.

1.149. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

1.150. “HSR Filing” has the meaning set forth in Section 3.2.2(b)(i).

1.151. “Immunology Construct” means a Construct that includes siRNA that is Directed To the Immunology Target (whether or not such Construct also includes an Other Construct Component).

1.152. “Immunology Program” means the program of Target Program Activities for the Immunology Target that is focused on Developing, through IND-Enabling Studies, Immunology Constructs that meet certain success criteria to be set forth in the Target Research Plan for the Immunology Target.

1.153. “Immunology Target” means any messenger RNA (mRNA) transcript (including splice forms, polymorphisms and variants) emanating from the gene designated as [***] (NCBI Gene ID: [***]), and any proteins encoded thereby.

1.154. “IND” means an application filed with a Regulatory Authority for authorization to commence Clinical Studies, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any equivalent of a United States Investigational New Drug Application in other countries or regulatory jurisdictions (i.e., clinical trial application (CTA)) and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.155. “IND-Enabling Studies” means, for a given Collaboration Target, all activities set forth in the Target Research Plan for such Collaboration Target that are required to initiate Clinical Studies for the applicable Development Candidate Directed To such Collaboration Target, including, as applicable, GLP toxicology studies, active pharmaceutical ingredient characterization, GMP-compliant manufacturing of the applicable Development Candidate for use in a Phase 1 Clinical Trial and other activities conducted prior to, and necessary to support, the filing of an IND with respect to such Development Candidate.

1.156. “Indemnification Claim Notice” has the meaning set forth in Section 11.3.1.

1.157. “Indemnified Party” has the meaning set forth in Section 11.3.1.

1.158. “Indemnifying Party” has the meaning set forth in Section 11.3.1.

1.159. “Indication” means, with respect to a Licensed Product, a use to which such Licensed Product is intended for the treatment, prevention, mitigation, cure or diagnosis of a recognized disease or condition, or of a manifestation of a recognized disease or condition, or for the relief of symptoms associated with a recognized disease or condition, which (a) for a Clinical Study, would be the use of such Licensed Product for which such Clinical Study is intended to evaluate safety or effectiveness and (b) if such Licensed Product is approved in the United States, would be reflected in the “Indications and Usage” section of labeling pursuant to 21 C.F.R. §201.57(c)(2) or, to the extent applicable, any comparable labeling section outside the United States, in each case ((a) and (b)), subject to the following: (i) subtypes of the same recognized disease or condition are not additional Indications for such Licensed Product; (ii) different symptom domains or domains of impairment of the same recognized disease or condition are not additional Indications for such Licensed Product and components of neurobehavioral symptom domains of such disease or condition, such as agitation, restlessness and aggression, are the same Indication, even if separate pivotal trials are required for approval of each such symptom; (iii) the approved use of such Licensed Product for such recognized disease or condition in different combinations or co-therapies of treatments are not additional Indications for such Licensed Product (e.g., monotherapy vs. add-on or Combination Therapy with another agent in the same recognized disease or condition); (iv) the approved use of such Licensed Product for such disease or condition in a different line of treatment or a different temporal position in a treatment algorithm for the same disease or condition is not an additional Indication for such Licensed Product (e.g., first line vs. second line therapy in the same recognized disease or condition); and (v) treatment of the same recognized disease or condition with such Licensed Product in an expanded, modified or additional patient population are not additional Indications for such Licensed Product.

1.160. “Indirect Taxes” has the meaning set forth in Section 7.11.1.

1.161. “Infeasibility Determination” has the meaning set forth in Section 2.2.3.

1.162. “Inflation Reduction Act” means P.L. 117-169 (Aug. 16, 2022), as codified at 42 U.S.C. § 1320f, 42 U.S.C. § 1395w-3a and 42 U.S.C. § 1395w-114a (inter alia), as it may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.163. “Information” means all information and data of a technical, scientific, business or other nature, including know-how, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, sequences, structures, drawings, assembly procedures, computer programs, apparatuses, specifications, results, regulatory data, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing, and quality control data and information, including study designs and protocols, information regarding reagents (e.g., siRNA knockdowns/knockouts, proteins, cell lines, assays and compounds) and biological methodology; in each case (whether or not confidential, proprietary, patented, or patentable, of commercial advantage or not) in written, electronic, or any other form now known or hereafter developed.

1.164. “Initial Disclosure Schedules” has the meaning set forth in Section 10.2.

1.165. “Initiation of Phase 2” means, with respect to a Licensed Product, the earlier of (a) the first dosing of the first patient in the first Phase 2 Clinical Trial and (b) the first Conversion Date for a Phase 1/2 Adaptive Trial, in either case ((a) or (b)), for such Licensed Product. [***].

1.166. “Initiation of Phase 3” means, with respect to a Licensed Product, the earlier of (a) the first dosing of the first patient in the first Phase 3 Clinical Trial and (b) the first Conversion Date for a Phase 2/3 Adaptive Trial, in either case ((a) or (b)), for such Licensed Product. [***].

1.167. “Inventory” means, with respect to a Reversion Product, all existing clinical and non-clinical grade drug product and active pharmaceutical ingredients for such Reversion Product in the possession and Control of AbbVie or any of its Affiliates.

1.168. “I/O Target” means the (a) Immunology Target or (b) Oncology Target, as applicable.

1.169. “[***]” has the meaning set forth in the definition of “[***]”.

1.170. “Joint Governance Committee” or “JGC” has the meaning set forth in Section 6.1.1.

1.171. “Joint IP” has the meaning set forth in Section 8.1.1.

1.172. “Joint Know-How” has the meaning set forth in Section 8.1.1.

1.173. “Joint Patents” has the meaning set forth in Section 8.1.1.

1.174. “Knowledge” means, with respect to ADARx, the knowledge after performing a diligent investigation with respect to the applicable facts and information of [***]. [***].

1.175. “License Option” has the meaning set forth in Section 3.1.

1.176. “License Option Data Package” has the meaning set forth in Section 2.5.3.

1.177. “License Option Data Package Delivery Date” means, with respect to each License Option Data Package, the date ADARx provides AbbVie a complete version of such License Option Data Package, including any missing data or Information requested by AbbVie pursuant to Section 2.5.3.

1.178. “License Option Effective Date” means, (a) with respect to each Other Option, the date of the Exercise Notice for such Other Option and (b) with respect to each Antitrust Consent Option, (i) if ADARx did not make any disclosures to AbbVie in the certificate provided pursuant to Section 3.2.2(c) with respect to such Antitrust Consent Option, the date ADARx provided such certificate to AbbVie and (ii) if ADARx made any disclosures to AbbVie in the certificate provided pursuant to Section 3.2.2(c) with respect to such Antitrust Consent Option, the earlier of (x) the expiration of AbbVie’s termination right, if any, with respect to such Antitrust Consent Option under Section 3.2.2(d) without AbbVie having exercised such termination right and (y) AbbVie providing ADARx written notice that AbbVie is waiving its termination right with respect to such Antitrust Consent Option under Section 3.2.2(d).

1.179. “License Option Exercise Data Package” means, with respect to each Collaboration Target, a data package containing [***] with respect to the applicable Target Program Activities for such Collaboration Target, including the deliverables set forth in the applicable Target Research Plan. For clarity, the Existing [***] Construct Data Package is not a License Option Exercise Data Package.

1.180. “License Option Exercise Payment” has the meaning set forth in Section 7.3.

1.181. “License Option Expiration Date” means, with respect to a given Collaboration Target, the earliest of (a) expiration of the License Option for such Collaboration Target pursuant to Section 2.4.4, (b) [***] after the License Option Data Package Delivery Date for such Collaboration Target, (c) [***] after completion of the Step-In Activities, if any, for such Collaboration Target, (d) the date that AbbVie provides the Exercise Notice for such Collaboration Target, (e) [***] and (f) the effective date of termination of this Agreement with respect to such Collaboration Target or in its entirety, including in accordance with Section 2.2.3.

1.182. “License Option Period” means, with respect to each Collaboration Target, the time period commencing upon the Effective Date and ending on the License Option Expiration Date for such Collaboration Target.

1.183. “Licensed Construct” means, with respect to a given Licensed Target, (a) all Program Constructs Directed To such Licensed Target, (b) any other Constructs Directed To such Licensed Target Controlled by ADARx or any of its Affiliates (if any), (c) Constructs that are only comprised of the siRNA portion of the Constructs Directed To such Licensed Target described in the foregoing clause (a) or (b), and (d) any Construct Directed To such Licensed Target that constitutes or comprises any developments, enhancements, modifications, improvements or optimizations of the Constructs described in the foregoing clause (a), (b) or (c) (including developments, enhancements, modifications, improvements or optimizations to the siRNA portion thereof or the addition, substitution, development, enhancement, modification, improvement or optimization of any Other Construct Components) conceived, created, discovered, developed or otherwise made by or on behalf of a Party or any of its Affiliates, either alone or jointly with the other Party or any of its Affiliates or any Person, in the performance of this Agreement. [***].

1.184. “Licensed IP” means the ADARx Patents, ADARx Know-How and ADARx’s interest in the Joint IP, if any.

1.185. “Licensed Product” means, with respect to a given Licensed Target, any product comprising or containing a Licensed Construct Directed To such Licensed Target, alone or in combination with one or more other active ingredients in any and all forms, in current and future formulations, dosage forms and strengths, and delivery modes. For clarity, a Licensed Product that is comprised of or contains the same Licensed Construct(s), but in a different form, formulation, dosage form/strength or delivery mode, shall be considered the same Licensed Product. For further clarity, [***].

1.186. “Licensed Target” means any Collaboration Target for which AbbVie exercises its License Option and for which the License Option Effective Date for such License Option occurs.

1.187. “Licensed Target Information” has the meaning set forth in Section 9.1.1.

1.188. “Licensed Target Specific Patents” means, with respect to a given Licensed Target, any ADARx Other Patent or Joint Patent, in either case, that claims or discloses (a) any siRNA Directed To such Licensed Target, (b) any Licensed Construct Directed To such Licensed Target, (c) any Licensed Product containing any such Licensed Construct, (d) the Exploitation of any of the foregoing siRNAs, Licensed Constructs or Licensed Products, (e) Arising Product Know-How or (f) any AbbVie Proprietary Contributed Materials.

1.189. “Ligand Linker” means any linker, compound, peptide, molecule or other construct that conjugates (a) any siRNA in a Construct to (b) any Small Molecule Ligand for purposes of [***].

1.190. “Loss of Market Exclusivity” means an event where, with respect to any Licensed Product in any country: (a) one or more Generic Products or Biosimilar Products are being marketed in such country; and (b) aggregate Net Sales of such Licensed Product sold in that country during any Calendar Quarter following introduction of the first such Generic Product or Biosimilar Product in such country have fallen by at least the applicable percentage as described in Section 7.6.3(b) in that country as compared to the average quarterly total aggregate Net Sales of such Licensed Product sold in such country during the last [***] full Calendar Quarters prior to the Calendar Quarter in which the first such Generic Product or Biosimilar Product was first introduced.

1.191. “Losses” has the meaning set forth in Section 11.1.

1.192. “Major European Market” means the United Kingdom, Germany, France, Italy or Spain.

1.193. “Manufacture” and “Manufacturing” means all activities related to the synthesis, making, production, manufacture, processing, purifying, formulating, filling, finishing, packaging, labeling, shipping and holding of any compound, any product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre- clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance and quality control.

1.194. “Manufacturing Process” has the meaning set forth in Section 5.4.

1.195. “Manufacturing Technology Transfer” has the meaning set forth in Section 5.4.

1.196. “Material Safety Concern” means [***], based upon available Information or an analysis of the available Information, that [***].

1.197. “Materials” means all tangible compositions of matter, devices, articles of manufacture, assays, biological, chemical, or physical materials, and other similar materials.

1.198. “Maximum Fair Price” has the meaning set forth in 42 U.S.C. § 1320f(c)(3).

1.199. “Medicare Price” means, with respect to a Licensed Product, the average “negotiated price” (as described in Section 1860D-2(d) of the Social Security Act) under prescription drug plans or MA-PD plans for such Licensed Product during the plan year immediately prior to the “initial price applicability year” (as defined in 42 U.S.C. § 1320f(b)(1)).

1.200. “Mono Product” has the meaning set forth in the definition of “Net Sales”.

1.201. “NDA” has the meaning set forth in the definition of “Drug Approval Application”.

1.202. “Net Sales” means, with respect to a Licensed Product for any period, the total amount billed or invoiced on sales of such Licensed Product during such period by AbbVie, its Affiliates, or Sublicensees in the Territory to Third Parties (including wholesalers or Distributors), in bona fide arm’s length transactions, less the following deductions, in each case related specifically to such Licensed Product and actually allowed and taken by such Third Parties and not otherwise recovered by or reimbursed to AbbVie, its Affiliates or Sublicensees:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) [***];

(g) [***];

(h) [***];

(i) [***]; and

(j) [***].

Net Sales shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes. Net Sales shall not include sales between or among AbbVie, its Affiliates or Sublicensees.

Subject to the above, each of the components of Net Sales shall be calculated in accordance with the standard internal policies and procedures of AbbVie, its Affiliates or Sublicensees, and, where applicable, Accounting Standards.

For purposes of calculating Net Sales, all Net Sales shall be converted into Dollars in accordance with Section 7.10.

If a Licensed Product is a Combination Product, the Net Sales for such Combination Product shall be calculated as follows:

(i) If AbbVie or any of its Affiliates or Sublicensees separately sells in a country, (A) a product containing as its sole active ingredient the Licensed Construct in the same strength and using the same route of administration as in such Combination Product (the “Mono Product”) and (B) products containing as their sole active ingredients the other active ingredients in the same strength and using the same route of administration as in such Combination Product, the Net Sales attributable to such Combination Product in such country shall be calculated by [***].

(ii) If AbbVie or any of its Affiliates or Sublicensees separately sells in a country the Mono Product but does not separately sell in such country products containing as their sole active ingredients the other active ingredients in the same strength and using the same route of administration as in such Combination Product, the Net Sales attributable to such Combination Product in such country shall be calculated by [***].

(iii) If AbbVie, its Affiliates and Sublicensees do not separately sell in a country the Mono Product but do separately sell products containing as their sole active ingredients the other active ingredients in the same strength and using the same route of administration as in such Combination Product, the Net Sales attributable to such Combination Product in such country shall be calculated by [***].

(iv) If AbbVie, its Affiliates and Sublicensees do not separately sell in a country either the Mono Product or the other active ingredient or ingredients in the same strength and using the same route of administration as in such Combination Product, the Net Sales attributable to such Combination Product shall be determined [***]. [***].

1.203. “New Proprietary Antibody Linker” has the meaning set forth in Section 8.1.2(c)(4).

1.204. “Non-Breaching Party” has the meaning set forth in Section 12.2.1(a).

1.205. “Non-Core Indication” means any Indication that is not a Core Indication.

1.206. “Non-Debtor Party” has the meaning set forth in Section 12.5.2.

1.207. “Notice Period” has the meaning set forth in Section 12.2.1(a).

1.208. “Oncology Construct” means a Construct that includes siRNA that is Directed To the Oncology Target (whether or not such Construct also includes an Other Construct Component).

1.209. “Oncology Program” means the program of Target Program Activities for the Oncology Target, which program shall be focused on Developing, through IND-Enabling Studies, Oncology Constructs that meet certain success criteria to be set forth in the Target Research Plan for the Oncology Target.

1.210. “Oncology Target” means any messenger RNA (mRNA) transcript (including splice forms, polymorphisms and variants) emanating from the gene designated as [***] (NCBI Gene ID: [***]), and any proteins encoded thereby.

1.211. “Opt-In” means opting into the jurisdiction of Unified Patent Court, such as through withdrawal under Article 83(4) of the Agreement on a Unified Patent Court between the participating member states of the European Union (2013/C 175/01) of the Opt-Out of a Patent.

1.212. “Opt-Out” means opting out of the jurisdiction of Unified Patent Court, such as the opt-out of a Patent from the exclusive competence of the Unified Patent Court under Article 83(3) of the Agreement on a Unified Patent Court between the participating member states of the European Union (2013/C 175/01).

1.213. “Option Exercise Net Sales Milestone Event” has the meaning set forth in Section 7.5.

1.214. “Option Exercise Net Sales Milestone Payment” has the meaning set forth in Section 7.5.

1.215. “Option Extension Payment” has the meaning set forth in Section 7.2.

1.216. “Option Extension Payment Event” has the meaning set forth in Section 7.2.

1.217. “Option Premium Payment” has the meaning set forth in Section 7.1.

1.218. “Optional Modifier” means a moiety added to an siRNA to modify one or more of the following: [***]. For clarity, an Optional Modifier is not, and does not include, an Antibody Linker.

1.219. “Other Construct Component” means, for a given Collaboration Target or Licensed Target, a compound, molecule, biologic or other moiety included in a Program Construct or Licensed Construct, as applicable, to enhance the activity of the siRNA in such Program Construct or Licensed Construct, as applicable, Directed To such Collaboration Target or Licensed Target, as applicable, or to increase the delivery or penetration of such siRNA in such Program Construct or Licensed Construct, as applicable, in target tissue or target cell types (or components thereof).

1.220. “Other Development and Commercial Option Exercise Milestone Event” has the meaning set forth in Section 7.4.

1.221. “Other Development and Commercial Option Exercise Milestone Payment” has the meaning set forth in Section 7.4.

1.222. “Other Option” means any License Option that is not an Antitrust Consent Option.

1.223. “Parkinson’s Disease Indication” means the treatment, prevention, mitigation, cure or diagnosis of Parkinson’s Disease, or of a manifestation of Parkinson’s Disease, or for the relief of symptoms associated with Parkinson’s Disease. For purposes of this Agreement, “Parkinson’s Disease” refers to the conditions categorized in the World Health Organization’s International Classification of Diseases 10 coding system under the G20 code.

1.224. “Party” and “Parties” have the meaning set forth in the preamble hereto.

1.225. “Patent Challenge” has the meaning set forth in Section 12.3.

1.226. “Patents” means: (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (c) any and all patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents, innovation patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any pediatric exclusivity, supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)); and (e) any similar rights, including so-called pipeline protection or registration patent of any of such foregoing patent applications and patents.

1.227. “Permitted Entities” has the meaning set forth in Section 2.10.

1.228. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.229. “Personal Data” means (a) all information identifying, or in combination with other information, identifiable to an individual and (b) any other information that is governed, regulated, or protected by one or more Data Privacy and Security Laws.

1.230. “Phase 1 Clinical Trial” means a human Clinical Study of a Licensed Construct or Licensed Product, the principal purpose of which is a preliminary determination of safety, tolerability, pharmacological activity, or pharmacokinetics in healthy individuals or patients or similar clinical study prescribed by the Regulatory Authorities, including the trials referred to in 21 C.F.R. §312.21(a), as amended.

1.231. “Phase 1/2 Adaptive Trial” means a Clinical Study that is a Phase 1 Clinical Trial that does not meet the criteria for a Phase 2 Clinical Trial at the first dosing of the first patient in such Clinical Study and includes a prospectively planned opportunity for such Clinical Study to be modified based on interim analyses to change to a Phase 2 Clinical Trial following an analysis of interim data from subjects in such Clinical Study.

1.232. “Phase 2 Clinical Trial” means a Clinical Study of a Licensed Construct or Licensed Product, the principal purpose of which is an evaluation of safety and efficacy in the target patient population, or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b), as amended.

1.233. “Phase 2/3 Adaptive Trial” means a Clinical Study that is a Phase 2 Clinical Trial that does not meet the criteria for a Phase 3 Clinical Trial at the first dosing of the first patient in such Clinical Study and includes a prospectively planned opportunity for such Clinical Study to be modified based on interim analyses to change to a Phase 3 Clinical Trial following an analysis of interim data from subjects in such Clinical Study.

1.234. “Phase 3 Clinical Trial” means a Clinical Study of a Licensed Construct or Licensed Product on a sufficient number of subjects in an indicated patient population that is designed to establish that such Licensed Construct or Licensed Product is safe and efficacious for its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support marketing approval of such Licensed Construct or Licensed Product, including the trials referred to in 21 C.F.R. §312.21(c), as amended.

1.235. “PHSA” means the Public Health Service Act as set forth at 42 U.S.C. Chapter 6A, as may be amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all amendments thereto).

1.236. “Post-Option ADARx Activities” has the meaning set forth in Section 3.3.2.

1.237. “Price Applicability Period” has the meaning set forth in Section 1191(b)(2) of the Social Security Act.

1.238. “Post-Option Research Plan” has the meaning set forth in Section 3.3.2.

1.239. “Pricing Approval” means, with respect to a Licensed Product, in any country where a Regulatory Authority or other Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of reimbursement authorization or pricing approval or determination (as the case may be) for such Licensed Product in such country.

1.240. “Processing” means any operation or set of operations that is performed upon Personal Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alternation, retrieval, consultation, use, disclosure by transmission, dissemination, or otherwise making available, alignment or combination, blocking, erasure, or destruction.

1.241. “Product Labeling” means, with respect to a product in a country or other jurisdiction in the Territory, (a) the Regulatory Authority-approved full prescribing information for such product for such country or other jurisdiction, including any required patient information and (b) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert for such product in such country or other jurisdiction.

1.242. “Product Trademark” means the Trademark(s) to be used by AbbVie or its Affiliates or its or their respective Sublicensees for the Development or Commercialization of Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any Trademarks that include any corporate name or logo of the Parties or their Affiliates).

1.243. “Program Constructs” means, with respect to a given Collaboration Target, the [***] Constructs, the [***] Constructs, the [***] Constructs, the Immunology Constructs or the Oncology Constructs (as applicable), in each case, generated, invented or discovered by or on behalf of ADARx or its Affiliates pursuant to the Target Program Activities for such Collaboration Target (or by or on behalf of AbbVie or its Affiliates if AbbVie exercises its Step-In Right for such Collaboration Target).

1.244. “Program Product” means, with respect to a given Collaboration Target, any product comprising or containing a Program Construct Directed To such Collaboration Target, alone or in combination with one or more other active ingredients in any and all forms, in current and future formulations, dosage forms and strengths, and delivery modes.

1.245. “Public Date” means the earlier of (a) the closing of the sale of shares of common stock of ADARx to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in the listing of ADARx common stock on a national securities exchange or trading system and (b) the effective date of any Acquisition or Change in Control of ADARx by a Third Party whose equity securities are listed on a national securities exchange or trading system.

1.246. “R&D Term” means, with respect to a given Licensed Target, the period beginning on the License Option Effective Date for such Licensed Target and ending on and expiring upon the earlier of (a) the date of cessation of any ongoing Development activities or any related obligations (including Manufacture of pre-clinical or clinical supply of any Licensed Construct or Licensed Product, in either case, Directed To such Licensed Target) performed by or on behalf of AbbVie for such Licensed Target, and (b) the effective date of termination of this Agreement for such Licensed Target or of this Agreement in its entirety.

1.247. “Receiving Party” has the meaning set forth in Section 9.1.1.

1.248. “Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, any and all approvals (including approvals of Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority to commercially distribute, sell and market a product in such country or other jurisdiction, including, where applicable, (a) Pricing Approval and (b) approval of Product Labeling.

1.249. “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entities (including, e.g., the FDA and EMA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Exploitation of a Program Construct, Program Product, Licensed Construct or Licensed Product in the Territory.

1.250. “Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, and approvals (including Regulatory Approvals) and (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files, in each case ((a) and (b)), relating to a Licensed Construct or Licensed Product.

1.251. “Regulatory Exclusivity” means, with respect to a Licensed Product in any country or other jurisdiction in the Territory, a market protection, other than Patent protection, granted by a Regulatory Authority in such country or other jurisdiction that confers an exclusive Commercialization period during which AbbVie or its Affiliates or Sublicensees have the exclusive right to market and sell such Licensed Product in such country or other jurisdiction for all indications for which such Licensed Product has received Regulatory Approval in such country or other jurisdiction. For clarity, Regulatory Exclusivity may include, for example, new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity, reference product exclusivity, or any applicable data exclusivity, to the extent that such exclusivity confers on AbbVie or its Affiliates or Sublicensees the exclusive right to market and sell such Licensed Product in such country for all indications for which such Licensed Product has received Regulatory Approval in such country or other jurisdiction.

1.252. “Research Term” means, with respect to a given Collaboration Target, the period commencing on the Effective Date and ending upon the earliest of (a) the date on which ADARx completes all of the Target Program Activities for such Collaboration Target, (b) the date on which AbbVie exercises its Step-In Right with respect to the remaining Target Program Activities for such Collaboration Target, (c) if AbbVie provides an Exercise Notice for such Collaboration Target before ADARx completes all of the Target Program Activities for such Collaboration Target, (i) if AbbVie requests that ADARx complete any Unfinished Target Program Activities for such Collaboration Target pursuant to Section 3.3.2, the date on which ADARx completes all such Unfinished Target Program Activities for such Collaboration Target or (ii) if AbbVie does not request that ADARx complete any Unfinished Target Program Activities for such Collaboration Target pursuant to Section 3.3.2, [***] after [***], (d) [***] and (e) the effective date of termination of this Agreement for such Collaboration Target or of this Agreement in its entirety.

1.253. “Restricted ADARx Information” means any Information (a) regarding the use or practice of the ADARx Platform to select, design or optimize siRNA, Program Constructs, Program Products, Licensed Constructs, or Licensed Products, but, for clarity, excluding any Information that is necessary or reasonably useful to Manufacture any Program Construct, Program Product, Licensed Construct, or Licensed Product, (b) regarding the sequence information of any Program Construct other than the Program Constructs for which [***] or (c) regarding ADARx’s proprietary software for siRNA sequence selection and design.

1.254. “Reversion Financial Terms” has the meaning set forth in Section 12.6.1(d)(ii).

1.255. “Reversion License” and “Reversion Licenses” have the meaning set forth in Section 12.6.1(d)(i).

1.256. “Reversion Product” means, a Licensed Product that is being Developed or Commercialized by AbbVie or its Affiliates under this Agreement in the Terminated Territory and that contains Licensed Construct(s) Directed To a Terminated Target [***] and does not contain, and is not comprised of or made using, any AbbVie Contributed Technology or AbbVie Contributed Material or any other proprietary technology of AbbVie or any of its Affiliates, [***].

1.257. “RNA” means ribonucleic acid.

1.258. “Royalty Claim” means, with respect to a Licensed Product in a country or other jurisdiction, a Valid Claim of an ADARx Patent, Joint Patent or AbbVie Licensed Construct Patent in such country or other jurisdiction that claims (a) the siRNA or other ADARx Component of the Licensed Construct contained in such Licensed Product or (b) the Licensed Construct contained in such Licensed Product that has received Regulatory Approval in such country or jurisdiction, but in either case ((a) or (b)), excluding [***].

1.259. “Royalty Term” means, with respect to each Licensed Product and each country in the Territory, the period beginning on the date of the first Net Sale of such Licensed Product in such country and ending on the latest to occur of: (a) the date there is no Royalty Claim for such Licensed Product in such country; (b) (i) if such Licensed Product is approved by the applicable Regulatory Authority in such country under an NDA (or its foreign equivalent), ten years from the first Net Sale of such Licensed Product in such country or (ii) if such Licensed Product is approved by the applicable Regulatory Authority in such country under a BLA (or its foreign equivalent), 12 years from first Net Sale of such Licensed Product in such country; and (c) the date there is no Regulatory Exclusivity in such country for such Licensed Product.

1.260. “[***]” means any messenger RNA (mRNA) transcript (including splice forms, polymorphisms and variants) emanating from the gene designated as [***] (NCBI Gene ID: [***]), and any proteins encoded thereby.

1.261. “[***] Construct” means a Construct Directed To [***] (whether or not such Construct also includes an Other Construct Component).

1.262. “[***] Program” means the program of Target Program Activities for [***], which program shall be focused on Developing, through IND-Enabling Studies, [***] Constructs that meet certain success criteria to be set forth in the Target Research Plan for [***].

1.263. “Selected Drug” means with respect to a Licensed Product, if such Licensed Product is a drug selected under the Medicare Drug Price Negotiation Program, as described in Section 1192 of the Social Security Act and AbbVie participates in negotiations that result in a Maximum Fair Price that will apply to sales of such Licensed Product.

1.264. “Selected Representations” means the representations and warranties in the following sections: Section 10.3.1, Section 10.3.3 through Section 10.3.10, Section 10.3.12 through Section 10.3.15 and Section 10.3.17 through Section 10.3.20.

1.265. “Senior Officer” means, (a) with respect to ADARx, its [***] and (b) with respect to AbbVie, its [***].

1.266. “Sequence-Agnostic Antibody Linker” means any linker, compound, peptide, molecule or other construct that conjugates (a) any siRNA to (b) [***], where (i) such conjugation is not [***] the sequence of such siRNA or (ii) such siRNA is Directed To a target other than a Collaboration Target or a Licensed Target.

1.267. “Settlement Sublicensee” means any Third Party to which AbbVie (a) grants a sublicense to settle or avoid litigation or any Patent dispute related to (i) the alleged infringement by a Licensed Product or the Exploitation thereof of any Patents or other intellectual property of a Third Party or (ii) the alleged non-infringement, invalidity, or unenforceability of or challenge against any Patents covering or claiming a Licensed Product or (b) is required to grant a compulsory license by a court or a governmental agency of competent jurisdiction permitting such Third Party to make and sell a Licensed Product.

1.268. “siRNA” means a small interfering RNA construct containing a double- stranded RNA molecule with one or more sequences that are complementary to, or suppress gene expression of, one or more chosen target RNA, including messenger RNA.

1.269. “Small Molecule Ligand” means any small molecule ligand that increases the delivery of siRNA to any specific organ, tissue, or cell type.

1.270. “Skipped Milestone” has the definition set forth in Section 7.4.

1.271. “Step-In Activities” has the meaning set forth in Section 2.13.2.

1.272. “Step-In Notice” has the meaning set forth in Section 2.13.1.

1.273. “Step-In Right” has the meaning set forth in Section 2.13.1.

1.274. “Step-In Third Party” has the meaning set forth in Section 2.13.2.

1.275. “Sublicensee” means a Person, other than an Affiliate or a Distributor, that is granted a sublicense (or further right of reference) by AbbVie or its Affiliate under the grants in Section 4.1, as provided in Section 4.3, except for a Settlement Sublicensee.

1.276. “Target Program” means the [***] Program, [***] Program, Immunology Program, Oncology Program or [***] Program, as applicable.

1.277. “Target Program Activities” has the meaning set forth in the definition of “Target Research Plan.”

1.278. “Target Research Plan” means, with respect to a given Collaboration Target, the mutually agreed upon research plan setting forth (a) descriptions of the activities to be conducted with respect to such Collaboration Target, including lead generation, lead optimization, and candidate selection activities (including Development Candidate Selection Activities) for such Collaboration Target and pre-clinical activities with respect to lead candidates and down-select leads (collectively, the “Target Program Activities”), including success criteria with respect to such lead candidates, and (b) all deliverables to be provided by ADARx to AbbVie in connection with the Target Program Activities for such Collaboration Target, as such plan may be amended from time to time by the JGC.

1.279. “[***]” means any messenger RNA (mRNA) transcript (including splice forms, polymorphisms and variants) emanating from the gene designated [***] (NCBI Gene ID [***]), and any proteins encoded thereby.

1.280. “[***] Construct” means a Construct that includes siRNA that is Directed To [***] (whether or not such Construct also includes an Other Construct Component), including, for clarity, the Existing [***] Construct.

1.281. “[***] Program” means the program of Target Program Activities for [***], which program shall be focused on Developing, through IND-Enabling Studies, (a) the Existing [***] Construct and (b) [***] Constructs that (i) incorporate transport approaches using a [***] Shuttle and (ii) meet certain success criteria to be set forth in the Target Research Plan for [***] (such constructs described in clause (b), “[***] Shuttle Constructs”).

1.282. “[***] Shuttle Construct” has the meaning set forth in the definition of “[***] Program”.

1.283. “Term” has the meaning set forth in Section 12.1.

1.284. “Terminated Target” means (a) if this Agreement is terminated in its entirety, all Licensed Targets and (b) if this Agreement is terminated with respect to one or more Licensed Targets (but not in its entirety), such Licensed Targets for which this Agreement has been terminated, as applicable.

1.285. “Terminated Territory” means each country with respect to which this Agreement is terminated by ADARx pursuant to Section 12.2.1(b) or by AbbVie pursuant to Section 12.2.2(b), or, if this Agreement is terminated in its entirety, the entire Territory.

1.286. “Terminated Territory Reversion Financial Terms” has the meaning set forth in Section 12.6.2(c).

1.287. “Terminated Territory Reversion License” has the meaning set forth in Section 12.6.2(b).

1.288. “Termination Notice” has the meaning set forth in Section 12.2.1(a).

1.289. “Territory” means the entire world other than the Terminated Territory.

1.290. “Third Party” means any Person other than ADARx, AbbVie and their respective Affiliates.

1.291. “Third Party Claims” has the meaning set forth in Section 11.1.

1.292. “Third Party Infringement Claim” has the meaning set forth in Section 8.4.1.

1.293. “Third Party Payments” has the meaning set forth in Section 7.6.4.

1.294. “Third Party Right” has the meaning set forth in Section 7.6.4.

1.295. “Trademark” means any word, name, symbol, color, shape, designation or any combination thereof, including any trademark, service mark, trade name, brand name, sub- brand name, trade dress, product configuration, program name, delivery form name, certification mark, collective mark, logo, tagline, slogan, design or business symbol, that functions as an identifier of source or origin, whether or not registered and all statutory and common law rights therein and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.296. “Transition Agreement” has the meaning set forth in Section 12.7.1.

1.297. “Unauthorized Launch Date” means, with respect to a Licensed Product and a country, the date on which a Third Party without a license or authorization from AbbVie, any of its Affiliates or any Sublicensee launches a Generic Product or Biosimilar Product for such Licensed Product in such country.

1.298. “Unfinished Target Program Activities” has the meaning set forth in Section 3.2.2(a).

1.299. “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.300. “Updated Disclosure Schedules” has the meaning set forth in Section 10.5.1.

1.301. “Valid Claim” means, with respect to a claim of any (a) [***] Patent, that the validity, enforceability or patentability of such claim has not been affected by (i) irretrievable lapse, abandonment, revocation, dedication to the public or disclaimer or (ii) a holding, finding or decision of invalidity, unenforceability or non-patentability by a court, governmental agency, national or regional patent office or other appropriate body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeals, or (b) Patent that is a pending patent application in any country of the Territory that has been on file with the applicable patent office for no more than [***], unless and until such pending claim is granted at which time such claim will constitute a Valid Claim pursuant to the foregoing clause (a).

1.302. “Voting Stock” has the meaning set forth in the definition of “Change in Control.”

1.303. “Withholding Amount” has the meaning set forth in Section 7.11.1.

1.304. “Withholding Party” has the meaning set forth in Section 7.11.1.

1.305. “Working Group” has the meaning set forth in Section 6.3.

ARTICLE 2

RESEARCH PROGRAM

2.1. Target Research Plans. The initial Target Research Plan for the [***] Program is attached hereto as Schedule 2.1(a). The initial Target Research Plan for [***] Program is attached hereto as Schedule 2.1(b). The initial Target Research Plan for the [***] Program is attached hereto as Schedule 2.1(c). The initial Target Research Plan for the Immunology Program is attached hereto as Schedule 2.1(d). The initial Target Research Plan for the Oncology Program is attached hereto as Schedule 2.1(e). The JGC shall review each Target Research Plan at least [***], or more frequently as determined by the JGC, for the purpose of considering appropriate amendments thereto, and either Party, through its representatives on the JGC, may propose amendments to any Target Research Plan at any time. No amendment to any Target Research Plan shall be effective unless and until approved by the JGC or pursuant to Section 6.2.4, as applicable.

2.2. Target Program Activities.

2.2.1. With respect to each Collaboration Target, during the Research Term for such Collaboration Target, ADARx shall perform the Target Program Activities for such Collaboration Target as set forth in the Target Research Plan for such Collaboration Target and allocate sufficient time, effort, equipment, and skilled personnel to complete such Target Program Activities in accordance with such Target Research Plan and, without limiting the foregoing, shall use Commercially Reasonable Efforts to achieve the estimated timelines for such Target Program Activities as set forth therein; provided that (a) the obligation to perform the Target Program Activities shall not be a guarantee of success for such Target Program Activities or for any Program Constructs or Program Products Directed To such Collaboration Target; and (b) any delays to the timelines that are caused by AbbVie (including AbbVie’s decision not to proceed at any stage gate in accordance with such Target Research Plan or failure to provide, or delay in providing, any AbbVie Contributed Technology) shall not result in a breach of ADARx’s obligations. The Parties acknowledge and agree that AbbVie shall not perform any activities with respect to any Program Constructs or Program Products Directed To a Collaboration Target unless and until such Collaboration Target becomes a Licensed Target other than the activities designated for performance by AbbVie (or designated as AbbVie having the option to perform) under the applicable Target Research Plan or as otherwise mutually agreed by the Parties in writing.

2.2.2. Without limiting ADARx’s obligations under Section 5.4, with respect to each Collaboration Target, ADARx shall deliver to AbbVie the Program Constructs and Program Products Directed To such Collaboration Target in accordance with the Target Research Plan for such Collaboration Target and any such Program Constructs and Program Products delivered by ADARx to AbbVie in accordance with such Target Research Plan (a) shall conform with the applicable specifications for such Program Constructs or Program Products, as applicable and (b) with respect to any such Program Constructs or Program Products intended for use in any Phase 1 Clinical Trial as specified in such Target Research Plan, (i) shall have been Manufactured in conformance with GMP, all other Applicable Law, this Agreement and any applicable reasonable and customary quality assurance agreement entered into by the Parties; (ii) shall have been Manufactured in facilities that are in compliance with Applicable Law at the time of such Manufacture (including applicable inspection requirements of FDA and other Regulatory Authorities); (iii) shall not be adulterated or misbranded under the FFDCA, and similar provisions of the laws of other countries in which an IND has been granted; and (iv) may be introduced into interstate commerce pursuant to the FFDCA and similar provisions of the laws of other countries for the purpose of conducting Clinical Studies pursuant to an IND. Upon AbbVie’s request, the Parties shall enter into one or more reasonable and customary quality assurance agreements to govern the supply of Program Constructs and Program Products under any Target Research Plan.

2.2.3. If, with respect to a given Collaboration Target, at any time during the Research Term for such Collaboration Target, either Party believes in good faith that it is not scientifically or technically feasible to complete any of the Target Program Activities for such Collaboration Target as set forth in the Target Research Plan for such Collaboration Target, then such Party shall notify the JGC, which notification will include a reasonable description of the scientific or technical issues identified, any related deficiencies with the Program Constructs Directed To such Collaboration Target, and a list of Target Program Activities that are affected, and the JGC will discuss and determine whether or not it is scientifically or technically feasible to complete such Target Program Activities for such Collaboration Target set forth in such Target Research Plan. If the JGC determines that is not scientifically or technically feasible to complete such Target Program Activities for such Collaboration Target set forth in such Target Research Plan (an “Infeasibility Determination”), then the Parties shall discuss in good faith whether to amend the Target Research Plan for such Collaboration Target to address such Infeasibility Determination; provided that if the Parties do not agree on any such amendment within [***] after such Infeasibility Determination, then either Party may terminate this Agreement with respect to such Collaboration Target upon written notice to the other Party. Following the termination of this Agreement with respect to any Collaboration Target based on an Infeasibility Determination in accordance with this Section 2.2.3, ADARx shall [***]. If the JGC determines that it is scientifically or technically feasible to complete the Target Program Activities for such Collaboration Target set forth in such Target Research Plan, then the Parties will resume such Target Program Activities.

2.3. AbbVie Contributed Technology. With respect to each Collaboration Target, all AbbVie Contributed Technology to be provided by AbbVie to ADARx for the Target Program for such Collaboration Target will be set forth in the Target Research Plan for such Collaboration Target, JGC meeting minutes, a side letter between the Parties (the “Contributed Technology Side Letter”) or as otherwise mutually agreed in an email by each Party. With respect to each Collaboration Target, AbbVie shall provide ADARx the applicable AbbVie Contributed Technology, solely for use in connection with the Target Program Activities for such Collaboration Target under the Target Research Plan for such Collaboration Target, and shall use Commercially Reasonable Efforts to do so in accordance with the timelines set forth in such Target Research Plan. [***]. AbbVie shall retain all rights, title and interests in and to the AbbVie Contributed Materials and any derivatives, improvements, enhancements or other modifications to such AbbVie Contributed Materials created or conceived by or on behalf of ADARx or any of its Affiliates, including any ACT Improvement IP with respect thereto. ADARx shall, and does hereby, assign to AbbVie, and shall cause its Affiliates and any Person that it or its Affiliates provides any AbbVie Contributed Materials to, to assign to AbbVie any rights, title or interests it or any of its Affiliates or any such Person may have in or to any AbbVie Contributed Materials, including any ACT Improvement IP with respect thereto. ADARx shall, and shall cause it Affiliates to: (a) not use any AbbVie Contributed Technology for any purpose other than the specific use set forth in the applicable Target Research Plan; (b) not (i) make or attempt to make any analogues, progeny, expression products, mutants, replicates, derivatives, modifications, enhancements, improvements or optimizations to or (ii) reverse engineer, in either case ((i) or (ii)), any AbbVie Contributed Materials; (c) use the AbbVie Contributed Materials in compliance with Applicable Law; and (d) not transfer, provide or disclose any AbbVie Contributed Materials to a Third Party in connection with the conduct of any Target Program unless such transfer is expressly set forth in the applicable Target Research Plan or approved by AbbVie pursuant to Schedule 2.3. Without limiting the foregoing, ADARx shall not, and shall cause its Affiliates not to, [***]. Upon completion of the applicable Target Research Plan for a given Collaboration Target, or the expiration or earlier termination of this Agreement with respect to such Collaboration Target or in its entirety, or if otherwise requested by AbbVie, ADARx shall, if and as instructed by AbbVie, either destroy, or return to AbbVie, all remaining AbbVie Contributed Materials for such Collaboration Target. ADARx shall use the same degree of care and efficiency with respect to the AbbVie Contributed Materials in the conduct of the applicable Target Program as used by ADARx with respect to its own Materials in the conduct of its own activities.

2.4. Development Candidate Selection.

2.4.1. With respect to each Collaboration Target, within [***] after the earlier of (a) the date of completion of the Development Candidate Selection Activities for such Collaboration Target and (b) the date AbbVie provides ADARx a Step-In Notice with respect to such Collaboration Target, as applicable, ADARx shall deliver to AbbVie the Development Candidate Selection Data Package for such Collaboration Target and Updated Disclosure Schedules for such Collaboration Target, and shall provide AbbVie with electronic access to all data and results generated by or on behalf of ADARx in connection with the Development Candidate Selection Activities for such Collaboration Target; provided that (x) ADARx will have no obligation to provide, transfer or disclose the sequence information of any Program Construct other than the Program Constructs for which a non-human primate study was conducted and (y) if AbbVie provides ADARx a Step-In Notice with respect to such Collaboration Target, then such Development Candidate Selection Data Package shall only be required to contain the Information required to be in the Development Candidate Selection Data Package for such Collaboration Target as such Information exists as of the date of such Step-In Notice.

2.4.2. With respect to each Development Candidate Selection Data Package, for a period of [***] after the date ADARx provides AbbVie such Development Candidate Selection Data Package, if AbbVie believes in good faith that any of the data, results or Information required to be included in such Development Candidate Selection Data Package is missing, AbbVie shall have the right to request in writing that ADARx update such Development Candidate Selection Data Package to include any such missing data, results or Information and ADARx shall deliver to AbbVie a revised Development Candidate Selection Data Package as soon as reasonably practicable, or in any event within [***] (or such longer period as the Parties may mutually agree is reasonably necessary to obtain and provide such missing Information) after the receipt of such request from AbbVie.

2.4.3. With respect to each Collaboration Target, in addition to the applicable Development Candidate Selection Data Package, during the Development Candidate Selection Period for such Collaboration Target, ADARx promptly shall provide to AbbVie any Additional Information related to such Collaboration Target as reasonably requested by AbbVie in writing and that is [***] for AbbVie to evaluate such Development Candidate Selection Data Package or to make an informed decision regarding whether to select a Program Construct from the Target Program for such Collaboration Target as a Development Candidate, and AbbVie may ask questions regarding such Additional Information or Information in such Development Candidate Selection Data Package, and the Parties will discuss such questions in good faith; provided for clarity, that ADARx will have no obligation to provide, transfer or disclose any Restricted ADARx Information in response to any such request or question. If AbbVie (a) asks about or requests any Additional Information pursuant to this Section 2.4.3 at least [***] before the expiry of the Development Candidate Selection Period for a Collaboration Target and ADARx does not provide to AbbVie such Additional Information or answer such question within [***] after such request, then the Development Candidate Selection Period for such Collaboration Target shall be extended by a period equal to [***].

2.4.4. With respect to each Collaboration Target, AbbVie shall have the option to select a Program Construct from the Target Program for such Collaboration Target as a Development Candidate for further Development under the applicable Target Research Plan by providing written notice to ADARx within, subject to Section 2.4.3, [***] after the Development Candidate Selection Data Package Delivery Date for such Collaboration Target (such notice, the “Development Candidate Selection Notice”, and such period, the “Development Candidate Selection Period”). With respect to each Collaboration Target, (a) if AbbVie provides a Development Candidate Selection Notice for such Collaboration Target within the applicable Development Candidate Selection Period, then ADARx shall perform the remaining Target Program Activities for such Collaboration Target in accordance with Section 2.2.1 and (b) if AbbVie does not provide a Development Candidate Selection Notice for such Collaboration Target within the applicable Development Candidate Selection Period, then (i) no Option Extension Payment shall be due or payable by AbbVie with respect to such Collaboration Target, (ii) ADARx shall have no further obligations to conduct the Target Program for such Collaboration Target (except with respect to [***] to the extent there are ongoing or contemplated Target Program Activities for the Existing [***] Construct) and (iii) AbbVie’s License Option with respect to such Collaboration Target shall be deemed to have expired effective on the expiration of the applicable Development Candidate Selection Period (unless, with respect to [***], there are ongoing or contemplated Target Program Activities for the Existing [***] Construct).

2.5. License Option Exercise Data Packages.

2.5.1. With respect to each Collaboration Target, within [***] after the earlier of (a) the date of completion of the Target Program Activities for such Collaboration Target and (b) the date AbbVie provides ADARx a Step-In Notice with respect to such Collaboration Target, as applicable, ADARx shall deliver to AbbVie the License Option Exercise Data Package and Updated Disclosure Schedules for such Collaboration Target, and shall provide AbbVie with [***]; provided that if AbbVie provides ADARx a Step-In Notice with respect to such Collaboration Target, then such License Option Exercise Data Package shall only be required to contain the Information required to be in the License Option Exercise Data Package for such Collaboration Target as such Information exists as of the date of such Step-In Notice.

2.5.2. With respect to each Collaboration Target, at any time before completion of the corresponding Target Program Activities for such Collaboration Target, if AbbVie desires to consider exercising the License Option for such Collaboration Target and provides written notice to ADARx of such desire (an “Early Exercise Request”), then, no later than [***] after delivery of an Early Exercise Request by AbbVie to ADARx, ADARx shall deliver to AbbVie the Information required to be in the License Option Exercise Data Package for such Collaboration Target as it then exists (an “Early Exercise Data Package”) and Updated Disclosure Schedules for such Collaboration Target. AbbVie shall have the right to submit [***] with respect to each Collaboration Target and receive [***] for each Collaboration Target before the completion of the corresponding Target Program Activities. For clarity, if AbbVie exercises its License Option with respect to a Collaboration Target before ADARx has completed the Target Program Activities for such Collaboration Target, ADARx shall still be obligated to complete the Unfinished Target Program Activities for such Collaboration Target pursuant to Section 3.2.2(a) if requested by AbbVie in writing.

2.5.3. With respect to each Early Exercise Data Package, if applicable, and each License Option Exercise Data Package (each Early Exercise Data Package and each License Option Exercise Data Package, a “License Option Data Package”), for a period of [***] after the date ADARx provides AbbVie such License Option Data Package, if AbbVie believes in good faith that any of the data, results or Information required to be included in such License Option Data Package is missing, AbbVie shall have the right to request in writing that ADARx update such License Option Data Package to include any such missing data, results or Information and ADARx shall deliver to AbbVie a revised License Option Data Package as soon as reasonably practicable, or in any event within [***] (or such longer period as the Parties may mutually agree is reasonably necessary to obtain and provide such missing Information) after the receipt of such request from AbbVie.

2.5.4. With respect to each Collaboration Target, in addition to the applicable License Option Exercise Data Package, during the License Option Period for such Collaboration Target, ADARx promptly shall provide to AbbVie any Additional Information related to such Collaboration Target as reasonably requested by AbbVie in writing and that is necessary or reasonably useful for AbbVie to evaluate the License Option Exercise Data Package for such Collaboration Target or to make an informed decision regarding whether to exercise the License Option for such Collaboration Target, and AbbVie may ask questions regarding such Additional Information or the Information in such License Option Exercise Data Package, and the Parties will discuss such questions in good faith. If, with respect to a Collaboration Target, AbbVie asks about or requests any Additional Information pursuant to this Section 2.5.4 at least [***] before the expiry of the License Option Period for such Collaboration Target and ADARx does not provide to AbbVie such Additional Information, or answer such question within [***] after such request, then the License Option Expiration Date for such Collaboration Target shall be extended by a period equal to [***].

2.6. Existing [***] Construct Data Package. Promptly (but no later than [***]) after [***], ADARx shall deliver to AbbVie the Existing [***] Construct Data Package and shall provide AbbVie with electronic access to all results generated by or on behalf of ADARx for such Existing [***] Construct in connection with such activities. For a period of [***] after the date that ADARx provides AbbVie the Existing [***] Construct Data Package if AbbVie believes in good faith that any of Information required to be included in the Existing [***] Construct Data Package is missing, AbbVie shall have the right to request in writing that ADARx update such Existing [***] Construct Data Package to include any such missing Information and deliver a revised Existing [***] Construct Data Package as soon as reasonably practicable, or in any event within [***] (or such longer period as the Parties may mutually agree is reasonably necessary to obtain and provide such missing Information) after the receipt of such request from AbbVie. ADARx shall answer promptly any questions and address comments reasonably submitted by AbbVie to understand the contents of such Existing [***] Construct Data Package.

2.7. Reports. At each JGC meeting, (a) ADARx will provide the JGC with a report regarding ADARx’s activities under each Target Research Plan in sufficient detail to enable the JGC to assess ADARx’s compliance with each Target Research Plan and (b) AbbVie will provide the JGC with a report regarding Information generated by AbbVie in connection with its activities under each Target Research Plan to the extent necessary for ADARx to perform its activities under such Target Research Plan. Without limiting the foregoing, ADARx will promptly provide AbbVie with access to [***]; provided that ADARx will have no obligation to provide, transfer or disclose any Restricted ADARx Information in any such [***] report, including, for clarity, [***].

2.8. Performance Standard. ADARx shall perform all of the Target Program Activities under each Target Research Plan in good scientific manner and in compliance with all Applicable Law.

2.9. Manufacturing. Other than AbbVie Contributed Materials provided by AbbVie pursuant to Section 2.3, ADARx shall be responsible for the Manufacture and supply of all pre-clinical requirements of Program Constructs and Program Products and all components of the foregoing, as applicable, necessary to perform the Target Program Activities under each Target Research Plan in accordance with the terms hereof using one or more Third Party contract manufacturer(s) reasonably acceptable to AbbVie. For clarity, the Parties acknowledge and agree that the Manufacturing of the applicable Development Candidate for GLP toxicology studies does not need to be GMP-compliant. Additionally, for any Target Research Plan that does not include GMP-compliant Manufacturing as of the Effective Date, if the Parties mutually agree to amend such Target Research Plan to include GMP-compliant Manufacturing for the corresponding Target Program, such GMP-compliant Manufacturing and supply shall be at AbbVie’s sole cost and expense.

2.10. Subcontracting. ADARx shall not subcontract any of its Target Program Activities without AbbVie’s prior written consent, except to any Persons set forth on Schedule 2.10 (“Permitted Entities”) for the activities set forth for such Person. ADARx shall be responsible for ensuring that, prior to engaging any new permitted subcontractor to perform any Target Program Activities, such subcontractor is subject to a written agreement containing terms and conditions that are consistent with, and which provides a substantially similar degree of protection as, the relevant terms and conditions of this Agreement with respect to protecting the rights of AbbVie under this Agreement, including imposing obligations of confidentiality on each such subcontractor that are substantially similar to those set forth in Section 9.1. ADARx shall remain directly responsible for its subcontractors’ compliance with this Agreement, and ADARx shall be responsible and liable for any act or omission of a subcontractor that constitutes a breach of this Agreement to the same extent as though such breach were caused by ADARx.

2.11. Development Records. ADARx shall, and shall cause its Affiliates to, maintain, in good scientific manner, complete and accurate books and records pertaining to its Target Program Activities hereunder in sufficient detail to verify compliance with its obligations under this Agreement and which books and records shall (a) be appropriate for Patent and regulatory purposes, (b) be kept and maintained in compliance with Applicable Law, (c) properly reflect all work done and results achieved in the performance of its activities hereunder and (d) not include or be commingled with records of activities outside the scope of this Agreement. ADARx shall, or shall cause its Affiliates, as applicable, to retain such books and records for each Collaboration Target for at least [***] after the earlier of expiration or termination of (a) this Agreement with respect to such Collaboration Target or (b) this Agreement in its entirety or for such longer period as may be required by Applicable Law. Upon AbbVie’s request, ADARx shall provide AbbVie copies of the records ADARx has maintained pursuant to this Section 2.11 and AbbVie shall have the right, upon reasonable notice, to inspect and copy all records maintained pursuant to this Section 2.11; provided that (x) AbbVie shall maintain any Confidential Information of ADARx in such records in confidence in accordance with ARTICLE 9 and (y) AbbVie shall not have the right to request copies of records or to exercise its inspection and copy right with respect to records relating to a Collaboration Target after the end of the License Option Period for such Collaboration Target if AbbVie does not exercise its License Option for such Collaboration Target.

2.12. Expenses. ADARx shall be responsible for and shall bear all costs and expenses necessary to perform ADARx’s obligations under each Target Research Plan and this ARTICLE 2, and, for clarity, shall not be responsible for or bear any other costs and expenses under any Target Research Plan, except that if the applicable Target Research Plan provides that AbbVie will reimburse ADARx for any activities under such Target Research Plan, then AbbVie shall reimburse ADARx pursuant to Section 7.10 for such activities to the extent set forth in such Target Research Plan.

2.13. AbbVie Step-In Rights.

2.13.1. On a Collaboration Target-by-Collaboration Target basis, if, at any time before the expiration of the Research Term for such Collaboration Target, (a) ADARx materially breaches its obligations to perform the Target Program Activities with respect to such Collaboration Target and fails to cure such material breach within [***] after AbbVie provides written notice to ADARx of such material breach or (b) after a Change in Control of ADARx, there is a reduction in the level or nature of efforts or resources expended by ADARx and its Affiliates with respect to, or the qualifications and experience of the personnel assigned to (including with respect to the allocation of their time to), its activities under the Target Research Plan for such Collaboration Target, then, in either case ((a) or (b)), AbbVie shall have the right, but not the obligation, upon written notice to ADARx, to conduct the remaining Target Program Activities with respect to such Collaboration Target at AbbVie’s cost and expense (subject to Section 2.13.3(c), if applicable) in accordance with this Section 2.13 (such right for such Collaboration Target, a “Step-In Right”; and such notice for such Collaboration Target, a “Step- In Notice”). For clarity, AbbVie shall not have a Step-In Right for a Collaboration Target if an Infeasibility Determination is made for such Collaboration Target.

2.13.2. On a Collaboration Target-by-Collaboration Target basis, if AbbVie provides a Step-In Notice with respect to a given Collaboration Target, then (a) at AbbVie’s request, ADARx shall provide AbbVie a list of up to [***] Third Party contractors that AbbVie may choose to engage to perform the applicable Target Program Activities for such Collaboration Target (the “Step-In Activities”) within [***] after receipt of AbbVie’s request, and AbbVie shall, at AbbVie’s option, (i) select one or more such Third Party(ies) to perform the Step-In Activities (such Third Party, the “Step-In Third Party”); provided that if none of the Third Party contractors initially proposed by ADARx are reasonably acceptable to AbbVie, then AbbVie shall notify

ADARx and ADARx shall provide a list of additional Third Party contractors until one is reasonably acceptable to AbbVie or (ii) choose to perform the Step-In Activities itself or through an Affiliate, (b) ADARx shall cooperate with AbbVie (and its designees) and provide reasonable assistance and technology transfers to AbbVie, its applicable Affiliate or the Step-In Third Party, as applicable, to enable AbbVie, its applicable Affiliate or the Step-In Third Party, as applicable, to conduct the Step-In Activities; provided that if (x) AbbVie or any of its Affiliates will perform the Step-In Activities, AbbVie or such Affiliate must implement procedures to limit the personnel who may have access to any of ADARx’s proprietary information that is provided to AbbVie in connection with such technology transfers to those employees, contractors and agents of AbbVie or such Affiliate, as applicable, to the extent reasonably necessary to facilitate the performance of such Step-In Activities and (y) a Step-In Third Party will perform the Step-In Activities, such Step- In Third Party must agree to reasonable confidentiality obligations with respect to any of ADARx’s proprietary information that is provided to such Step-In Third Party in connection with such technology transfers, including that such Step-In Third Party shall not use such information for any purpose other than performing the Step-In Activities for AbbVie.

2.13.3. If AbbVie exercises its Step-In Right pursuant to this Section 2.13 with respect to a given Collaboration Target, then (a) ADARx shall no longer be required to perform any of the Step-In Activities for such Collaboration Target and will provide AbbVie with the Development Candidate Selection Data Package or the License Option Exercise Data Package, as applicable, for such Collaboration Target; provided that such Development Candidate Selection Data Package or such License Option Exercise Data Package, as applicable, shall only be required to contain the Information required to be in the Development Candidate Selection Data Package or the License Option Exercise Data Package, as applicable, for such Collaboration Target as such Information exists as of the date of such Step-In Notice, (b) no Option Extension Payment shall be payable with respect to such Collaboration Target and (c) if AbbVie exercises its Step-In Right pursuant to Section 2.13.1(a) (but, for clarity, not pursuant to Section 2.13.1(b)) with respect to such Collaboration Target after paying the Option Extension Payment for such Collaboration Target, AbbVie shall be entitled to deduct [***]% of all reasonable, documented internal and external costs incurred by or on behalf of AbbVie or any of its Affiliates in connection with such Step-In Activities for such Collaboration Target from the Other Development and Commercial Option Exercise Milestone Payments payable for such Collaboration Target under Section 7.4 or the Option Exercise Net Sales Milestone Payments payable for such Collaboration Target under Section 7.5. For clarity, even if AbbVie exercises its Step-In Right pursuant to this Section 2.13 with respect to a given Collaboration Target, the terms and conditions of the License Option for such Collaboration Target under Section 3.1, Section 3.2, Section 3.3.1, Section 3.4, Section 3.5 and, subject to the foregoing clause (c), Section 7.3 will continue to apply with respect to such Collaboration Target.

2.14. Regulatory Activities. With respect to each Collaboration Target, prior to the License Option Expiration Date for such Collaboration Target, unless required by Applicable Law, ADARx shall not have any meeting, conference or discussion with any Regulatory Authority regarding any Program Construct or Program Product Directed To such Collaboration Target, except to the extent set forth in the applicable Target Research Plan or approved by the JGC. With respect to any meeting, conference or discussion with any Regulatory Authority regarding any Program Construct or Program Product set forth in the applicable Target Research Plan or approved by the JGC, ADARx shall (a) have the sole right to conduct such meeting, conference or discussion, (b) promptly notify AbbVie in writing in advance of such meeting, conference or discussion (and, to the extent permitted by the applicable Regulatory Authority, AbbVie shall have the right to participate in the development of the briefing package for, and attend, such meeting, conference, or discussion) and (c) provide AbbVie with copies of the minutes or summaries of such meeting, conference or discussion, to the extent provided by or to such Regulatory Authority.

ARTICLE 3

OPTIONS

3.1. License Option. With respect to each Collaboration Target, ADARx hereby grants to AbbVie a fully paid-up, irrevocable and exclusive option to obtain an exclusive right and license (even as to ADARx and its Affiliates), with the right to sublicense through multiple tiers of sublicensees, under the Licensed IP to Exploit the Licensed Constructs and Licensed Products Directed To such Collaboration Target in the Field in the Territory (each, a “License Option”). With respect to each License Option, all rights and obligations related to the exercise of such License Option (including payments under Section 7.3 and the granting of the licenses in Section 4.1.3 and ARTICLE 5 generally) shall be tolled until the License Option Effective Date for such License Option.

3.2. License Option Exercise.

3.2.1. Exercise Notice. AbbVie shall have the right to exercise each License Option at any time during the applicable License Option Period by giving ADARx written notice of exercise (each, an “Exercise Notice”).

3.2.2. Antitrust Consents.

(a) With respect to each License Option, if AbbVie reasonably determines in good faith prior to the delivery of the Exercise Notice for such License Option that the expiration or termination of waiting periods, in each case, pursuant to applicable Antitrust Laws or Foreign Investment Laws (the “Antitrust Consents” or “Foreign Investment Consents”, respectively) are required before the licenses contemplated by such License Option may become effective, then AbbVie’s Exercise Notice shall include AbbVie’s determination that Antitrust Consents or Foreign Investment Consents, as applicable, are required.

(b) With respect to each License Option for which AbbVie determines that Antitrust Consents or Foreign Investment Consents are required (each, an “Antitrust Consent Option”):

(i) The Parties (or their respective Affiliates) shall each, as soon as practicable after AbbVie’s delivery of the applicable Exercise Notice, (i) file, or cause to be filed, any documents or notifications required under Antitrust Law and (ii) obtain any necessary actions, nonactions, waivers, consents, clearances, decisions, declarations or approvals therewith; provided that the Parties shall each file with the U.S. Federal Trade Commission and the U.S. Department of Justice any documents or notifications required to be filed under the HSR Act (the “HSR Filing”) within [***] (or such longer period as may reasonably be requested by AbbVie) after the date AbbVie provides ADARx the applicable Exercise Notice. Each Party is responsible for its own filing fees and for the costs and expenses of its own legal and other advice in preparing and obtaining any Antitrust Consent or Foreign Investment Consent.

(ii) In furtherance of Section 3.2.2(b) and unless agreed otherwise by mutual consent, AbbVie and ADARx shall use reasonable best efforts to seek to obtain the applicable Antitrust Consents or Foreign Investment Consents, as applicable, promptly after AbbVie provides ADARx the applicable Exercise Notice. Each Party shall use its reasonable best efforts to cooperate with the other Party and furnish to the other Party, or such Party’s legal advisers, in accordance with any Applicable Law, any and all information required to prepare and submit any necessary filing(s) to be made pursuant to Section 3.2.2(b), including any additional requests for information from any Governmental Authority in connection with such filing(s), and each Party shall use its reasonable best efforts to comply promptly with any reasonable Governmental Authority request of this nature. Each Party shall promptly inform the other Party of any material oral communication with, and provide copies of material written communications with, any Governmental Authority regarding such filing. Unless required by Applicable Law, neither Party shall independently participate in any formal meeting or other substantive communication with any Governmental Authority in connection with the filings contemplated by Section 3.2.2(b), including any additional requests for information from any Governmental Authority in connection with such filing(s), without giving the other Party and its legal advisers prior notice and, to the extent permitted, the opportunity to attend and participate. To the extent practicable, each Party shall permit the other Party or its counsel to review in advance, and in good faith consider the views of the other Party or its counsel concerning, any submission, filing or communication (and documents submitted therewith) intended to be given to any Governmental Authority in connection with the filings contemplated by Section 3.2.2(b); provided, however, that a Party may redact discussions of the transaction value and reasonably designate applicable materials for review by the other Party’s outside counsel only. Notwithstanding anything to the contrary herein, AbbVie in its sole discretion shall determine the strategy to be pursued for (including which Antitrust Consents or Foreign Investment Consents will be filed and in which countries and other jurisdictions) and coordinate the overall development of the positions to be taken and the regulatory actions to be requested in any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby, and ADARx shall cooperate fully and take all reasonable actions to support AbbVie therewith.

(iii) AbbVie and ADARx shall each use reasonable best efforts to resolve as promptly as practicable any objections that may be asserted by any Governmental Authority with respect to the licenses notified in any Antitrust Consent or Foreign Investment Consent. Notwithstanding the foregoing, nothing in this Section 3.2.2(b) or otherwise in this Agreement shall require either Party, in connection with any Antitrust Consent or Foreign Investment Consent, to propose, negotiate, effect or agree to (A) the sale, divestiture, license, holding separate, transfer, or other disposal of any assets, operations, rights, product lines, business, or interests therein of such Party or any of its Affiliates or (B) otherwise take any action that limits the freedom of action with respect to any of the businesses, product lines or assets of such Party (or any of its Affiliates) or any Licensed Product or any portion thereof, including any restraint, prohibition or limitation on the ownership, operation or conduct of all or any portion of the businesses or assets of itself or any of its Affiliates in any part of the world, including any requirement to obtain the prior approval of, or to provide prior notice to, any Governmental Authority before entering into any acquisition, contract or other transaction. Nothing in this Section 3.2.2 or otherwise in this Agreement shall require either Party in connection with any Antitrust Consent or Foreign Investment Consent to litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a Governmental Authority seeking to impose any of the restrictions referenced in this Section 3.2.2.

(c) With respect to each Antitrust Consent Option, within [***] after the Antitrust Clearance Date for such Antitrust Consent Option, ADARx shall [***].

(d) With respect to each Antitrust Consent Option, if (i) [***]; (ii) [***] or (iii) [***] and[***], such occurrence fundamentally frustrates the purpose of this Agreement with respect to the applicable Collaboration Target for AbbVie, or materially undermines the benefits reasonably expected to be realized under this Agreement with respect to the applicable Collaboration Target by AbbVie, then AbbVie may terminate this Agreement with respect to such Antitrust Consent Option (and the corresponding Collaboration Target) upon written notice to ADARx not later than [***] after ADARx’s delivery of the certificate in accordance with Section 3.2.2(c). AbbVie shall have the right to waive its right to terminate this Agreement with respect to the applicable Collaboration Target pursuant to this Section 3.2.2(d) at any time upon written notice to ADARx, in which case the License Option Effective Date shall occur on the receipt of such written notice.

(e) With respect to each Antitrust Consent Option, (i) AbbVie may terminate this Agreement with respect to such Antitrust Consent Option (and the corresponding Collaboration Target) effective immediately upon written notice to ADARx if either Party receives a request for additional information under the HSR Act with respect to the licenses that are the subject of such Antitrust Consent Option (and the corresponding Collaboration Target) or if the licenses that are the subject to such Antitrust Consent Option are subject to an equivalent “Phase II” investigation in any jurisdiction outside the United States and (ii) either Party may terminate this Agreement with respect to such Antitrust Consent Option immediately upon written notice to the other Party if AbbVie has not obtained the Antitrust Consents or Foreign Investment Consents it identified in the applicable Exercise Notice as required before the licenses contemplated by the applicable License Option may become effective on or prior to [***] (or such later date as may be mutually agreed by the Parties). In the event of such termination, this Agreement will be of no further force and effect with respect to the terminated Antitrust Consent Option (and the corresponding Collaboration Target) and no Party will have any further obligations under this Agreement with respect to such terminated Antitrust Consent Option and Collaboration Target, except for provisions that survive such termination pursuant to Section 12.10.1.

3.3. Licensed Construct and Licensed Product Responsibility.

3.3.1. With respect to each Licensed Target, from and after the License Option Effective Date for the License Option for such Licensed Target and for the remainder of the Term of this Agreement for such Licensed Target, AbbVie shall have the exclusive right to Exploit the Licensed Constructs and Licensed Products Directed To such Licensed Target in the Field in the Territory subject to Section 3.3.2.

3.3.2. Notwithstanding Section 3.3.1, (a) for a given Licensed Target, if, as of such License Option Effective Date for such Licensed Target, ADARx has not completed all Target Program Activities for such Licensed Target (including, for clarity, delivery to AbbVie of the applicable License Option Exercise Data Package), ADARx shall continue to perform, [***], any such Target Program Activities that are unfinished as of the License Option Effective Date for the License Option for such Licensed Target (“Unfinished Target Program Activities”), as and to the extent requested in writing by AbbVie within [***] of the License Option Effective Date and (b) AbbVie may request that ADARx perform certain additional Development activities with respect to the Licensed Constructs and Licensed Products by providing a written notice to ADARx of such request, in which case the Parties will negotiate in good faith the terms pursuant to which ADARx would perform such requested activities, including a research plan with respect to such activities. “Post-Option ADARx Activities” means any such requested activities for which the Parties agree to the terms pursuant to which ADARx would perform such requested activities, and “Post-Option Research Plan” means the research plan setting forth the Post-Option ADARx Activities.

3.4. Additional ADARx Obligations. With respect to each Licensed Target, from and after the License Option Effective Date for the License Option for such Licensed Target and for the remainder of the Term of this Agreement for such Licensed Target, and without additional consideration to ADARx:

3.4.1. Upon AbbVie’s reasonable request, ADARx shall, and hereby does (and, in the case of agreements to which an Affiliate of ADARx is a party, shall cause such Affiliate to), assign to AbbVie, and AbbVie shall and hereby does assume, any agreements to the extent relating to [***] to which ADARx or any of its Affiliates is a party; provided that, to the extent that the assignment by ADARx (or its Affiliate, as applicable) of any agreement pursuant to this Section 3.4.1 requires any notice to, or consent of, the relevant Third Party counterparty to such agreement, or requires the separation of such agreement into an agreement that is retained by ADARx (or its Affiliate, as applicable) and an agreement that is assignable to (or entered into by) AbbVie, as applicable, (a) ADARx shall, or shall cause its Affiliate, as applicable, to, give such notice and (b) the Parties shall reasonably cooperate to (i) obtain such consent or (ii) at the request and with the reasonable assistance of AbbVie, negotiate such separation, in each case ((a) and (b)), as soon as practicable; provided that, with respect to any agreement to be assigned by ADARx (or its Affiliate, as applicable) pursuant to this Section 3.4.1, neither ADARx nor any of its Affiliates shall be required to make any payments or agree to any material undertakings in connection therewith; provided further, that the assignment of any agreement that is necessary for ADARx to perform any Unfinished Target Program Activities will be delayed until ADARx’s completion of such Unfinished Target Program Activities. Until such notice is given, such consent is obtained, or such separation is executed, the Parties will reasonably cooperate and use commercially reasonable efforts to provide to AbbVie the benefits under such agreement to the extent applicable to the rights to be assigned to AbbVie.

3.4.2. ADARx shall transfer to AbbVie copies of (a) [***]; provided that, subject to Section 5.7.1(b), ADARx will have no obligation to provide, transfer or disclose any Restricted ADARx Information and (b) the file wrappers and other documents and materials relating to the prosecution, defense, maintenance, validity and enforceability of the Licensed Target Specific Patents with respect to such Licensed Target.

3.4.3. [***].

3.5. Termination of License Option. With respect to each Collaboration Target, if (a) AbbVie has not delivered an Exercise Notice for the License Option for such Collaboration Target before the License Option Expiration Date for such Collaboration Target, then the License Option for such Collaboration Target shall automatically be deemed to terminate, and this Agreement will terminate automatically (and without any further action by either Party) in accordance with Section 12.1 with respect to such Collaboration Target effective as of the License Option Expiration Date for such Collaboration Target or (b) before the License Option Expiration Date for such Collaboration Target AbbVie has delivered an Exercise Notice pursuant to Section 3.2.1, but this Agreement terminates pursuant to Section 3.2.2(d) or Section 3.2.2(e), in either case, with respect to such Collaboration Target, before the License Option Effective Date for the License Option for such Collaboration Target, then this Agreement will terminate effective as of the applicable termination notice.

ARTICLE 4

GRANT OF RIGHTS; EXCLUSIVITY

4.1. Grants to AbbVie. ADARx (on behalf of itself and its Affiliates) hereby grants to AbbVie and its Affiliates:

4.1.1. with respect to each Collaboration Target, during the Research Term for such Collaboration Target, a non-exclusive, royalty-free license (or sublicense), without the right to grant sublicenses, under the Licensed IP to conduct the activities allocated to AbbVie under the Target Research Plan for such Collaboration Target;

4.1.2. from ADARx’s receipt of a Step-In Notice for a given Collaboration Target and for the remainder of the Research Term for such Collaboration Target, an exclusive (even as to ADARx and its Affiliates), royalty-free license (or sublicense), with the right to grant sublicenses to the Step-In Third Party(ies) in accordance with Section 4.3, under the Licensed IP solely to conduct the Step-In Activities or have the Step-In Activities conducted by the Step-In Third Party for such Collaboration Target;

4.1.3. with respect to each Licensed Target, effective upon the License Option Effective Date for the License Option for such Licensed Target and continuing for the remainder of the Term of this Agreement for such Licensed Target, (a) an exclusive (even as to ADARx and its Affiliates) license (or sublicense), with the right to grant sublicenses through multiple tiers in accordance with Section 4.3, under the Licensed IP to Exploit the Licensed Constructs Directed To such Licensed Target and all corresponding Licensed Products in the Field in the Territory; and (b) a non-exclusive license, with the right to grant sublicenses in accordance with Section 4.3, to use ADARx’s or any of its Affiliates’ corporate names (but, for clarity, not any Trademark of ADARx or any of its Affiliates) solely as required to Exploit the Licensed Constructs Directed To such Licensed Target and all corresponding Licensed Products in the Field in the Territory and for no other purpose; and

4.1.4. a non-exclusive, royalty-free, fully-paid, perpetual and irrevocable license, with the right to grant sublicenses (through multiple tiers), under the Antibody Linker Improvement IP for all purposes; provided that, with respect to each Collaboration Target or Licensed Target, as applicable, the foregoing license shall exclude the right to Exploit any siRNA or Construct Directed To such Collaboration Target or Licensed Target, as applicable, until the expiration or termination of this Agreement with respect to such Collaboration Target or Licensed Target, as applicable.

4.2. Grants to ADARx. AbbVie (on behalf of itself and its Affiliates) hereby grants to ADARx and its Affiliates:

4.2.1. for each Collaboration Target, during the performance of the Target Program Activities for such Collaboration Target, a non-exclusive, royalty-free license (or sublicense), with the right to grant sublicenses pursuant to Section 4.3.2, under the AbbVie Contributed Technology and ACT Improvement IP, in each case, that are necessary for ADARx or any of its Affiliates to perform the Target Program Activities for such Collaboration Target solely for ADARx and its Affiliates to perform the Target Program Activities for such Collaboration Target; and

4.2.2. during the performance of any Unfinished Target Program Activities for a given Collaboration Target or any Post-Option ADARx Activities, a non-exclusive, royalty-free license (or sublicense), with the right to grant sublicenses pursuant to Section 4.2.2, under the Licensed IP and the AbbVie Contributed Technology and ACT Improvement IP, in each case, that are necessary for ADARx or any of its Affiliates to perform the Unfinished Target Program Activities for such Collaboration Target or Post-Option ADARx Activities, as applicable, solely for ADARx and its Affiliates to perform such Unfinished Target Program Activities or Post- Option ADARx Activities, as applicable.

4.3. Sublicenses.

4.3.1. AbbVie shall have the right to grant sublicenses, through multiple tiers of sublicenses, under the licenses granted in Section 4.1, to its Affiliates and Third Parties; provided that any such sublicenses shall be consistent with the terms and conditions of this Agreement.

4.3.2. ADARx shall not have the right to grant sublicenses under the licenses granted in Section 4.2 except as approved by AbbVie pursuant to Schedule 2.3.

4.4. No Implied Licenses. Except as expressly provided herein, ADARx grants no other right or license, including any rights or licenses to the ADARx Patents or ADARx Know- How, ADARx’s interests in the Joint IP, if any, ADARx’s corporate names or any other Patent or intellectual property rights not otherwise expressly granted herein. AbbVie shall, and shall cause it Affiliates to: (a) not use any Program Constructs or Program Products that ADARx provides to AbbVie pursuant to Section 2.2.2, or any ADARx Component contained in any such provided Program Construct or Program Product for any purpose other than to (i) perform any of the activities allocated to AbbVie under the applicable Target Research Plan or (ii) if AbbVie exercises its applicable License Option for a given Licensed Target, after the corresponding License Option Effective Date for such Licensed Target, to exercise its rights under Section 4.1.3 with respect to such Licensed Target and (b) not (i) make or attempt to make any analogues, progeny, expression products, mutants, replicates, derivatives, modifications, enhancements, improvements or optimizations to or (ii) reverse engineer, in each case ((i) or (ii)), such Program Constructs or

Program Products; provided that, if AbbVie exercises its applicable License Option for a given Licensed Target, then after the License Option Effective Date for such Licensed Target the restriction in this clause (b) shall no longer apply with regard to Program Constructs or Program Products (or, for clarity, Licensed Constructs or Licensed Products) Directed To such Licensed Target and (c) not transfer, provide or disclose any such Program Constructs, Program Products or ADARx Components to a Third Party other than, if AbbVie exercises its applicable License Option, after the corresponding License Option Effective Date for a given Licensed Target, to exercise its rights under Section 4.1.3 with respect to such Licensed Target.

4.5. Confirmatory Patent License. For a given Licensed Target, ADARx shall, and shall cause its Affiliates to, if requested to do so by AbbVie in writing, promptly enter into confirmatory license agreements in respect of the Licensed IP for such Licensed Target in such form as may be reasonably requested by AbbVie for purposes of recording the licenses granted under Section 4.1 with such patent offices in the Territory as AbbVie considers appropriate. Until the execution of any such confirmatory licenses, so far as may be legally possible, ADARx and AbbVie shall have the same rights in respect of such Licensed IP for such Licensed Target and be under the same obligations to each other in all respects as if such confirmatory licenses had been executed.

4.6. ADARx’s Exclusivity Obligations.

4.6.1. With respect to each Collaboration Target, during the License Option Period for such Collaboration Target (and if applicable, the period beginning on the date of the Exercise Notice for such Collaboration Target and ending on the earlier of (a) the License Option Effective Date for such Collaboration Target and (b) the termination of this Agreement with respect to such Collaboration Target), except in connection with the Target Program Activities, ADARx shall not, and shall cause its Affiliates not to, (i) Exploit or (ii) license, authorize, appoint or otherwise assist or enable any Third Party to, Exploit, in either case ((i) or (ii)), any siRNA that is Directed To such Collaboration Target.

4.6.2. With respect to each Licensed Target, except in connection with any Unfinished Target Program Activities and Post-Option ADARx Activities for such Licensed Target, (a) during the period beginning on the License Option Effective Date and ending on the expiration or termination of this Agreement with respect to such Licensed Target or in its entirety, ADARx shall not, and shall cause its Affiliates not to (i) (A) commercialize or manufacture commercial supply of or (B) license, authorize, appoint, or otherwise enable any Third Party to commercialize or manufacture commercial supply of, in either case ((A) or (B)), any siRNA that is Directed To such Licensed Target in any country or other jurisdiction in the Territory or (ii) (A) research or develop, or manufacture pre-clinical or clinical supply of or (B) license, authorize, appoint, or otherwise enable any Third Party to, research or develop, or manufacture pre-clinical or clinical supply of, in either case ((A) or (B)) any siRNA that is Directed To such Licensed Target in the United States, and (b) during the R&D Term for such Licensed Target, ADARx shall not, and shall cause its Affiliates not to (i) research or develop, or manufacture pre-clinical or clinical supply of or (ii) license, authorize, appoint, or otherwise enable any Third Party to, research or develop, or manufacture pre-clinical or clinical supply of, in either case ((i) or (ii)) any siRNA that is Directed To such Licensed Target in any country or other jurisdiction in the Territory outside of the United States.

4.6.3. Exceptions. Subject to Section 4.1 and Section 4.2 and the remainder of this Section 4.6.3, if during the Term, ADARx or any of its Affiliates merges or consolidates with, or is acquired by, a Third Party through a Change in Control, the Acquirer Entities shall be permitted to continue to conduct ongoing activities or to initiate new activities (whether planned before the occurrence of the Change in Control or thereafter) that would otherwise violate ADARx’s exclusivity obligations pursuant to Section 4.6, including activities that would otherwise violate the standstill set forth in clause (a) of Section 8.2.1 (each, a “Competing Program”), and such initiation or continuation of a Competing Program shall not be in violation of Section 4.6.1 or Section 8.2.1(a), for so long as:

(a) [***];

(b) [***];

(c) [***]; and

(d) [***].

4.6.4. Acquisition of a Competing Program.

(a) In addition, if during the Term, (a) ADARx or any of its Affiliates acquires or becomes the beneficial owner, directly or indirectly, of a Third Party (by merger, sale, consolidation, reorganization, or otherwise) so that such Third Party becomes an Affiliate over which ADARx or its Affiliate has control, or (b) ADARx or any of its Affiliates acquires all or substantially all of the assets of a Third Party (including any subsidiaries or divisions thereof) (each of (a) and (b), an “Acquisition Transaction”), and, in each case, the Third Party (or any of such Third Party’s Affiliates or any successors or assigns of such Third Party or such Third Party’s Affiliates, other than ADARx and its Affiliates as of the Acquisition Transaction) already has, or the acquired assets contain, as applicable, a Competing Program, ADARx will, within [***] after the closing of such Acquisition Transaction, notify AbbVie in writing of such acquisition and at ADARx’s election, shall [***]:

(i) [***]; or

(ii) [***].

(b) Following the closing of the Acquisition Transaction and during [***], the activities of such Competing Program may be continued, but shall be conducted independently of the activities pursuant to this Agreement, and ADARx shall, and shall cause its Affiliates to, segregate all research, development and manufacturing, or commercialization activities being conducted with respect to a Competing Program from the research, Development, and Manufacturing with respect to any applicable Program Construct, Program Product, Licensed Construct or Licensed Product Directed To the applicable Collaboration Target or Licensed Target, as applicable, under this Agreement, including ensuring that (i) [***], (ii) [***]; and (iii) [***].

4.6.5. Acknowledgement. Each Party acknowledges and agrees that (a) this Section 4.6 has been negotiated by the Parties, (b) the geographical and time limitations on activities set forth in this Section 4.6 are reasonable, valid and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the activities under this Agreement and (c) AbbVie would not have entered into this Agreement without the protection afforded it by this Section 4.6. If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in this Section 4.6 are too broad or otherwise unreasonable under Applicable Law, including with respect to duration, geographic scope or space, the court is hereby requested and authorized by the Parties to revise this Section 4.6 to include the maximum restrictions allowable under Applicable Law.

ARTICLE 5

DEVELOPMENT AND COMMERCIALIZATION BY ABBVIE

5.1. In General. With respect to each Licensed Target, after the License Option Effective Date for the License Option for such Licensed Target and continuing for the remainder of the Term of this Agreement for such Licensed Target, AbbVie (itself or through its Affiliates or its or their Sublicensees), at its sole cost and expense and in its sole discretion, shall, as between the Parties, have the exclusive right to further Exploit the Licensed Constructs Directed To such Licensed Target and the corresponding Licensed Products in the Field in the Territory, including the design and performance of additional Clinical Studies, the potential expansion into additional Indications and selection of agents to be used in Combination Products or Combination Therapies.

5.2. Diligence. With respect to each Licensed Target, after the License Option Effective Date for the License Option for such Licensed Target and continuing for the remainder of the Term of this Agreement for such Licensed Target, AbbVie shall use Commercially Reasonable Efforts to Develop and Commercialize one Licensed Product Directed To such Licensed Target in the United States and [***] of the Major European Markets for one Indication. For clarity, if AbbVie exercises the License Option with respect to [***], the diligence obligation in this Section 5.2 shall be satisfied by either a Licensed Product comprising or containing a [***] Shuttle Construct or a Licensed Product comprising or containing the Existing [***] Construct. Except as set forth in this Section 5.2, AbbVie shall have no other diligence obligations, express or implied, with respect to the Development, Commercialization or other Exploitation of the Licensed Products in the Territory.

5.3. Transfer of ADARx Know-How. With respect to each Licensed Target, after the License Option Effective Date for the License Option for such Licensed Target, ADARx shall, and shall cause its Affiliates to, at its sole cost and expense, disclose or make available to AbbVie, to the extent not previously provided, in such form and format as AbbVie may reasonably request (including by providing copies thereof), all Information in ADARx’s or any of its Affiliates’ possession or control that constitutes ADARx Know-How that relates to such Licensed Target, any Licensed Construct Directed To such Licensed Target, any Licensed Product containing any such Licensed Construct or the Exploitation of any such Licensed Construct or Licensed Product (a) that is in existence as of such License Option Effective Date, [***] or (b) that comes into existence after such License Option Effective Date, [***]; provided, for clarity, that in each case ((a) and (b)), subject to Section 5.7.1(b), ADARx will have no obligation to provide, transfer or disclose any Restricted ADARx Information. ADARx, at its sole cost and expense, shall provide AbbVie with all reasonable assistance required in order to transfer to AbbVie such ADARx Know-How required to be produced pursuant to this Section 5.3 in a timely manner, and shall make available to AbbVie, including at AbbVie’s facilities, those of ADARx’s representatives as AbbVie may reasonably request for purposes of transferring such ADARx Know-How to AbbVie or for purposes of AbbVie acquiring expertise on the practical application of such ADARx Know-How under this Agreement.

5.4. Manufacturing Technology Transfer. Without limiting Section 5.3, with respect to each Licensed Target, upon AbbVie’s request at any time after the License Option Effective Date for the License Option for such Licensed Target, ADARx, [***], shall effect a full transfer to AbbVie or its designee (which designee may be an Affiliate or a Third Party manufacturer) of all ADARx Know-How and Joint Know-How relating to the then-current process for the Manufacture of the Licensed Constructs Directed To such Licensed Target and any Licensed Product containing any such Licensed Construct (the “Manufacturing Process”) and implement the Manufacturing Process at facilities designated by AbbVie (such transfer and implementation, as more fully described in this Section 5.4, the “Manufacturing Technology Transfer”).

5.4.1. ADARx shall provide, and shall cause its Affiliates and Third Party manufacturers to provide (including by using commercially reasonable efforts to negotiate contractual obligations for such Third Party manufacturers to do so under agreements entered into following the Effective Date), all reasonable assistance requested by AbbVie to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to implement the applicable Manufacturing Process at the facilities designated by AbbVie. If requested by AbbVie, such assistance shall include facilitating the entering into of agreements with applicable Third Party suppliers relating to the Licensed Constructs Directed To the applicable Licensed Target and any Licensed Product containing any such Licensed Construct. Without limitation of the foregoing, in connection with the Manufacturing Technology Transfer:

(a) ADARx shall make available, and shall cause its Affiliates and Third Party manufacturers to make available, to AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) from time to time as AbbVie may request, all Manufacturing- related Information and materials relating to the Manufacturing Process Controlled by ADARx, including methods, processes, chemical synthesis Information and testing/characterization Information, and all documentation constituting material support, performance advice, shop practice, standard operating procedures, specifications as to materials to be used and control methods, in each case, that are reasonably necessary or reasonably useful to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process; and

(b) ADARx shall provide, and shall cause its Affiliates and shall use commercially reasonable efforts to cause its Third Party manufacturers to provide, support and assistance as AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) may reasonably request to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to use and practice the Manufacturing Process and otherwise to Manufacture the Licensed Constructs and Licensed Products Directed To such Licensed Target.

5.4.2. ADARx shall promptly disclose to AbbVie (a) all modifications, enhancements and improvements to each Manufacturing Process transferred to AbbVie pursuant to this Section 5.4 and (b) any other Manufacturing process, in each case ((a) and (b)) Controlled by ADARx or any of its Affiliates that is necessary or reasonably useful to Manufacture the Licensed Constructs and Licensed Products Directed To any Licensed Target. At AbbVie’s request, ADARx shall provide AbbVie with reasonable assistance to enable AbbVie (or its Affiliate or designated Third Party manufacturer, as applicable) to implement such modifications, enhancements and improvements and AbbVie shall reimburse ADARx for its reasonable and documented costs with respect thereto.

5.5. Subcontracting; Distributors. AbbVie shall have the right to subcontract any of its Development, Manufacturing or Commercialization activities to a Third Party (including by appointing one or more contract sales forces, co-promotion partners or Distributors) subject to a written agreement containing terms and conditions that are consistent with, and that provides a substantially similar degree of protection as, the relevant terms and conditions of this Agreement with respect to protecting the rights of ADARx under this Agreement, including imposing obligations of confidentiality and non-use on each such subcontractor that are similar to those set forth in ARTICLE 9; provided that no such permitted subcontracting shall relieve AbbVie of any obligation hereunder (except to the extent satisfactorily performed by such subcontractor). AbbVie shall be responsible and liable for any act or omission of a subcontractor that constitutes a breach of this Agreement to the same extent as though such breach were caused by AbbVie.

5.6. Development Reports. With respect to each Licensed Target, commencing on the License Option Effective Date for the License Option for such Licensed Target and ending upon [***], on an annual basis AbbVie shall provide ADARx a written report of its Development activities with respect to the Licensed Products Directed To such Licensed Target conducted since the last such report was provided hereunder (or since the applicable License Option Effective Date with respect to the first such report).

5.7. Regulatory Activities.

5.7.1. With respect to each Licensed Target, after the License Option Effective Date for the License Option for such Licensed Target, AbbVie shall, as between the Parties, have the sole right, in its sole discretion, to prepare, obtain and maintain Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions and to conduct communications with the Regulatory Authorities in the Territory for the Licensed Products Directed To such Licensed Target. ADARx and its Affiliates shall support AbbVie, as may be reasonably necessary, in obtaining Regulatory Approvals for the Licensed Products Directed To such Licensed Target and in the activities in support thereof, including by (a) providing all documents in the possession and Control of ADARx or any of its Affiliates related to the Licensed Product Directed To such Licensed Target that is being evaluated for Regulatory Approval as may be necessary or reasonably useful for AbbVie or any of its Affiliates or its or their Sublicensees to obtain Regulatory Approvals for such Licensed Product to the extent not already provided to AbbVie under this Agreement and (b) disclosing to AbbVie’s regulatory personnel Restricted ADARx Information solely to the extent such Restricted ADARx Information is specifically requested or required by a Regulatory Authority in connection with obtaining or maintaining Regulatory Approvals for the Licensed Products Directed To such Licensed Target; provided that such Restricted ADARx Information (i) will be used solely by regulatory personnel of AbbVie or any of its Affiliates or its or their Sublicensees, (ii) will be disclosed solely to the applicable Regulatory Authority, or regulatory personnel of such Affiliate or Sublicensee, and (iii) will not be used by or disclosed to any other Person for any other purposes.

5.7.2. With respect to each Licensed Target, after the License Option Effective Date for the License Option for such Licensed Target, all Regulatory Documentation (including all Regulatory Approvals) in the Territory relating to the Licensed Products Directed To such Licensed Target shall be owned by, and shall be the sole property and held in the name of, AbbVie or its designated Affiliate, Sublicensee or designee.

5.8. Booking of Sales; Distribution. AbbVie (or its designee(s)) shall have the exclusive right, in its sole discretion, to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute the Licensed Products in the Territory and to perform or cause to be performed all related services. AbbVie shall handle all returns, recalls, withdrawals, order processing, invoicing, collection, distribution and inventory management with respect to the Licensed Products in the Territory.

5.9. Inflation Reduction Act. If the United States Department of Health and Human Services designates a Licensed Product as a Selected Drug subject to Maximum Fair Price negotiation, as between the Parties, AbbVie shall have the sole right, in its sole discretion, to conduct such negotiations, and all activities with respect thereto and to control all decisions and interactions with the applicable Governmental Authority(ies) with respect thereto; provided, however, ADARx shall fully cooperate with all reasonable requests of AbbVie in connection therewith by undertaking efforts to do all such acts and things and to sign all such documents as will enable AbbVie to comply with Applicable Law, including providing copies of all information in the possession or control of ADARx that is required to be submitted to the applicable Governmental Authority(ies). Any such information provided by ADARx to AbbVie pursuant to this Section 5.9 that AbbVie submits to the applicable Governmental Authority(ies) shall be true, complete and correct.

ARTICLE 6

COLLABORATION MANAGEMENT

6.1. Joint Governance Committee.

6.1.1. Formation. Within [***] after the Effective Date, the Parties shall establish a joint governance committee (the “Joint Governance Committee” or “JGC”) to serve as the oversight and decision-making body for the Target Program Activities as more fully described in this ARTICLE 6. The Parties anticipate that the JGC will not be involved in day-to- day implementation of the Target Program Activities, but shall serve as a collaborative forum for discussion and coordination between the Parties and the oversight and decision-making body with respect to the Target Program Activities.

6.1.2. Responsibilities. The JGC shall perform the following functions, subject to the final decision-making authority of the respective Parties as set forth in Section 6.2.4:

(a) oversee the Target Program Activities performed by ADARx pursuant to each Target Research Plan;

(b) periodically (no less often than [***] unless otherwise agreed by the Parties) review and serve as a forum for discussing each Target Research Plan, and reviewing and approving amendments thereto;

(c) serve as a forum for discussing, reviewing and approving which Program Constructs advance through various “stage gates” as set forth in each Target Research Plan;

(d) serve as an initial forum for discussion of, and attempt to resolve, any issues or Disputes relating to the Target Program Activities that may arise between the Parties;

(e) assess ADARx’s compliance with each Target Research Plan;

(f) discuss and determine whether or not it is scientifically or technically feasible to complete the Target Program Activities for a Collaboration Target set forth in the applicable Target Research Plan;

(g) discuss and determine whether ADARx should conduct any meeting, conference or discussion with any Regulatory Authority regarding any Program Construct or Program Product; and

(h) perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.

For clarity, the JGC shall not have any authority beyond the specific matters set forth in this Section 6.1.2, and in particular shall not have any power to amend or modify the terms of this Agreement or waive a Party’s compliance with this Agreement or to decide or resolve any issues other than those specifically subject to JGC approval in this Section 6.1.2. For further clarity, upon [***], the JGC shall cease to have oversight and decision-making authority with respect to [***]; provided that the JGC shall continue to oversee any Unfinished Target Program Activities until completion of such Unfinished Target Program Activities.

6.2. General Provisions Applicable to the JGC.

6.2.1. Composition. Unless otherwise agreed by the Parties, the JGC shall consist of [***] representatives from each Party, each with the requisite experience and seniority to enable such representative to make decisions on behalf of the applicable Party with respect to the issues falling within the jurisdiction of the JGC. From time to time, each Party may substitute one or more of its representatives to the JGC on prior written notice to the other Party, which notice may be given by e-mail sent to the other Party’s members of the JGC. Both Parties shall use reasonable efforts to keep an appropriate level of continuity in representation.

6.2.2. Meetings and Minutes. The JGC shall meet quarterly or as otherwise agreed to by the Parties. The location of such meetings shall alternate between a location designated by ADARx and a location designated by AbbVie or as otherwise agreed by the Parties (including virtually), with AbbVie designating the first such location. The Alliance Directors shall be responsible for calling meetings on no less than [***] notice, unless exigent circumstances require shorter notice. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] in advance of the applicable meeting; provided that under exigent circumstances requiring input by the JGC a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting, such consent not to be unreasonably withheld, conditioned or delayed. The Alliance Directors shall coordinate preparation and circulate for review and approval of the Parties minutes of such meeting within [***] after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JGC.

6.2.3. Procedural Rules. The JGC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JGC shall exist whenever there is present at a meeting at least [***] appointed by each Party. Representatives of the Parties may attend a meeting either in person or by telephone, video conference, or similar means in which each participant can hear what is said by, and be heard by, the other participants. Representation by proxy shall be allowed. The JGC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least [***] appointed by each Party. Alliance Directors and other employees of either Party that are not representatives of the Parties may attend meetings of the JGC; provided that such attendees (a) shall not vote or otherwise participate in the decision-making process of the JGC and (b) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in ARTICLE 9.

6.2.4. Decision-Making. If the JGC cannot, or does not, reach consensus on an issue at a meeting, or such other timing as the Parties may agree, including any dispute arising in a Working Group, then the dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers in writing shall be conclusive and binding on the Parties. If the Senior Officers are not able to agree on the resolution of any such issue within [***] after such issue was first referred to them, then:

(a) ADARx shall have final decision-making authority with respect to [***];

(b) AbbVie shall have final decision-making authority with respect to (i) [***] and (ii) [***];

(c) Neither Party shall have final decision-making authority with respect to (i) [***] or (ii) [***], and, in each case ((i) and (ii)), any Dispute with respect thereto shall remain deadlocked until agreement by the Parties;

(d) Neither Party shall have final decision-making authority with respect to [***], and any Dispute with respect thereto shall remain deadlocked until agreement by the Parties;

(e) All such decisions must be consistent with the terms of this Agreement and Applicable Law; and

(f) Disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, and that are outside of the decision-making authority of the JGC, shall be resolved pursuant to Section 13.5.

6.2.5. Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JGC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JGC shall not have the power to amend, modify or waive compliance with this Agreement, which may only be amended or modified as provided in Section 13.9 or compliance with which may only be waived as provided in Section 13.12.

6.2.6. Discontinuation; Disbandment. The JGC shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the JGC, (b) the expiration of the last-to-expire Research Term and (c) AbbVie exercising its right to disband the JGC in the event of a Change in Control of ADARx as set forth in Section 13.19.2. Upon the occurrence of any of the foregoing, (i) the JGC shall disband, have no further responsibilities or authority under this Agreement and shall be considered dissolved by the Parties and (ii) any requirement of ADARx to provide Information or other materials to the JGC shall be deemed a requirement to provide such Information or other materials to AbbVie and AbbVie shall have the right to solely decide, without consultation with ADARx, all matters that are subject to the review or approval by the JGC hereunder, subject to Section 6.2.5, mutatis mutandis.

6.3. Working Groups. From time to time, the Parties may establish and agree to delegate certain JGC duties to other committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities. Each such Working Group shall be constituted and shall operate as the Parties, through the JGC or otherwise, may determine; provided that each Working Group shall have representation from each Party; provided further, that any dispute between the representatives of each Party on a Working Group shall be referred to the JGC for resolution in accordance with Section 6.2.4 and the other terms and conditions of this Agreement. Working Groups may be established on an ad hoc basis for purposes of a specific project, for the term of the JGC or on such other basis as the JGC may determine. Each Working Group shall perform the duties delegated to it by the Parties, in accordance with the terms agreed by the Parties, including, as applicable, providing the JGC recommendations or additional analysis as requested. In no event shall the authority of the Working Group exceed that specified for the JGC in this ARTICLE 6.

6.4. Alliance Directors. Within [***] of the Effective Date, each Party shall appoint an employee who shall oversee contact between the Parties for all matters between meetings of the JGC and shall have such other responsibilities as the Parties may agree in writing after the Effective Date, which individual may be replaced at any time by notice in writing to the other Party (the “Alliance Directors”). The Alliance Directors shall work together in good faith to manage and facilitate the communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement.

ARTICLE 7

PAYMENTS AND RECORDS

7.1. Upfront Option Premium Payment. Subject to the terms and conditions of this Agreement, in consideration of the License Options, AbbVie shall pay ADARx a one-time upfront option premium equal to $335,000,000, consisting of: (a) $[***] with respect to the [***] Program, (b) $[***] with respect to the [***] Program; (c) $[***] with respect to the [***] Program; (d) $[***] with respect to the Immunology Program; and (e) $[***] with respect to the Oncology Program (the “Option Premium Payment”), such payment to be made by the later of (i) [***] following the Effective Date and (ii) [***] following AbbVie’s receipt of an invoice from ADARx (which invoice may be delivered on or after the Effective Date). The Option Premium Payment shall be non-creditable, non-refundable and not subject to set-off.

7.2. Development Candidate Selection Option Extension Payment. Subject to the terms and conditions of this Agreement, on a Collaboration Target-by-Collaboration Target basis, with respect to each Collaboration Target for which AbbVie provides ADARx a Development Candidate Selection Notice during the applicable Development Candidate Selection Period, AbbVie shall pay ADARx a one-time option extension payment of $[***] (each payment, an “Option Extension Payment”). Following receipt by ADARx of the Development Candidate Selection Notice for such Collaboration Target (each, an “Option Extension Payment Event”), ADARx will submit an invoice to AbbVie for such Option Extension Payment, and AbbVie will pay the Option Extension Payment with respect to a given Collaboration Target no later than the later of (a) [***] after the applicable Option Extension Payment Event and (b) [***] after receipt of an invoice from ADARx for such Option Extension Payment. Each Option Extension Payment is payable only upon AbbVie’s selection of the first Development Candidate for a given Collaboration Target and no amounts are due for AbbVie’s selection of subsequent Development Candidate(s) for the same Collaboration Target. For clarity, in no event will the aggregate amount of Option Extension Payments payable by AbbVie to ADARx under this Section 7.2 exceed $150,000,000. Subject to Section 2.13.3, each Option Extension Payment shall be non- creditable and non-refundable.

7.3. License Option Exercise Payment. Subject to the terms and conditions of this Agreement, on a Collaboration Target-by-Collaboration Target basis, with respect to each Collaboration Target for which AbbVie delivers ADARx an Exercise Notice, AbbVie shall pay to ADARx the corresponding one-time payment set forth in the table below for such Collaboration Target (each payment, a “License Option Exercise Payment”). Following the License Option Effective Date with respect to a given Collaboration Target, ADARx will submit an invoice to AbbVie for such License Option Exercise Payment, and AbbVie will pay the License Option

Exercise Payment with respect to such Collaboration Target no later than the later of (a) [***] after the date of the License Option Effective Date for such Collaboration Target and (b) [***] after receipt of an invoice from ADARx for such License Option Exercise Payment for such Collaboration Target. For clarity, the aggregate amount of all License Option Exercise Payments payable by AbbVie to ADARx to exercise all License Options shall not exceed $235,000,000. Each License Option Exercise Payment shall be non-creditable, non-refundable and not subject to set-off.

	Collaboration Target	License Option Exercise Payment
1.	[***]	$	[***]
2.	[***]	$	[***]
3.	[***]	$	[***]
4.	Immunology Target	$	[***]
5.	Oncology Target	$	[***]

7.4. Other Development and Commercial Option Exercise Milestone Events. Subject to the terms and conditions of this Agreement, on a Licensed Target-by-Licensed Target basis, for each Licensed Target, with respect to each milestone event set forth on Schedule 7.4 (each, an “Other Development and Commercial Option Exercise Milestone Event”), AbbVie shall pay ADARx the corresponding milestone payment with respect to such Licensed Target set forth in such table (each payment, an “Other Development and Commercial Option Exercise Milestone Payment”). Notice shall be provided in writing within [***] after the date on which such Other Development and Commercial Option Exercise Milestone Event is achieved for such Licensed Target and ADARx will submit an invoice to AbbVie for the corresponding Other Development and Commercial Option Exercise Milestone Payment for such Licensed Target. AbbVie will pay ADARx the corresponding Other Development and Commercial Option Exercise Milestone Payment no later than [***] after the later of (a) receipt of an invoice from ADARx for such Other Development and Commercial Option Exercise Milestone Payment for such Licensed Target and (b) first achievement of such Other Development and Commercial Option Exercise Milestone Event by or on behalf of AbbVie or any of its Affiliates or Sublicensees. Each Other Development and Commercial Option Exercise Milestone Payment is payable only upon the first achievement of the corresponding Other Development and Commercial Option Exercise Milestone Event for a given Licensed Target and no amounts are due for subsequent or repeated achievements of such Other Development and Commercial Option Exercise Milestone Event for the same Licensed Target, including (x) whether in respect of different Indications, (y) whether for the same or a different Licensed Product or (z) in the case of [***], whether first achieved by a Licensed Product comprising or containing the Existing [***] Construct and later achieved by a Licensed Product comprising or containing a [***] Shuttle Construct (or vice versa).

For clarity, the Other Development and Commercial Option Exercise Milestone Events that were not achieved by a Licensed Product for a given Licensed Target may be met by subsequent Licensed Products for such Licensed Target, and if, for a Licensed Target, any given Other Development and Commercial Option Exercise Milestone Payment is due with respect to such Licensed Target, and one or more previous Other Development and Commercial Option Exercise Milestone Payments with respect to such Licensed Target that would reasonably have been anticipated to precede such Other Development and Commercial Option Exercise Milestone Payment for the achievement of preceding Other Development and Commercial Option Exercise Milestone Events have not been paid for any reason (each, a “Skipped Milestone”), then payment of all such preceding unpaid Other Development and Commercial Option Exercise Milestone Payments with respect to such Licensed Target will also be due at the time such subsequent Other Development and Commercial Option Exercise Milestone Payment is due; provided that (a) the Other Development and Commercial Option Exercise Milestone Events based on First Commercial Sales shall not be deemed to be successive with each other (e.g., if the Other Development and Commercial Option Exercise Milestone Event for a First Commercial Sale in one jurisdiction (e.g., Japan) occurs prior to the Other Development and Commercial Option Exercise Milestone Event for a First Commercial Sale in another jurisdiction (e.g., China), the unachieved Other Development and Commercial Option Exercise Milestone Event shall not be deemed a Skipped Milestone) and (b) payment for a Skipped Milestone will only be made for a Licensed Product Directed To the same Licensed Target for the same Indication type if applicable (e.g., Core Indication vs. Non-Core Indication) as the Skipped Milestone. As an example, if Other Development and Commercial Option Exercise Milestone Event #1 is skipped with respect to a particular Licensed Product Directed to [***] for a Core Indication, such that it has not been achieved prior to the achievement of Other Development and Commercial Option Exercise Milestone Event #4 for a Licensed Product Directed to [***] for a Non-Core Indication, then such skipped Other Development and Commercial Option Exercise Milestone Event #1 for a Licensed Product Directed To [***] for a Core Indication shall not be deemed a Skipped Milestone to have been achieved upon the achievement of Other Development and Commercial Option Exercise Milestone Event #4 for a Licensed Product Directed To [***] for a Non-Core Indication, and payment for such Skipped Milestone shall not be payable at the same time as the Other Development and Commercial Option Exercise Milestone Payment #4 for a Licensed Product Directed To [***] for a Non-Core Indication.

The maximum aggregate amount of Other Development and Commercial Option Exercise Milestone Payments payable by AbbVie to ADARx for all Licensed Targets is $3,500,000,000, consisting of: (i) $[***] with respect to [***]; and (ii) $[***] with respect to each De Novo Neurology Target and each I/O Target.

7.5. Option Exercise Net Sales Milestone Events. Subject to the terms and conditions of this Agreement, for each milestone event set forth in the table below (each, an “Option Exercise Net Sales Milestone Event”), AbbVie shall pay ADARx the corresponding milestone payment set forth in such table (each payment, an “Option Exercise Net Sales Milestone Payment”) within [***][***] after the later of (a) the date that ADARx provides AbbVie an invoice for such Option Exercise Net Sales Milestone Payment for such Licensed Target and (b) the end of the Calendar Year in which such Option Exercise Net Sales Milestone Event is first achieved by or on behalf of AbbVie or any of its Affiliates or its or their Sublicensees. Each Option Exercise Net Sales Milestone Payment shall be non-creditable and non-refundable.

	Option Exercise Net Sales Milestone Event	Option Exercise Net Sales Milestone Payment per Licensed Target
1.	With respect to each Licensed Target, aggregate Net Sales in the Territory of all Licensed Products Directed To such Licensed Target are greater than or equal to $[***] in a Calendar Year	$[***]

2.	With respect to each Licensed Target, aggregate Net Sales in the Territory of all Licensed Products Directed To such Licensed Target are greater than or equal to $[***] in a Calendar Year	$[***]

3.	With respect to each Licensed Target, aggregate Net Sales in the Territory of all Licensed Products Directed To such Licensed Target are greater than or equal to $[***] in a Calendar Year	$[***]

4.	With respect to each Licensed Target, aggregate Net Sales in the Territory of all Licensed Products Directed To such Licensed Target are greater than or equal to $[***] in a Calendar Year	$[***]

5.	With respect to each Licensed Target, aggregate Net Sales in the Territory of all Licensed Products Directed To such Licensed Target are greater than or equal to $[***] in a Calendar Year	$[***]

Each Option Exercise Net Sales Milestone Payment is payable only upon the first achievement of the corresponding Option Exercise Net Sales Milestone Event for a given Licensed Target, and no amounts are due for subsequent or repeated achievements of such Option Exercise Net Sales Milestone Event for the same Licensed Target. The maximum aggregate amount of Option Exercise Net Sales Milestone Payment payable by AbbVie to ADARx shall be $[***] for each Licensed Target. The maximum aggregate amount of Option Exercise Net Sales Milestone Payments payable under this Section 7.5 by AbbVie, if AbbVie exercises the License Option with respect to all of the Collaboration Targets, is $3,950,000,000. If more than one Option Exercise Net Sales Milestone Event specified above is achieved in the same Calendar Year, then each corresponding Option Exercise Net Sales Milestone Payment will be due and payable. If a particular Licensed Product contains or is comprised of more than one Licensed Construct and at least one Licensed Construct is Directed To a different Licensed Target than the other Licensed Construct(s), then, for purposes of Option Exercise Net Sales Milestone Events, the Net Sales of such Licensed Product shall be allocated to the Licensed Target with the highest royalty rate, as set forth in Section 7.6.1; provided that once all Option Exercise Net Sales Milestone Events have been achieved for such Licensed Target, any subsequent Net Sales shall be allocated to the Licensed Target with the next highest royalty rate, until all such Option Exercise Net Sales Milestone Events have been achieved for each Licensed Target to which one of the Licensed Constructs within such Licensed Product is Directed To.

7.6. Royalties.

7.6.1. Option Exercise Royalty Rates. Subject to Section 7.6.3 and Section 7.6.4, commencing upon the first Net Sale of a Licensed Product in the Territory, on a Licensed Target-by-Licensed Target basis AbbVie shall pay ADARx a royalty on the aggregated Net Sales of Licensed Products Directed To such Licensed Target in the Territory, excluding Net Sales of any such Licensed Product in any country in the Territory for which the Royalty Term for Licensed Products Directed To such Licensed Target in such country has expired, during each Calendar Year at the following rates:

Aggregate Net Sales of all Licensed Products Directed To a particular Licensed Target in the Territory in a Calendar Year	Option Exercise Royalty Rate for such Licensed Products Directed To a De Novo Neurology Target	Option Exercise Royalty Rate for such Licensed Products Directed To [***]	Option Exercise Royalty Rate for such Licensed Products Directed To an I/O Target
For that portion of aggregate Net Sales of all Licensed Products Directed To a particular Licensed Target in the Territory in a Calendar Year that is less than or equal to $[***]	[***]%	[***]%	[***]%

For that portion of aggregate Net Sales of all Licensed Products Directed To a particular Licensed Target in the Territory in a Calendar Year that is greater than $[***] but less than or equal to $[***]	[***]%	[***]%	[***]%

Aggregate Net Sales of all Licensed Products Directed To a particular Licensed Target in the Territory in a Calendar Year	Option Exercise Royalty Rate for such Licensed Products Directed To a De Novo Neurology Target	Option Exercise Royalty Rate for such Licensed Products Directed To [***]	Option Exercise Royalty Rate for such Licensed Products Directed To an I/O Target
For that portion of aggregate Net Sales of all Licensed Products Directed To a particular Licensed Target in the Territory in a Calendar Year that is greater than $[***] but less than or equal to $[***]	[***]%	[***]%	[***]%

For that portion of aggregate Net Sales of all Licensed Products Directed To a particular Licensed Target in the Territory in a Calendar Year that is greater than $[***]	[***]%	[***]%	[***]%

If a particular Licensed Product contains or is comprised of more than one Licensed Construct, then royalties shall only be payable once with respect to such Licensed Product; provided, however, if each Licensed Construct therein is Directed To more than one Licensed Target, then the higher royalty rate shall apply. For example, if a Licensed Product contains a [***] Construct and a [***] Construct, royalties will be payable only once for such Licensed Product and shall be payable at the royalty rate for [***] in the chart above.

7.6.2. Royalty Term. AbbVie’s obligation to pay ADARx royalties with respect to a Licensed Product, on a Licensed Product-by-Licensed Product and country-by-country basis, shall commence on the date of first Net Sale of such Licensed Product in such country and shall end at the expiration of the Royalty Term for such Licensed Product in such country.

7.6.3. Royalty Rate Reductions. Notwithstanding Section 7.6.1, but subject to Section 7.6.2 and subject to Section 7.7, on a Licensed Product-by-Licensed Product and country-by-country basis:

(a) If, during the Royalty Term for a given Licensed Product in a particular country there is no Royalty Claim covering such Licensed Product in such country during a Calendar Quarter, then, as from the first day of the subsequent Calendar Quarter, this Section 7.6.3(a) applies, and the applicable royalty rate for Net Sales of such Licensed Product otherwise due pursuant to Section 7.6.1 shall be reduced by [***]%;

(b) in the event of [***] with respect to a Licensed Product in a country, as from the first Calendar Quarter this Section 7.6.3(b) applies, the applicable royalty rate for annual Net Sales of such Licensed Product set forth in Section 7.6.1 shall be reduced by [***]% once [***] for such Licensed Product in a Calendar Quarter in such country;

(c) if, during the Royalty Term for a Licensed Product [***], [***], then the applicable royalty rates for annual Net Sales of such Licensed Product set forth in Section 7.6.1 payable to ADARx for the Net Sales of such Licensed Product [***]shall be reduced [***]; and

(d) if, during the Royalty Term for a Licensed Product [***], then the applicable royalty rate for such Licensed Product set forth in Section 7.6.1 [***] shall be reduced by [***]%.

7.6.4. Third Party Payments. Subject to Section 7.7, if on a Licensed Product-by-Licensed Product basis, with respect to a given Licensed Product, (a) AbbVie owes any Third Party any payments for a license under a Patent or other intellectual property right owned or controlled by such Third Party [***] (a “Third Party Right”) or (b) AbbVie incurs any reasonable out-of-pocket costs and expenses in defending or settling any Third Party Infringement Claim (including pursuant to any adverse judgment in connection therewith) pursuant to Section 8.4 or Third Party assertion of invalidity or unenforceability pursuant to Section 8.5, in each case ((a) or (b)), AbbVie shall be entitled to deduct from royalties due and payable to ADARx under Section 7.6.1 on the Net Sales of such Licensed Product in a Calendar Quarter in a country [***] (“Third Party Payments”); provided that, with respect to any Third Party Payments [***], AbbVie shall be entitled to deduct [***]% of such Third Party Payments.

7.7. Mechanics of Adjustments. Any reductions set forth in Section 7.6.3 or Section 7.6.4 shall be applied to the royalty rate payable to ADARx under Section 7.6.1, as applicable, in the order in which the event triggering such reduction occurs; provided that the adjustments made pursuant to Section 7.6.3 and Section 7.6.4 shall not reduce by more than [***]% the royalties that would otherwise be owed under Section 7.6.1, except that such cap on royalty reductions shall not apply to reductions (a) [***] or (b) [***]. [***]. Any adjustments pursuant to Section 7.6.3 or Section 7.6.4 shall apply only to the relevant Licensed Product in the relevant country and, with respect to royalties under Section 7.6.1, shall be allocated pro rata across each of the royalty tiers in the relevant Calendar Quarter.

7.8. Estimated Sales Levels. ADARx acknowledges and agrees that the sales levels set forth in Section 7.5 and Section 7.6.1 shall not be construed as representing an estimate or projection of anticipated sales of the Licensed Products, or implying any level of diligence or Commercially Reasonable Efforts, in the Territory and that the sales levels set forth in Section 7.5 and Section 7.6.1 are merely intended to define AbbVie’s royalty and other payment obligations, as applicable, if such sales levels are achieved.

7.9. Royalty Payments and Reports. AbbVie shall calculate all amounts payable to ADARx pursuant to Section 7.6 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 7.10. AbbVie shall provide ADARx a statement of (a) the amount of Net Sales of each Licensed Product in the Territory during the applicable Calendar Quarter, and (b) a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter [***] after the end of each Calendar Quarter. AbbVie shall pay to ADARx the royalty amounts due with respect to a given Calendar Quarter by the later of (a) [***] after the end of such Calendar Quarter and (b) [***] after the date that ADARx provides AbbVie an invoice for such royalty amounts.

7.10. Mode of Payment; Other Amounts Payable. All payments to either Party under this Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any amounts due under, or otherwise reimbursable pursuant to, this Agreement, a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or its or their (sub)licensee’s standard conversion methodology consistent with the Accounting Standards. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified in this Agreement, within [***] after the end of each Calendar Quarter the Party who is owed such amounts will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such Calendar Quarter. The owing Party will pay any undisputed amounts within [***] after receipt of the invoice, and will pay any disputed amounts owed by such Party within [***] of resolution of the Dispute.

7.11. Taxes.

7.11.1. Option Treatment. Subject to the remainder of this Section 7.11.1, the Parties agree for all tax purposes to treat, and shall cause each of their Affiliates to treat, (a) each License Option as an option, (b) each of the Option Premium Payment and the Option Extension Payments paid by AbbVie, or its Affiliates, to ADARx pursuant to this Agreement as a payment for the issuance of a License Option by ADARx to AbbVie, and (c) the exercise of each License Option as the acquisition of a license of all of ADARx’s rights related to the specific Collaboration Target in respect of which such License Option was exercised in exchange for the License Option Exercise Payment. The Parties agree to, and shall cause each of their Affiliates to, take such action as is necessary so that all tax returns filed by the Parties or their Affiliates will be filed consistently with the foregoing; provided that, notwithstanding anything in the foregoing to the contrary, (i) if the tax treatment of the transactions contemplated by this Section 7.11.1 is challenged by a taxing authority, the Party whose tax treatment is challenged may take positions contrary to this Section 7.11.1 or otherwise settle such tax controversy if such Party has made a commercially reasonable effort to uphold the contemplated tax treatment described in this Section 7.11.1 and (ii) this Section 7.11.1 shall not apply to the extent necessary for the Parties, or their Affiliates, to comply with non-U.S. tax law, accounting rules, or any other non-tax law, regulation or other legal requirement, all as determined solely by the Party to which such laws, regulations or legal requirements or accounting rules apply.

7.11.2. Withholding Taxes. If any sum due to be paid to either Party hereunder is or would otherwise be subject to any withholding or similar tax, the Parties shall cooperate with each other and use their commercially reasonable efforts to do all such acts and things and to provide and sign all such documents as will enable them to secure any available exemption from, reduction in, or refund of such tax, including by taking advantage of any applicable double taxation agreement or treaty or to claim a foreign tax credit. If there is no applicable exemption from such withholding or similar tax, the paying Party shall remit such withholding or similar tax to the appropriate Governmental Authority, deduct the amount paid from the amount due to the receiving Party and secure and send to the receiving Party the best available evidence of the payment of such withholding or similar tax. Any such amounts deducted by the paying Party in respect of such withholding or similar tax shall be treated as having been paid by the paying Party for purposes of this Agreement. If a Governmental Authority retroactively determines that a payment made by a Party to the other pursuant to this Agreement should have been subject to withholding or similar (or to additional withholding or similar) taxes, and such Party (the “Withholding Party”) remits such withholding or similar taxes to the Governmental Authority, including any interest and penalties that may be imposed thereon (together with the tax paid, the “Withholding Amount”), the Withholding Party shall have the right (a) to offset the Withholding Amount against future payment obligations of the Withholding Party under this Agreement, (b) to invoice the other Party for the Withholding Amount (which shall be payable by the other Party within [***] of its receipt of such invoice) or (c) to pursue reimbursement by any other available remedy. AbbVie will give written notice of its intent to withhold any amounts under this Section 7.11.2 at least [***] in advance of any payment being made. AbbVie, at the written request of ADARx, will delay making any payments and withholding any amounts under this Section 7.11.2 if requested to do so by ADARx, unless otherwise required by law to make such payment or withhold such amount. AbbVie will give proper evidence from time to time as to the payment of any such tax. The Parties understand that no withholding tax would be imposed on the Option Premium Payment or any other payment due under this Agreement, if (a) Applicable Law on the Effective Date remains in effect and neither Party has assigned their rights to another Person and (b) the documentation necessary to secure an exemption from withholding is timely provided to the paying Party (in the case of the Option Premium Payment, a properly completed United States Internal Revenue Form W-9 from ADARx is received by AbbVie).

7.11.3. Tax Consequences of Assignment. Notwithstanding any provision to the contrary set forth in this Agreement (including Section 7.11.2), if the paying Party assigns, transfers, or otherwise disposes of some or all of its rights or obligations under this Agreement to any Person or carries out a re-domiciliation (each, an “Assignment”) and if, as a result of such Assignment, the withholding or deduction of tax required by Applicable Law with respect to payments under this Agreement increases as a result of such Assignment, then any amount payable to the other Party of such payments under this Agreement will be increased to take into account such increase in taxes and such additional amounts as may be necessary so that the other Party receives the amount that it would have received had no such Assignment been made; provided that the paying Party will have no obligation to pay any such additional amounts (a) to the extent that the other Party is able to claim a refund of such additional amounts, (b) if the other Party has the ability to offset such withheld amounts against its other tax liabilities or (c) if such increased withholding tax would not have been imposed but for (i) the Assignment by the other Party pursuant to Section 13.3 or otherwise of its rights under this Agreement, the Assignment of any interest in the other Party, or any re-domiciliation of the other Party or (ii) the failure by the other Party to comply with the requirements of Section 7.11.2.

7.11.4. Indirect Taxes. All payments are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”). If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect

Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, all necessary steps shall be taken by the receiving Party to receive a refund of these undue Indirect Taxes from the applicable Governmental Authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party shall be transferred to the paying Party within [***] of receipt.

7.12. Financial Records. AbbVie shall, and shall cause its Affiliates and its and their Sublicensees to, keep complete and accurate financial books and records containing all particulars that may be necessary to calculate and verify all amounts payable hereunder, including all royalties, Other Development and Commercial Option Exercise Milestone Payments, and Option Exercise Net Sales Milestone Payments. Such books and records shall be kept readily accessible by AbbVie’s or its Affiliate’s or its or their Sublicensees’ as applicable. AbbVie shall, and shall cause its Affiliates and its and their Sublicensees to, retain such books and records until the later of (a) [***] after the end of the Calendar Year to which such books and records pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

7.13. Audit.

7.13.1. Procedures. At the request of ADARx, AbbVie shall, and shall cause its Affiliates to, permit an independent public accounting firm of nationally recognized standing designated by ADARx and reasonably acceptable to AbbVie, at reasonable times during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 7.12 to ensure the accuracy of all reports and payments made hereunder; provided that, with respect to AbbVie’s Sublicensees, such audit shall be limited to AbbVie and its Affiliates’ records regarding such Sublicensees’ Net Sales.

7.13.2. Such audits may not (a) be conducted for any Calendar Year [***], (b) be conducted more than once in any [***] (except for cause) or (c) be [***] (except for cause). The accounting firm shall disclose only whether the reports are correct or not and the specific details concerning any discrepancies. No other information shall be shared. Except as provided below, the cost of any audit shall be borne by ADARx, unless the audit reveals a variance of more than [***], in which case AbbVie shall bear the cost of the audit. Unless disputed pursuant to Section 7.13.3, if such audit concludes that (x) additional amounts were owed by AbbVie, AbbVie shall pay the additional amounts (and, if such additional amounts are owed due to an error in a report provided by AbbVie, with interest thereon) or (y) excess payments were made by AbbVie, ADARx shall reimburse such excess payments, in either case ((x) or (y)), within [***] after the date on which such audit is completed by ADARx.

7.13.3. Dispute. In the event of a dispute with respect to any audit under Section 7.13.1, ADARx and AbbVie shall work in good faith to resolve the dispute. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [***], the dispute shall be submitted for resolution to an independent public accounting firm of nationally recognized standard jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Expert”). The decision of the Audit Expert shall be final and the costs of such resolution as well as the initial audit shall be borne between the Parties in such manner as the Audit Expert shall determine. Not later than [***] after such decision and in accordance with such decision, AbbVie shall pay the additional amounts (and, if such additional amounts are owed due to an error in a report provided by AbbVie, with interest thereon), or ADARx shall reimburse the excess payments, as applicable.

7.13.4. Confidentiality. ADARx shall treat all information subject to review under this ARTICLE 7 in accordance with the confidentiality provisions of ARTICLE 9. AbbVie shall not be obligated to provide any information to the accounting firm pursuant to Section 7.13.1 or the Audit Expert pursuant to Section 7.13.3 until the accounting firm or the Audit Expert, as applicable, has entered into a reasonably acceptable confidentiality agreement with AbbVie obligating such accounting firm or the Audit Expert, as applicable, to retain all such financial information in confidence pursuant to such confidentiality agreement.

7.14. [***]

7.15. Late Payments. If any payment due to either Party under this Agreement is not paid when due, other than due to a force majeure event pursuant to Section 13.1, then such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of [***], such interest to run from the date on which such payment became due until payment thereof in full together with such interest.

7.16. No Other Compensation. Each Party hereby agrees that the terms of this Agreement fully define all consideration, compensation, and benefits, monetary or otherwise, to be paid, granted, or delivered by one Party to the other Party in connection with the transactions contemplated herein. Neither Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation, or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

7.17. No Limitation. Nothing contained in this ARTICLE 7 (including any characterization of a payment as “non-refundable” or “non-creditable”) shall in any way limit AbbVie’s right to indemnification under this Agreement or to otherwise recover damages for breach of this Agreement. Each Party acknowledges and agrees that for purposes of this ARTICLE 7: (a) the term “non-creditable” means, with respect to each Party, that such Party shall not have the right to credit any payments that are due and payable or have been previously paid to the other Party under this Agreement against subsequent payments of another type that are owed or payable by such Party to the other Party and (b) the term “non-refundable” shall not preclude a Party from recovering amounts overpaid or erroneously paid to the other Party or obtaining damages or other remedies from the other Party, including with respect to amounts paid to such other Party, whether as a result of rescission of this Agreement, as restitution or otherwise.

7.18. Financial Obligations Under In-License Agreements. ADARx shall be solely responsible for all financial obligations, including royalties, due from ADARx to Third Parties for or in respect of a Licensed Construct or a Licensed Product arising under any in-license agreements entered into by ADARx or any of its Affiliates (a) prior to the Effective Date or (b) that are necessary for use of the ADARx Platform.

ARTICLE 8

INTELLECTUAL PROPERTY

8.1. Ownership of Intellectual Property.

8.1.1. Generally. As between the Parties, subject to Section 8.1.2, (a) ADARx shall own and retain all rights, title and interests in and to any and all Information and inventions that are conceived, created, discovered, developed or otherwise made solely by ADARx or on behalf of ADARx (or its Affiliates or its or their (sub)licensees) by a Third Party in the performance of this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto (collectively, “ADARx Arising IP”), (b) AbbVie shall own and retain all rights, title and interests in and to any and all Information and inventions that are conceived, created, discovered, developed or otherwise made solely by AbbVie or on behalf of AbbVie (or its Affiliates or its or their Sublicensees) by a Third Party in the performance of this Agreement, whether or not patented or patentable, and any and all Patents and other intellectual property rights with respect thereto (collectively, “AbbVie Arising IP”), and (c) each Party shall each own an equal, undivided interest in any and all Information and inventions that are conceived, created, discovered, developed or otherwise made under this Agreement jointly by ADARx or on behalf of ADARx (or its Affiliates or its or their (sub)licensees) by a Third Party on the one hand, and by AbbVie or on behalf of AbbVie (or its Affiliates or Sublicensees) by a Third Party, on the other hand, in the performance of this Agreement, whether or not patented or patentable (the “Joint Know-How”); and any and all Patents that specifically claims the Joint Know-How (the “Joint Patents”) and other intellectual property rights with respect thereto (together with Joint Know-How and Joint Patents, the “Joint IP”). Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates to so disclose, the conception, creation, discovery, development, or making of any Joint IP. Subject to the licenses granted under Section 4.1, ARTICLE 9 and, in the case of ADARx, the exclusivity obligations of ADARx under Section 4.6, (x) each Party shall have the right to practice, grant licenses under, and transfer any Joint IP, (y) neither Party shall have any obligation to account to the other for profits or to obtain any approval of the other Party to license or Exploit any Joint IP by reason of joint ownership thereof and (z) each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

8.1.2. Exceptions.

(a) ADARx Platform Improvement IP. Notwithstanding Section 8.1.1, as between the Parties, ADARx shall exclusively own all rights, title and interests in and to any and all ADARx Platform Improvement IP, regardless of which Party or any of its Affiliates or (sub)licensees/Sublicensees conceived, created, discovered, developed, or otherwise made such ADARx Platform Improvement IP or whether such ADARx Platform Improvement IP was jointly conceived, created, discovered, developed, or otherwise made by or on behalf of the Parties or their Affiliates or (sub)licensees/Sublicensees. AbbVie shall, and does hereby assign, and shall cause its Affiliates and Sublicensees to so assign, all rights, title and interests in any and all ADARx Platform Improvement IP to ADARx. AbbVie shall promptly disclose to ADARx in writing and shall cause its Affiliates to so disclose, the conception, creation, discovery, development, or making of any ADARx Platform Improvement Know-How that is conceived, created, discovered, developed or otherwise made solely by AbbVie or on behalf of AbbVie (or its Affiliates or its or their Sublicensees) by a Third Party in the performance of this Agreement.

(b) ACT Improvement IP. Notwithstanding Section 8.1.1, as between the Parties, AbbVie shall exclusively own all rights, title and interests in and to any and all ACT Improvement IP, regardless of which Party or any of its Affiliates or (sub)licensees/Sublicensees conceived, created, discovered, developed, or otherwise made such ACT Improvement IP or whether such ACT Improvement IP was jointly conceived, created, discovered, developed, or otherwise made by or on behalf of the Parties or their Affiliates or (sub)licensees/Sublicensees. ADARx shall, and does hereby assign, and shall cause its Affiliates and (sub)licensees to so assign, all rights, title and interests in any and all ACT Improvement IP to AbbVie. ADARx shall promptly disclose to AbbVie in writing and shall cause its Affiliates to so disclose, the conception, creation, discovery, development, or making of any ACT Improvement Know-How that is conceived, created, discovered, developed or otherwise made solely by ADARx or on behalf of ADARx (or its Affiliates or its or their Sublicensees) by a Third Party in the performance of this Agreement.

(c) Antibody Linkers.

(1) For a given Collaboration Target or Licensed Target, in the event that an Antibody Linker is classified as AbbVie Proprietary Contributed Materials, then the terms of Section 8.1.2(b) will apply.

(2) For a given Collaboration Target or Licensed Target in the event that an Antibody Linker is classified as ADARx Platform IP, then the terms of Section 8.1.2(a) will apply.

(3) For a given Collaboration Target or Licensed Target, in the event that the Parties use a publicly available Antibody Linker (i.e., an Antibody Linker that is not Controlled by AbbVie or its Affiliates or by ADARx or its Affiliates) in a Program Construct, Program Product, Licensed Construct or Licensed Product that is Directed To such Collaboration Target or Licensed Target, as applicable, then ownership of any Information and inventions that are conceived, created, discovered, developed or otherwise made solely by a Party or on behalf of a Party (or its Affiliates or its or their (sub)licensees/Sublicensees) by a Third Party specific to such Antibody Linker will be determined in accordance with Section 8.1.1.

(4) For a given Collaboration Target or Licensed Target, in the event that the Target Program Activities or Post-Option ADARx Activities for such Collaboration Target or Licensed Target include the conception, creation, discovery, development or making of a new proprietary Antibody Linker (i.e., an Antibody Linker that is not Controlled by AbbVie or its Affiliates or by ADARx or its Affiliates as of the Effective Date) in a Program Construct, Program Product, Licensed Construct or Licensed Product that is Directed To such Collaboration Target or Licensed Target, as applicable (each, a “New Proprietary Antibody Linker”), then ownership of any Information and inventions that are conceived, created, discovered, developed or otherwise made solely by a Party or on behalf of a Party (or its Affiliates or its or their (sub)licensees/Sublicensees) by a Third Party specific to such New Proprietary Antibody Linker under this Agreement will be determined in accordance with Section 8.1.1.

8.1.3. United States Law. The determination of whether Information and inventions are conceived, created, discovered, developed or otherwise made by or on behalf of a Party for the purpose of allocating proprietary rights (including Patent, copyright, or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States (without regard to conflict of laws) as such law exists as of the Effective Date irrespective of where such conception, creation, discovery, development, or making occurs. If United States law otherwise would not apply to the conception, creation, discovery, development, or making any Information hereunder, each Party shall, and does hereby, assign, and shall cause its Affiliates to so assign, to the other Party, without additional compensation, such rights, title and interests in and to any Information as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, (a) the sole ownership provided for in Section 8.1.1(a), Section 8.1.1(b), and Section 8.1.2 and (b) the joint ownership provided for in Section 8.1.1(c).

8.1.4. Assignment Obligation. Each Party shall cause all Persons who perform for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such Person to agree to such assignment obligation despite such Party’s using commercially reasonable efforts to negotiate such assignment obligation, provide a license under) their rights, title and interest in and to any Information and inventions resulting therefrom to such Party, except if Applicable Law requires otherwise and except in the case of governmental, not- for-profit, and public institutions that have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained); provided that, with respect to AbbVie, with respect to activities outside the scope of any Target Research Plan such obligation shall be limited to ADARx Platform Improvement IP.

8.1.5. Control of Intellectual Property. ADARx shall not, and shall cause its Affiliates not to, enter into or amend any agreement with a Third Party, or include in any such agreement or amendment any restrictive provisions, [***]. Further, when entering into any agreement or amendment with a Third Party relating to any Information, Patents or other intellectual property rights that, if Controlled by ADARx or its Affiliates, would be subject to the license grants in Section 4.1, ADARx shall use good faith efforts to obtain Control of such Information, invention, Patents and other intellectual property rights.

8.2. Prosecution and Maintenance of Patents.

8.2.1. Standstill. Except with respect to the Patents set forth on Schedule 8.2.1 or as otherwise agreed to by AbbVie (in its sole discretion), for each Collaboration Target and Licensed Target, as applicable, during the Term, ADARx shall not, and shall cause its Affiliates not to, directly or by enabling a Third Party, prepare, file, prosecute or maintain any Patent [***]; provided that if AbbVie does not exercise its License Option for a given Collaboration Target or if this Agreement terminates with respect to such Collaboration Target or Licensed Target, as applicable, or this Agreement terminates in its entirety, the foregoing restrictions shall not apply with respect to such Collaboration Target or Licensed Target thereafter. If the Parties agree pursuant to this Section 8.2.1 that it is necessary or reasonably prudent to prepare or file any

Patent [***], ADARx shall have the first right, but not the obligation, at its sole cost and expense, to prepare, file, prosecute, and maintain any such ADARx Patent [***], and to conduct any opposition, re-issuance, post-grant review, inter-partes review, reexamination request, nullity action, interference, or other similar post-grant proceedings and any appeals therefrom (each, a “Defense Proceeding”) relating thereto (except that in connection with any actions subject to Section 8.3, the Party with responsibility for such action pursuant to Section 8.3 shall have responsibility for such Defense Proceedings), in either case, using outside counsel selected by ADARx and reasonably acceptable to AbbVie.

8.2.2. ADARx Platform Patents. ADARx shall have the sole right, but not the obligation, at its sole cost and expense, to prepare, file, prosecute, and maintain the ADARx Platform Patents [***], and to conduct any Defense Proceeding relating thereto (except that in connection with any actions subject to Section 8.3, the Party with responsibility for such action pursuant to Section 8.3 shall have responsibility for such Defense Proceedings), in either case, using counsel of its choice.

8.2.3. ADARx Other Patents. Subject to Section 8.2.1 and Section 8.2.5, ADARx shall have the first right, but not the obligation, at its sole cost and expense, to prepare, file, prosecute, and maintain the ADARx Other Patents [***], and to conduct Defense Proceeding relating thereto (except that in connection with any actions subject to Section 8.3, the Party with responsibility for such action pursuant to Section 8.3 shall have responsibility for such Defense Proceedings), in either case, using counsel of its choice. Subject to any attorney-client privilege, attorney work-product, court order or other legal requirement or doctrine that prevents ADARx from sharing certain information, ADARx shall notify AbbVie of [***] in connection with the filing and prosecution of the ADARx Other Patents and provide AbbVie with copies of all material filings or responses to be made to the patent authorities with respect thereto and all other material submissions and correspondence with any patent authorities regarding any ADARx Other Patent, in each case, in sufficient time to allow for review and comment by AbbVie. AbbVie shall offer its comments or proposals, if any, promptly, and ADARx shall consider in good faith such comments and proposals. If ADARx elects not to prepare, file, prosecute or maintain, or not to initiate or continue any Defense Proceeding related to, any ADARx Other Patent in a particular country, ADARx shall notify AbbVie in writing at least [***] in advance of the due date of any payment or other action that is required to prosecute such ADARx Other Patent, and AbbVie may elect, upon written notice to ADARx, to make such payment or take such action, at AbbVie’s cost and expense using counsel of its own choice, and ADARx shall reasonably cooperate with AbbVie in connection with such activities.

8.2.4. Joint Patents. Subject to Section 8.2.5, AbbVie shall have the first right, but not the obligation, at its sole cost and expense, to prepare, file, prosecute and maintain the Joint Patents and to conduct any Defense Proceeding relating thereto (except that in connection with any actions subject to Section 8.3, the Party with responsibility for such action pursuant to Section 8.3 shall have responsibility for such Defense Proceedings), in either case, using counsel of its choice. Subject to Section 8.2.5 and any attorney-client privilege, attorney work-product, court order or other legal requirement or doctrine that prevents AbbVie from sharing certain information, AbbVie shall notify ADARx of all material developments and all steps to be taken in connection with the filing and prosecution of the Joint Patents and provide ADARx with copies of all material filings or responses to be made to the patent authorities with respect thereto and all other material submissions and correspondence with any patent authorities regarding any Joint Patents, in each case, in sufficient time to allow for review and comment by ADARx. ADARx shall offer its comments or proposals, if any, promptly, and AbbVie shall consider in good faith such comments and proposals. Subject to Section 8.2.1 and Section 8.2.5, if AbbVie elects not to prepare, file, prosecute or maintain, or not to initiate or continue any Defense Proceeding related to, any Joint Patent in a particular country, AbbVie shall notify ADARx in writing at least [***] in advance of the due date of any payment or other action that is required to prosecute such Joint Patent, and, ADARx may elect, upon written notice to AbbVie, to make such payment or take such action, at ADARx’s cost and expense using counsel of its own choice, and AbbVie shall reasonably cooperate with ADARx in connection with such activities.

8.2.5. Licensed Target Specific Patents. With respect to each Licensed Target, from and after the License Option Effective Date for the License Option for such Licensed Target, AbbVie shall have the sole right, but not the obligation, at its sole cost and expense, to prepare, file, prosecute and maintain the Licensed Target Specific Patents for such Licensed Target, and to conduct any Defense Proceeding relating thereto (except that in connection with any actions subject to Section 8.3, the Party with responsibility for such action pursuant to Section 8.3 shall have responsibility for such Defense Proceedings), in either case, using counsel of its choice.

8.2.6. AbbVie Arising Patents. AbbVie shall have the sole right, but not the obligation, at its sole cost and expense, to prepare, file, prosecute and maintain the Patents within the AbbVie Arising IP (the “AbbVie Arising Patents”) and to conduct any Defense Proceeding relating thereto (except that in connection with any actions subject to Section 8.3, the Party with responsibility for such action pursuant to Section 8.3 shall have responsibility for such Defense Proceedings), in either case, using counsel of its own choice.

8.2.7. Cooperation. The Parties agree to cooperate fully in the preparation, filing, prosecution, and maintenance of, and any Defense Proceeding relating to, the ADARx Other Patents, Licensed Target Specific Patents, Joint Patents, and AbbVie Arising Patents in the Territory under this Agreement. Cooperation shall include: (a) executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (i) effectuate the ownership of intellectual property set forth in Section 8.1.1 and Section 8.1.2; (ii) enable the other Party to apply for and to prosecute Patent applications in the Territory; and (iii) obtain and maintain any Patent extensions, supplementary protection certificates, and the like with respect to such Patents in the Territory, in each case ((i) through (iii)) to the extent provided for in this Agreement; and (b) consistent with this Agreement, assisting in any license registration processes with applicable Governmental Authorities that may be available in the Territory for the protection of a Party’s interests in this Agreement. Without limiting the foregoing, each Party shall promptly inform the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution, or maintenance of, or any Defense Proceeding relating to, any such Patents in the Territory by such other Party.

8.2.8. Patent Term Extension and Supplementary Protection Certificate. AbbVie shall be responsible for making decisions regarding patent term extensions for Licensed Target Specific Patents, Joint Patents and AbbVie Arising Patents, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for Licensed Target Specific Patents, Joint Patents and AbbVie Arising Patents in any country or other jurisdiction. AbbVie shall have the responsibility for applying for any extension or supplementary protection certificate with respect to such Licensed Target Specific Patents, Joint Patents and AbbVie Arising Patents in the Territory. AbbVie shall keep ADARx fully informed of its efforts to obtain such extension or supplementary protection certificate. ADARx shall provide prompt and reasonable assistance, as requested by AbbVie, including by taking such action as patent holder as is required under any Applicable Law to obtain such patent extension or supplementary protection certificate. AbbVie shall pay all costs and expenses in regard to obtaining the extension or supplementary protection certificate in the Territory.

8.2.9. Patent Listings. With respect to each Licensed Product, AbbVie shall have the sole right to make all filings with Regulatory Authorities in the Territory with respect to any relevant Patents, including as required or allowed outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. ADARx shall (a) provide to AbbVie all Information, including a correct and complete list of ADARx Patents covering any Licensed Product or otherwise necessary or reasonably useful to enable AbbVie to make such filings with Regulatory Authorities in the Territory with respect to such Patents and (b) cooperate with AbbVie’s reasonable requests in connection therewith, including meeting any submission deadline, in each case ((a) and (b)), to the extent required or permitted by Applicable Law.

8.2.10. UPC Opt-Out and Opt-In. AbbVie shall have the sole right to make any decision regarding whether or not to elect Opt-Out or Opt-In with respect to any Licensed Target Specific Patents, Joint Patents and AbbVie Arising Patents.

8.3. Enforcement of Patents.

8.3.1. Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement by a Third Party in the Territory of any ADARx Other Patent, Joint Patent or AbbVie Arising Patents of which such Party becomes aware.

8.3.2. ADARx Platform Patents. ADARx shall have the sole right, but not the obligation, to prosecute any alleged or threatened infringement of any ADARx Platform Patent in the Territory, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at its sole cost and expense, and ADARx shall retain control of the prosecution of the applicable claim, suit, or proceeding with respect to such alleged or threatened infringement and retain all recoveries in connection therewith.

8.3.3. ADARx Other Patents.

(a) Subject to Section 8.3.5 and Section 8.3.3(b), ADARx shall have the first right, but not the obligation, at its sole cost and expense, to prosecute any alleged or threatened infringement by a Third Party with respect to any ADARx Other Patent in the Territory, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at its sole cost and expense, and ADARx shall retain control of the prosecution of the applicable claim, suit, or proceeding with respect to such alleged or threatened infringement. If ADARx prosecutes any such alleged or threatened infringement, AbbVie shall have the right to join as a party to such claim, suit, or proceeding in the Territory and participate with its own counsel at its own cost and expense; provided that ADARx shall retain control of the prosecution of such claim, suit, or proceeding. Subject to any attorney-client privilege, attorney work-product, court order or other legal requirement or doctrine that prevents ADARx from sharing certain information, ADARx shall: (i) provide AbbVie with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit, or proceeding, in sufficient time to allow AbbVie to review, consider and substantively comment thereon; (ii) reasonably consider taking action to incorporate AbbVie comments on all such official papers and statements; (iii) allow AbbVie the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding; and (iv) not settle any such claim, suit, or proceeding except in a manner that it believes in good faith is in the best interests of the Program Constructs, Program Products, Licensed Constructs and Licensed Products, as applicable. If ADARx does not take commercially reasonable steps to prosecute such alleged or threatened infringement (x) within [***] following the first notice provided above with respect to the alleged or threatened infringement or (y) provided such date occurs after the first such notice of the alleged or threatened infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then AbbVie may prosecute such alleged or threatened infringement at its own cost and expense.

(b) With respect to each Licensed Target, AbbVie shall have the first right, but not the obligation, to prosecute any alleged or threatened infringement of an ADARx Other Patent that is not a Licensed Target Specific Patent for such Licensed Target in the Territory by a Third Party product Directed To such Licensed Target (a “Competitive Infringement”), including as a defense or counterclaim in connection with any Third Party Infringement Claim, at its sole costs and expense, and AbbVie shall retain control of the prosecution of the applicable claim, suit or proceeding with respect to such Competitive Infringement. Subject to Section 8.3.5, if AbbVie prosecutes any such alleged or threatened Competitive Infringement, ADARx shall have the right to join as a party to such claim, suit, or proceeding in the Territory and participate with its own counsel at its own cost and expense; provided that AbbVie shall retain control of the prosecution of such claim, suit, or proceeding. Subject to Section 8.3.5 and any attorney-client privilege, attorney work-product, court order or other legal requirement or doctrine that prevents AbbVie from sharing certain information, AbbVie shall: (i) provide ADARx with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit, or proceeding, in sufficient time to allow ADARx to review, consider and substantively comment thereon; (ii) reasonably consider taking action to incorporate ADARx comments on all such official papers and statements; (iii) allow ADARx the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding; and (iv) not settle any such claim, suit, or proceeding except in a manner that it believes in good faith is in the best interests of the applicable Licensed Constructs and Licensed Products Directed To such Licensed Target. If AbbVie does not take commercially reasonable steps to prosecute such Competitive Infringement (x) within [***] following the first notice provided above with respect to the alleged or threatened Competitive Infringement or (y) provided such date occurs after the first such notice of the alleged or threatened Competitive Infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then ADARx may prosecute such alleged or threatened Competitive Infringement at its own cost and expense.

8.3.4. Joint Patents. Subject to Section 8.3.5, AbbVie shall have the first right, but not the obligation, to prosecute any alleged or threatened infringement of a Joint Patent in the Territory, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at its sole costs and expense, and AbbVie shall retain control of the prosecution of the applicable claim, suit or proceeding with respect to such alleged or threatened infringement. Subject to Section 8.3.5, if AbbVie prosecutes any such alleged or threatened infringement, ADARx shall have the right to join as a party to such claim, suit, or proceeding in the Territory and participate with its own counsel at its own cost and expense; provided that AbbVie shall retain control of the prosecution of such claim, suit, or proceeding. Subject to Section 8.3.5 and any attorney-client privilege, attorney work-product, court order or other legal requirement or doctrine that prevents AbbVie from sharing certain information, AbbVie shall: (a) provide ADARx with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit, or proceeding, in sufficient time to allow ADARx to review, consider and substantively comment thereon; (b) reasonably consider taking action to incorporate ADARx comments on all such official papers and statements; (c) allow ADARx the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding; and (d) not settle any such claim, suit, or proceeding except in a manner that it believes in good faith is in the best interests of the applicable Program Constructs, Program Products, Licensed Constructs and Licensed Products Directed To such Licensed Target. Subject to Section 8.3.5, if AbbVie does not take commercially reasonable steps to prosecute such alleged or threatened infringement (x) within [***] following the first notice provided above with respect to the alleged or threatened infringement or (y) provided such date occurs after the first such notice of the alleged or threatened infringement is provided, [***] before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then ADARx may prosecute such alleged or threatened infringement at its own cost and expense.

8.3.5. Licensed Target Specific Patents. With respect to each Licensed Target, from and after the License Option Effective Date for the License Option for such Licensed Target, AbbVie shall have the sole right, but not the obligation, to prosecute any alleged or threatened infringement of any Licensed Target Specific Patent for such Collaboration Target in the Territory, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at its sole cost and expense, and AbbVie shall retain control of the prosecution of the applicable claim, suit, or proceeding with respect to such alleged or threatened infringement and, subject to Section 8.3.10, retain all recoveries in connection therewith. [***].

8.3.6. Generic Competition. Notwithstanding the foregoing, if either Party (a) reasonably believes that a Third Party may be filing or preparing or seeking to file a generic or abridged Drug Approval Application for a Generic Product that refers or relies on Regulatory Documentation submitted by either Party to any Regulatory Authority, whether or not such filing may infringe any Licensed Target Specific Patent or Joint Patent, (b) receives any notice of certification regarding any Licensed Target Specific Patent or Joint Patent pursuant to the U.S. “Drug Price Competition and Patent Term Restoration Act” of 1984 (21 United States Code §355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV)) (“ANDA Act”) claiming that any such Patents are invalid or unenforceable or claiming that any such Patents will not be infringed by the Manufacture, use, marketing, or sale of a product for which an application under the ANDA Act is filed or (c) receives any equivalent or similar certification or notice in any other jurisdiction, it shall (i) notify the other Party in writing identifying the alleged applicant or potential applicant and furnishing the information upon which such determination is based and (ii) provide the other Party with a copy of any such notice of certification within [***] of the date of receipt and the provisions of Section 8.3.4 (with respect to Joint Patents) or Section 8.3.5 (with respect to Licensed Target Specific Patents), as applicable, shall apply mutatis mutandis.

8.3.7. Biosimilar Litigation. Notwithstanding anything to the contrary in this Agreement, AbbVie shall have the sole right to prosecute, manage and settle any litigation with respect to Biosimilar Products or any product sought to be approved as Biosimilar Product, and any proceedings associated therewith, in connection with any Patents, including any invalidity, unpatentability or unenforceability challenges, oppositions and post-grant proceedings in connection therewith. If ADARx receives notice or a copy of an application submitted to the FDA for a Biosimilar Product (a “Biosimilar Application”) for which a Licensed Product is a “reference product,” as such term is used in the BPCI Act, whether or not such notice or copy is provided under any Applicable Law, or otherwise is notified in writing that a Biosimilar Application has been submitted to a Regulatory Authority for marketing authorization (such as in an instance described in Section 351(1)(9)(C) of the PHSA), the remainder of this Section 8.3.7 shall apply. ADARx shall, within [***], notify and provide AbbVie copies of such communication to the extent permitted by Applicable Law. AbbVie shall have the right to carry out the rights and responsibilities of the “reference product sponsor,” as defined in Section 351(l)(1)(A) of the PHSA, for purposes of such Biosimilar Application, in consultation with ADARx to the extent requested by AbbVie and permitted under Applicable Law. If requested by AbbVie, ADARx shall seek to obtain access to the Biosimilar Application and related confidential information, including in accordance with Section 351(l)(1)(B)(iii) of the PHSA, if applicable. If permitted pursuant to Applicable Law, upon AbbVie’s request, ADARx shall assist AbbVie in identifying and listing any Patents as required pursuant to Section 351(l)(1)(3)(A) or Section 351(l)(7) of the PHSA, in negotiating with the filer of the Biosimilar Application pursuant to Section 351(l)(4) of the PHSA, and in selecting patents for and conducting litigation pursuant to Section 351(l)(5) and Section 351(l)(6) of the PHSA, to the extent applicable, and shall cooperate with AbbVie in responding to relevant communications with respect to such lists from the filer of the Biosimilar Application. Upon AbbVie’s request, ADARx shall assist in seeking an injunction against any commercial marketing by the filer of a Biosimilar Application as permitted pursuant to Section 351(l)(8)(B) of the PHSA or in filing an action for infringement against the filer of such Biosimilar Application.

8.3.8. AbbVie Arising Patents. AbbVie shall have the sole right, but not the obligation, to prosecute any alleged or threatened infringement of any AbbVie Arising Patent in the Territory, including as a defense or counterclaim in connection with any Third Party Infringement Claim, at its sole cost and expense, and AbbVie shall retain control of the prosecution of the applicable claim, suit, or proceeding with respect to such alleged or threatened infringement and retain all recoveries in connection therewith.

8.3.9. Cooperation. Each Party agrees to cooperate fully in any infringement action pursuant to this Section 8.3. If a Party brings such an action, the other Party shall, if necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section 8.3 shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under this Section 8.3 in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

8.3.10. Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement and except with respect to costs incurred by a Party that joins and participates in such litigation at its sole cost and expense as set forth in this Section 8.3, any recovery realized as a result of such litigation described in Section 8.3.2 through Section 8.3.7 (whether by way of settlement or otherwise) shall be first allocated to reimburse each Party for its costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). [***].

8.4. Infringement Claims by Third Parties.

8.4.1. If the Manufacture, sale, or use of a Licensed Construct or Licensed Product in the Territory pursuant to this Agreement results in, or threatens to result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by AbbVie (or its Affiliates or Sublicensees) (a “Third Party Infringement Claim”), including any defense or counterclaim in connection with an infringement action initiated pursuant to Section 8.3, the Party first becoming aware of such Third Party Infringement Claim shall promptly notify the other Party thereof in writing.

8.4.2. Notwithstanding Section 11.3.2, AbbVie shall have the sole right, but not the obligation, to defend and control the defense and settlement of any Third Party Infringement Claim at its own cost and expense (but subject to Section 11.1 and deduction as provided below), using counsel of its own choice. ADARx may participate in any such Third Party Infringement Claim with counsel of its choice at its own cost and expense. Without limitation of the foregoing, if AbbVie finds it necessary or desirable to join ADARx as a party to any such Third Party Infringement Claim, ADARx shall execute all papers and perform such acts as shall be reasonably required at AbbVie’s cost and expense.

8.4.3. AbbVie shall have the right to settle any Third Party Infringement Claim in its reasonable discretion; provided that AbbVie shall not have the right to settle any Third Party Infringement Claim in a manner that imposes any costs or liability on, or involves any admission by ADARx, without the express written consent of ADARx. If ADARx is named as a party in a Third Party Infringement Claim, (a) subject to any attorney-client privilege, attorney work-product, court order or other legal requirement or doctrine that prevents AbbVie from sharing certain information, AbbVie agrees to provide ADARx with copies of all pleadings filed in the applicable action and to allow ADARx reasonable opportunity to participate in the defense of the Third Party Infringement Claim and (b) if AbbVie elects (in a written communication submitted to ADARx within a reasonable amount of time after notice of the alleged Third Party Infringement Claim) not to defend or control the defense and settlement of, or otherwise fails to initiate and maintain the defense of, such Third Party Infringement Claim in which ADARx or any of its Affiliates are named as a party, within such time periods so that ADARx is not prejudiced by any delays, ADARx may conduct and control the defense and settlement of such Third Party Infringement Claim at its own cost and expense; provided that ADARx shall obtain the written consent of AbbVie prior to settling or compromising any such Third Party Infringement Claim; provided further, that with respect to any such Third Party Infringement Claim for which ADARx is conducting the defense and settlement in accordance with this Section 8.4.3, [***], ADARx shall, at AbbVie’s request, (x) [***], (y) [***] and (z) [***].

8.4.4. AbbVie shall be entitled to deduct [***]% of the reasonable, out-of- pocket costs borne by AbbVie in defending or settling a Third Party Infringement Claim to the extent related to an ADARx Component in a Licensed Product (including pursuant to any adverse judgment in connection therewith) from any royalties payable under Section 7.6.1 in accordance with Section 7.6.4. Any recoveries by a Party awarded in any Third Party Infringement Claim to such Party and against a party asserting a claim being defended under this Section 8.4 shall be applied as follows: such recovery shall be applied (a) first to reimburse AbbVie for its reasonable out-of-pocket costs of defending such Third Party Infringement Claim to the extent not deducted from royalties pursuant to the previous sentence, (b) then to reimburse ADARx for its reasonable out-of-pocket costs of defending such Third Party Infringement Claim and (c) then to reimburse ADARx for royalties deducted pursuant to the previous sentence. The balance of any such recoveries shall be retained by or provided to AbbVie and, to the extent that such recoveries are attributable to loss of sales or profits with respect to a Licensed Product, included in the calculation of Net Sales for the relevant Licensed Product for purposes of Section 7.6.

8.5. Invalidity or Unenforceability Defenses or Actions.

8.5.1. Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Licensed Target Specific Patents or Joint Patents by a Third Party, in each case in the Territory and of which such Party becomes aware.

8.5.2. ADARx Platform Patents. ADARx shall have the sole right, but not the obligation, to defend and control any claim, suit, or proceeding regarding the validity and enforceability of the ADARx Platform Patents at its own cost and expense [***]; provided that this Section 8.5.2 shall not apply to Defense Proceedings, which shall be governed by Section 8.2.

8.5.3. ADARx Other Patents. Subject to Section 8.5.5, ADARx shall have the first right, but not the obligation, to defend and control any claim, suit, or proceeding regarding the validity and enforceability of the ADARx Other Patents at its own cost and expense in the Territory; provided that this Section 8.5.3 shall not apply to Defense Proceedings, which shall be governed by Section 8.2. AbbVie may participate in any claim, suit, or proceeding arising under this Section 8.5.3 [***] with counsel of its choice at its own cost and expense; provided that

ADARx shall retain control of the defense in such claim, suit, or proceeding. Subject to any attorney-client privilege, attorney work-product, court order or other legal requirement or doctrine that prevents ADARx from sharing certain information, ADARx shall: (a) provide AbbVie with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit, or proceeding, in sufficient time to allow AbbVie to review, consider and substantively comment thereon; (b) reasonably consider taking action to incorporate AbbVie comments on all such official papers and statements; (c) allow AbbVie the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding; and (d) not settle any such claim, suit, or proceeding except in a manner that it believes in good faith is in the best interests of the applicable Program Constructs, Program Products, Licensed Constructs or Licensed Products. If ADARx elects not to defend or control the defense of any such ADARx Other Patents in a claim, suit, or proceeding arising under this Section 8.5.3 brought [***], or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, and, in either case, has not settled and is not actively pursuing settlement of such claim, suit, or proceeding, then, upon ADARx’s consent (such consent not to be unreasonably withheld, conditioned or delayed), AbbVie may conduct and control the defense of any such claim, suit, or proceeding at its own expense.

8.5.4. Joint Patents. Subject to Section 8.5.5, AbbVie shall have the first right, but not the obligation, to defend and control any claim, suit, or proceeding regarding the validity and enforceability of the Joint Patents at its own cost and expense [***]; provided that this Section 8.5.4 shall not apply to Defense Proceedings, which shall be governed by Section 8.2. Subject to Section 8.5.5, ADARx may participate in any claim, suit, or proceeding arising under this Section 8.5.4 [***] with counsel of its choice at its own cost and expense; provided that AbbVie shall retain control of the defense in such claim, suit, or proceeding. Subject to Section 8.5.5 and any attorney-client privilege, attorney work-product, court order or other legal requirement or doctrine that prevents AbbVie from sharing certain information, AbbVie shall: (a) provide ADARx with drafts of all official papers and statements (whether written or oral) prior to their submission in such claim, suit, or proceeding, in sufficient time to allow ADARx to review, consider and substantively comment thereon; (b) reasonably consider taking action to incorporate ADARx comments on all such official papers and statements; (c) allow ADARx the opportunity to participate in the preparation of witnesses and other participants in such claim, suit, or proceeding; and (d) not settle any such claim, suit, or proceeding except in a manner that it believes in good faith is in the best interests of the applicable Program Constructs, Program Products, Licensed Constructs or Licensed Products. Subject to Section 8.5.5, if AbbVie elects not to defend or control the defense of any such Joint Patents in a claim, suit, or proceeding arising under this Section 8.5.4 brought [***], or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, and, in either case, has not settled and is not actively pursuing settlement of such claim, suit, or proceeding, then, ADARx may conduct and control the defense of any such claim, suit, or proceeding at its own cost and expense.

8.5.5. Licensed Target Specific Patents. With respect to each Licensed Target, from and after the License Option Effective Date for the License Option for such Licensed Target, AbbVie shall have the sole right, but not the obligation, to defend and control any claim, suit, or proceeding regarding the validity and enforceability of the Licensed Target Specific Patents for such Licensed Target at its own cost and expense [***]; provided that this Section 8.5.5 shall not apply to Defense Proceedings, which shall be governed by Section 8.2. ADARx may participate in any claim, suit, or proceeding arising under this Section 8.5.5 [***] with counsel of its choice at its own cost and expense; provided that AbbVie shall retain control of the defense in such claim, suit, or proceeding.

8.5.6. AbbVie Arising Patents. AbbVie shall have the sole right, but not the obligation, to defend and control any claim, suit, or proceeding regarding the validity and enforceability of the AbbVie Arising Patents at its own cost and expense [***]; provided that this Section 8.5.6 shall not apply to Defense Proceedings, which shall be governed by Section 8.2.

8.5.7. Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 8.5, including by being joined as a party plaintiff in the applicable claim, suit or proceeding described in Section 8.5.2 through Section 8.5.6, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. In connection with any such claim, suit or proceeding, ADARx shall consider in good faith any comments from AbbVie and shall keep AbbVie reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such claim, suit or proceeding. Unless otherwise set forth herein, the Party entitled to control such claim, suit, or proceeding in accordance with this Section 8.5 shall have the right to settle such claim, suit, or proceeding; provided that ADARx shall not have the right to settle any claim, suit, or proceeding under this Section 8.5 in a manner that imposes any costs or liability on, or involves any admission by, AbbVie, without the express written consent of AbbVie.

8.5.8. Costs and Expenses. Subject to Section 7.7, AbbVie shall be entitled to offset up to [***]% of the reasonable out-of-pocket costs borne by AbbVie in defending or settling any claim, suit, or proceeding under this Section 8.5 solely to the extent related to [***] that are borne by AbbVie in a given Calendar Quarter from royalties due to ADARx pursuant to Section 7.6.1 for such Calendar Quarter in accordance with Section 7.6.4.

8.6. Third Party Licenses and Patents.

8.6.1. ADARx Platform Licenses. If ADARx determines that any Patent, trade secret or other intellectual property right of a Third Party in any country or other jurisdiction in the Territory is necessary for the use of the ADARx Platform (any such license, a “Future ADARx Platform License” and such rights, “Future ADARx Platform Rights”), then ADARx shall have the sole right (subject to the immediately following sentence), but not the obligation, to negotiate and obtain any such Future ADARx Platform License; provided that if ADARx obtains such a license, ADARx shall use commercially reasonable efforts to obtain the right to sublicense such Future ADARx Platform Rights to AbbVie and its Affiliates [***]. If, despite using commercially reasonable efforts, ADARx is unable to obtain a sublicensable right under any such Future ADARx Platform License that is necessary for AbbVie to be able to Exploit Licensed Constructs and Licensed Products, then ADARx will not obtain rights to the applicable Future ADARx Platform Rights in a manner that would preclude AbbVie from obtaining rights to such Future ADARx Platform Rights to Exploit Licensed Constructs and Licensed Products in a separate agreement with the applicable Third Party. [***].

8.6.2. Licensed Construct and Licensed Product Licenses. With respect to each Licensed Target, if on or after the License Option Effective Date for the License Option for such Licensed Target, AbbVie determines that any Patent, Information, or other intellectual property or proprietary right of a Third Party in any country or other jurisdiction in the Territory is necessary or reasonably useful for the Development, Manufacture, or Commercialization of any Licensed Construct or Licensed Product Directed To such Licensed Target by AbbVie, any of its Affiliates, or any of its or their Sublicensees, except, for clarity, any Future ADARx Platform Rights unless otherwise provided under Section 8.6.1, then AbbVie shall have the sole right, but not the obligation, to negotiate and obtain a license or other right from such Third Party for AbbVie and its Affiliates and its and their Sublicensees to Develop, Manufacture, or Commercialize any such Licensed Construct or Licensed Product in such country or other jurisdiction, including in connection with the settlement of a Third Party infringement claim pursuant to Section 8.4.

8.7. Product Trademarks.

8.7.1. Selection of Product Trademarks. With respect to each Licensed Target, AbbVie shall have the sole and exclusive right to determine the Product Trademarks to be used with respect to the Exploitation of the Licensed Products Directed To such Licensed Target on a worldwide basis. ADARx shall not, and shall not permit its Affiliates to, (a) use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Product Trademarks, or (b) do any act that endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks. ADARx shall not, and shall not permit its Affiliates to, attack, dispute, or contest the validity of or ownership of any Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.

8.7.2. Ownership and Prosecution of Product Trademarks. AbbVie shall own all rights, title and interests in and to the Product Trademarks in the Territory, and shall be responsible for the registration, prosecution and maintenance thereof. All costs and expenses of registering, prosecuting and maintaining the Product Trademarks shall be borne solely by AbbVie. ADARx shall provide all assistance and documents reasonably requested by AbbVie in support of its prosecution, registration and maintenance of the Product Trademarks.

8.7.3. Enforcement of Product Trademarks. AbbVie shall have the sole right and responsibility for taking such action as AbbVie deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory. AbbVie shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 8.7.3 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

8.7.4. Third Party Claims. AbbVie shall have the sole right and responsibility for defending against and settling any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory. AbbVie shall bear the costs and expenses relating to any defense commenced pursuant to this Section 8.7.4 and any settlements and judgments with respect thereto, and shall retain any damages or other amounts collected in connection therewith.

8.7.5. Notice and Cooperation. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party. Each Party agrees to cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 8.7.

8.8. Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due such Party’s employees or agents that are inventors under any applicable inventor remuneration laws.

ARTICLE 9

CONFIDENTIALITY AND NON-DISCLOSURE

9.1. Confidentiality Obligations.

9.1.1. At all times during the Term and for a period of [***] following termination or expiration of this Agreement in its entirety, each Party shall, and shall cause its Affiliates and each of its and their respective officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement. “Confidential Information” means any Information provided by or on behalf of one Party or any of its Affiliates (the “Disclosing Party”) to the other Party or any of its Affiliates (the “Receiving Party”) in connection with this Agreement, whether prior to, on or after the Effective Date, communicated in writing or orally or by any other method, including (a) the terms of this Agreement (subject to Section 9.3), (b) Information relating to the Target Program Activities or Post-Option ADARx Activities, or any Exploitation of any Program Construct, Program Product, Licensed Construct or Licensed Product, (c) AbbVie Contributed Information, (d) AbbVie Proprietary Contributed Materials, (e) ADARx Know-How and ADARx Patents (to the extent unpublished), or (f) the scientific, regulatory or business affairs or other activities of either Party or its Affiliates; provided that [***]. Notwithstanding the foregoing, irrespective of the Party who first disclosed it: (i) with respect to each Collaboration Target, Confidential Information relating to such any Program Construct or Program Product Directed To such Collaboration Target or the Exploitation thereof (the “Collaboration Target Information”) shall be deemed the Confidential Information of both Parties and each Party is the Disclosing Party and the Receiving Party with respect thereto until (A) the License Option Expiration Date for such Collaboration Target if AbbVie does not provide an Exercise Notice for the License Option for such Collaboration Target or (B) if AbbVie provides an Exercise Notice for the License Option for such Collaboration Target, the later of the License Option Effective Date for such Collaboration Target and the termination of this Agreement with respect to such Collaboration Target; (ii) with respect to each Licensed Target, [***] (collectively (A) – (B), the “Licensed Target Information”) shall be deemed the Confidential Information of AbbVie (and AbbVie shall be deemed to the Disclosing

Party and ADARx shall be deemed the Receiving Party with respect thereto); (iii) Confidential Information [***] relating to any AbbVie Contributed Information or AbbVie Proprietary Contributed Materials, including ACT Improvement Know-How (“ACT Information”) shall be deemed the Confidential Information of AbbVie (and AbbVie shall be deemed to the Disclosing Party and ADARx shall be deemed the Receiving Party with respect thereto); (iv) Confidential Information [***] relating to the ADARx Platform, including ADARx Platform IP and Restricted ADARx Information (“ADARx Information”) shall be deemed the Confidential Information of ADARx (and ADARx shall be deemed to the Disclosing Party and AbbVie shall be deemed the Receiving Party with respect thereto) and (v) the terms of this Agreement shall be deemed to be the Confidential Information of both Parties and each Party is the Disclosing Party and the Receiving Party with respect thereto.

9.1.2. The confidentiality and non-use obligations under Section 9.1.1 with respect to any Confidential Information shall not apply to any information that:

(a) has been published by a Third Party or otherwise is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence of the Receiving Party;

(b) can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s possession prior to disclosure by the Disclosing Party without any obligation of confidentiality with respect to such information; provided that the foregoing exception shall not apply with respect to Collaboration Target Information, Licensed Target Information, ACT Information or ADARx Information;

(c) is subsequently received by the Receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information; or

(d) can be demonstrated by documentation or other competent evidence to have been independently developed by or for the Receiving Party without reference to, or use or disclosure of, the Disclosing Party’s Confidential Information; provided that the foregoing exception shall not apply with respect to Collaboration Target Information, Licensed Target Information, ACT Information or ADARx Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

9.2. Permitted Disclosures. The Receiving Party may use and disclose Confidential Information of the Disclosing Party to the extent that such disclosure is:

9.2.1. made in response to a valid order of an arbitral tribunal, court of competent jurisdiction or other Governmental Authority of competent jurisdiction or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law or the rules of a stock exchange on which the securities of the Receiving Party (or any controlling Affiliate of such Party) are listed (or to which an application for listing has been submitted); provided, however, that if the Receiving Party is required to make any such disclosure of the Disclosing Party’s Confidential Information, the Receiving Party shall promptly notify the Disclosing Party in advance (and to the extent possible, with at least [***] notice) and give the Disclosing Party a reasonable opportunity to quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order or required to be disclosed be held in confidence by such court or Governmental Authority or, if disclosed, be used only for the purposes for which the order was issued or such disclosure was required by Applicable Law or such rules; provided further, that the Confidential Information disclosed in response to such court or governmental order or as required by Applicable Law or the rules of a stock exchange on which the securities of the Receiving Party (or any controlling Affiliate of such Party) are listed (or to which an application for listing has been submitted) shall be limited to the information that is legally required to be disclosed in response to such court or governmental order or by such Applicable Law or such rules;

9.2.2. made by or on behalf of the Receiving Party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent under this Agreement; provided that the Receiving Party takes reasonable measures to obtain confidential treatment of such information, to the extent such protection is available;

9.2.3. made by or on behalf of the Receiving Party to its financial and legal advisors who have a need to know the Disclosing Party’s Confidential Information and are either under professional codes of conduct giving rise to obligations of confidentiality and non-use or are under written agreement at least as equivalent in scope as and no less restrictive than those set forth in this ARTICLE 9;

9.2.4. made by or on behalf of the Receiving Party to any bona fide potential or actual licensor of any Information or Patents licensed by the Receiving Party to the Disclosing Party hereunder with the Disclosing Party’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; or

9.2.5. made by or on behalf of the Receiving Party to any bona fide potential or actual investor, stockholder, investment banker, lender, acquirer, merger partner, assignee or other actual financial partner and their representatives and advisors (including attorneys and accountants) to the extent reasonably necessary in connection with their evaluation of such bona fide potential or actual investment, acquisition, merger, assignment or other financing transactions, and with respect to the terms and conditions of this Agreement, in the form of a reasonably redacted version of this Agreement as well as a summary of the economics and key terms of, and high-level status of the activities under, this Agreement; provided that, unless such redacted version of this Agreement is publicly available, (a) the Receiving Party shall permit the Disclosing Party to review and comment upon such summary and redacted version of this Agreement at least (i) with respect to the summary of the economics and key terms of, and high- level status of the activities under, this Agreement, [***] and (ii) with respect to the redacted version of this Agreement, [***], in each case ((i) and (ii)), in advance of its disclosure and shall implement any reasonable additional redactions the Disclosing Party requests that are provided no later than [***] or [***], as applicable, after such request from the Receiving Party (and, by way of example, redactions of (A) Collaboration Targets, (B) the Target Research Plans and (C) other scientifically sensitive information are reasonable additional redactions) and (b) all Persons to which disclosures are made pursuant to this Section 9.2.5 must be bound by obligations of confidentiality and non-use at least as equivalent in scope as and no less restrictive than those set forth in this ARTICLE 9 (or under professional codes of conduct giving rise to obligations of confidentiality and non-use) prior to any such disclosure (but of shorter duration, if customary, but no less than [***] (and [***] in the case of investors and stockholders) after the date of disclosure). Notwithstanding the foregoing, after negotiations with any such Third Party have progressed so that the Receiving Party reasonably and in good faith believes it will execute a definitive agreement with such Third Party within [***], the Receiving Party may disclose the terms and conditions of this Agreement in an unredacted form solely to such Third Party’s outside counsel under the aforementioned obligations of confidentiality and non-use, and may disclose to the actual acquirer, merger partner or assignee following execution of such definitive agreement.

9.3. Additional Permitted Disclosures and Use by AbbVie. AbbVie and its Affiliates and its and their Sublicensees may disclose and use Confidential Information of ADARx as may be necessary or useful in connection with the conduct of its activities under any Target Research Plan, or Step-In Activities or the Exploitation of the Licensed Constructs and Licensed Products, including in connection with any filing, application or request for Regulatory Approval by or on behalf of AbbVie or any of its Affiliates or any of its or their Sublicensees for any Licensed Product or otherwise in connection with the performance of AbbVie’s obligations or exercise of AbbVie’s rights under this Agreement, including to existing or potential Distributors, Sublicensees, collaboration partners or acquirers or transferees or to [***]; provided that (a) subject to the following clause (b), any such Persons to whom such Confidential Information is disclosed pursuant to this Section 9.3 must be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of AbbVie pursuant to this ARTICLE 9 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [***] after the date of disclosure) and (b) with respect to any such disclosure in connection with any filing, application or request for Regulatory Approval by or on behalf of AbbVie or any of its Affiliates, AbbVie shall take reasonable measures to assure confidential treatment of such information, to the extent such protection is available.

9.4. Additional Permitted Use and Disclosure by ADARx. ADARx and its Affiliates may (a) use, and disclose to its permitted subcontractors Collaboration Target Information, Licensed Target Information and ACT Information as may be necessary or useful in connection with the conduct of, and solely for the purposes of conducting, the Target Program Activities or Post-Option ADARx Activities, as applicable and (b) disclose Confidential Information in the form of net sales reports, audit results, final decisions made by an Audit Expert pursuant to Section 7.13.3 and financial terms of this Agreement to a Third Party in connection with a bona fide or actual transaction pursuant to which ADARx assigns its right to receive any or all payments set forth in ARTICLE 7; provided that any such Third Party to whom such Confidential Information is disclosed pursuant to this Section 9.4 must be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of AbbVie pursuant to this ARTICLE 9 (with a duration of confidentiality and non-use obligations as appropriate that is no less than [***] after the date of disclosure).

9.5. Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo or Trademarks of the other Party or any of its Affiliates or any of its or their (sub)licensees (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party in each instance except to the extent otherwise agreed to by the Parties (including in an agreement other than this Agreement) or as expressly permitted by the terms hereof. The restrictions imposed by this Section 9.5 shall not prohibit (a) AbbVie from making any disclosure identifying ADARx to the extent required in connection with AbbVie’s exercise of its rights or obligations under this Agreement and (b) either Party from making any disclosure identifying the other Party that, in the opinion of the first Party’s counsel, is required by Applicable Law or the rules of a stock exchange on which the securities of such first Party (or any controlling Affiliate of such Party) are listed (or to which an application for listing has been submitted); provided that such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon.

9.6. Public Announcements. The Parties have agreed upon the content of a joint press release that shall be issued substantially in the form attached hereto as Schedule 9.6, the release of which the Parties shall coordinate in order to accomplish such release promptly upon a date to be mutually agreed by the Parties. ADARx shall not issue any other public announcement, press release or other public disclosure regarding this Agreement or its subject matter without AbbVie’s prior written consent, except for any such disclosure that is, in the opinion of ADARx’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of ADARx (or any controlling Affiliate of ADARx) are listed (or to which an application for listing has been submitted). If ADARx is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its (or ADARx’s controlling Affiliate’s) securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, ADARx shall submit the proposed disclosure, the reason such disclosure is required and the time and place the disclosure will be made, in writing to AbbVie as far in advance as reasonably practicable (and in no event less than [***] prior to the anticipated date of disclosure) so as to provide AbbVie a reasonable opportunity to comment thereon, and ADARx will consider AbbVie’s comments in good faith. AbbVie, its Affiliates and its and their Sublicensees shall have the right to publicly disclose research, development and commercial information (including with respect to regulatory matters) regarding the Licensed Products; provided that (a) such disclosure is subject to the provisions of ARTICLE 9 with respect to ADARx’s Confidential Information and (b) after the Public Date, AbbVie will provide ADARx advance notice of any such disclosure. ADARx shall not be required to seek the permission of AbbVie to disclose any information regarding the terms of this Agreement or any amendment hereto that has already been publicly disclosed by ADARx or AbbVie, in accordance with this Section 9.6; provided that such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

9.7. Publications. The Parties recognize the desirability of publishing and publicly disclosing the results of and information regarding activities under this Agreement.

9.7.1. ADARx Publications. ADARx shall not, and shall cause each of its Affiliates and its and their licensees and (sub)licensees not to make any publications or public disclosure regarding any: (a) Collaboration Target or any Program Construct or Program Product Directed To such Collaboration Target from the beginning of the License Option Period and ending upon the expiration or termination of this Agreement with respect to such Collaboration Target; or (b) Licensed Target, Licensed Construct or Licensed Product during the period beginning on the License Option Effective Date for the License Option for such Licensed Target and ending upon the expiration or termination of this Agreement with respect to such Licensed Target, in each case ((a) and (b)), without AbbVie’s prior written consent in its sole discretion.

9.7.2. AbbVie Publications. With respect to each Licensed Target, from and after the License Option Effective Date for the License Option for such Licensed Target until termination of this Agreement with respect to such Licensed Target, AbbVie shall be free to publicly disclose the results of and information regarding activities under this Agreement with respect to such Licensed Target or any Licensed Construct or Licensed Products Directed To such Licensed Target; provided that if AbbVie desires to include any Confidential Information of ADARx in any such publication, then the remainder of this Section 9.7.2 shall apply. AbbVie shall provide ADARx with a copy of the proposed publication at least [***] prior to the earlier of its presentation or intended submission for publication to provide ADARx the opportunity to review and recommend any changes ADARx reasonably believes are necessary to protect the Confidential Information of ADARx or its Affiliates. AbbVie will remove all Confidential Information of the ADARx or its Affiliates if requested by ADARx and otherwise use good faith efforts to reflect ADARx’s reasonable comments. If ADARx notifies AbbVie in writing within such [***] period after receipt of the copy of the proposed publication, that such publication in ADARx’s reasonable judgment contains ADARx’s Confidential Information for which ADARx reasonably desires to file a patent application and has the right to do so under this Agreement, AbbVie shall delay such publication as necessary to enable ADARx to file patent applications protecting ADARx’s rights to such information. AbbVie shall provide ADARx a copy of such publication at the time of the submission or presentation.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1. Mutual Representations and Warranties and Covenants. Each Party represents and warrants to the other Party, as of the Effective Date:

10.1.1. it is duly organized, validly existing and in good standing under the Applicable Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

10.1.2. the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and do not violate: (a) such Party’s charter documents, bylaws or other organizational documents; (b) in any material respect, any agreement, instrument or contractual obligation to which such Party is bound; (c) any requirement of any Applicable Law; or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party;

10.1.3. this Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity); and

10.1.4. it is not under obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

10.2. Effective Date Representations and Warranties. ADARx additionally represents and warrants to AbbVie as of the Effective Date that except as set forth in the disclosure schedules delivered by ADARx on the Effective Date (the “Initial Disclosure Schedules”) that:

10.2.1. All Existing Patents (a) are listed on the Existing Patents Schedule, (b) are subsisting and to the Knowledge of ADARx, are not invalid or unenforceable, in whole or in part, (c) are being diligently prosecuted in the respective patent offices in the Territory in accordance with Applicable Law and (d) have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. Each of the Existing Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Existing Patent is issued or such application is pending.

10.2.2. There are no claims, judgments, or settlements against, or amounts with respect thereto, owed by ADARx or any of its Affiliates relating to the Existing Patents or the ADARx Know-How. No claim or litigation has been brought or threatened by any Person alleging, and ADARx has no Knowledge of any claim, whether or not asserted, that (a) the Existing Patents or the ADARx Know-How are invalid or unenforceable or (b) the Existing Patents or the ADARx Know-How, or the disclosing, copying, making, assigning, or licensing of the Existing Patents or the ADARx Know-How, or the conduct of the Target Program Activities, does or will violate, infringe, misappropriate, or otherwise conflict or interfere with, any Patent or other intellectual property or proprietary right of any Person (including trade secrets), and to ADARx’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such claims. To ADARx’s Knowledge, no Person (i) has infringed or is infringing or threatening to infringe any Existing Patent or (ii) has misappropriated or is misappropriating or threatening to misappropriate the ADARx Know-How.

10.2.3. ADARx has sole and exclusive legal or beneficial title and ownership of the Existing Patents. ADARx is entitled to grant the licenses specified herein.

10.2.4. To ADARx’s Knowledge, the conduct of the Target Program Activities as contemplated herein will not be subject to any other license or agreement to which ADARx or any of its Affiliates is a party that would limit the rights granted to AbbVie hereunder.

10.2.5. [***].

10.2.6. Each officer, employee, agent and consultant of ADARx or any of its Affiliates who has or has had any rights, title or interests in or to any ADARx Patents or any ADARx Know-How has assigned or has executed an agreement assigning its entire rights, title and interests in and to such ADARx Patents and ADARx Know-How to ADARx. To ADARx’s Knowledge, no current officer, employee, agent, or consultant of ADARx or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of ADARx or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with ADARx.

10.2.7. ADARx has obtained the right (including under any Patents and other intellectual property rights) to use all Information and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party under any agreements between ADARx and any such Third Party with respect to (a) the Existing [***] Construct or (b) the ADARx Platform, to the extent the right is necessary or reasonably useful to use the ADARx Platform to perform the activities contemplated under this Agreement.

10.2.8. ADARx has made available to AbbVie: (a) the file wrapper and other documents and materials relating to the prosecution, defense, maintenance, validity, and enforceability of the Existing Patents; and (b) material ADARx Know-How and other material Information in its possession or Control regarding or related to the Existing [***] Construct or the ADARx Platform (excluding in each case ((a) and (b)) any Restricted ADARx Information), including information regarding the safety and efficacy of Constructs identified or generated using the ADARx Platform, and in each case ((a) and (b)), all such materials, ADARx Know-How and other Information are true, complete, and correct in all material respects.

10.2.9. Neither ADARx nor any of its Affiliates has previously entered into any agreement, whether written or oral, with respect to or otherwise assigned, transferred, licensed, conveyed or otherwise encumbered its rights, title or interests in or to any Patent or other intellectual property or proprietary right or Information that would be Existing Patents or ADARx Know-How, but for such assignment, transfer, license, conveyance or encumbrance.

10.2.10. There are no pending or alleged or threatened, (a) inter partes reviews, post-grant reviews, interferences, re-examinations or oppositions involving the Existing Patents that are in or before any patent authority (or other Governmental Authority performing similar functions) that challenge the scope, validity, or enforceability of the Existing Patents or (b) inventorship challenges involving the Existing Patents that are in or before any patent or other Governmental Authority.

10.2.11. The inventions claimed by the Existing Patents (a) were not conceived, created, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e), (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. part 401 and (d) are not the subject of any licenses, options or other rights of any other Governmental Authority, within or outside the United States, due to such Governmental Authority’s funding of research and development or otherwise (other than the right to receive payments or any law of general application that applies to personal property generally, e.g., takings laws).

10.2.12. The ADARx Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality. To the Knowledge of ADARx and its Affiliates, no breach of such confidentiality has been committed by any Third Party.

10.2.13. Schedule 10.2.13 sets forth a complete and correct list of all agreements, whether written or oral, entered into by ADARx or any of its Affiliates that relate to (a) the use of the ADARx Platform for Target Program Activities or (b) the Development, Manufacture or Commercialization of the Existing [***] Construct, in each case ((a) and (b)), excluding (x) standalone confidentiality and non-disclosure agreements and agreements relating to off-the-shelf materials and (y) services agreements pursuant to which ADARx or any of its Affiliates owns or has an exclusive license under all rights, title and interests in and to any resulting Information, Patents, or other intellectual property right (except for improvements to such Third Party’s technology; provided that ADARx has a sublicensable license to any such improvements that are necessary or reasonably useful to use the ADARx Platform for the Target Program Activities or the Development, Manufacture or Commercialization of the Existing [***] Construct) without a license to the counterparty (other than non-exclusive licenses granted for the limited purpose of conducting the applicable research or services pursuant to the applicable services agreement), in each case ((x) and (y)), entered into in the normal course. ADARx has provided AbbVie true, complete, and correct copies of all such agreements; provided that such copies may have been redacted with respect to financial and other sensitive terms that are not applicable to ADARx’s obligations or AbbVie’s rights or obligations hereunder.

10.2.14. ADARx and its Affiliates have conducted, and to ADARx’s Knowledge, their respective contractors and consultants have conducted, (a) all Development of the Existing [***] Construct and (b) all development of the ADARx Platform, in each case ((a) and (b)), in accordance with GLP and Applicable Law.

10.2.15. To ADARx’s Knowledge, the conduct of the Target Program Activities as contemplated herein will not violate, infringe, misappropriate or otherwise conflict or interfere with any Patent or other intellectual property or proprietary right of any Third Party.

10.2.16. The conception, creation, development, and reduction to practice of the Existing Patents and ADARx Know-How existing as of the Effective Date have not constituted or involved the misappropriation of trade secrets or other rights or intellectual property of any Person.

10.2.17. Neither ADARx nor any of its Affiliates, nor any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Existing [***] Construct or the ADARx Platform, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Existing [***] Construct or the ADARx Platform, or committed an act, made a statement, or failed to make a statement with respect to the Existing [***] Construct or the development of the ADARx Platform that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory;

10.2.18. ADARx and its Affiliates have maintained an internal compliance program under which its (or its Affiliates’) employees are required to comply with all Applicable Law, including applicable local and international anti-bribery and anti-corruption laws and regulations;

10.2.19. ADARx and its Affiliates (a) have complied with all Applicable Law governing bribery, money laundering, and other corrupt practices and behavior (including, as applicable, the U.S. Foreign Corrupt Practices Act and UK Bribery Act) and (b) have not, directly or indirectly, offered, given, paid, promised to pay, or authorized the payment of any bribes, kickbacks, influence payments, or other unlawful or improper inducements to any Person in whatever form (including gifts, travel, entertainment, contributions, or anything else of value); and

10.2.20. Neither ADARx nor its Affiliates is a Debarred Entity, Excluded Entity, or Convicted Entity and it will not use in any capacity, in connection with the obligations to be performed under this Agreement, any person who is a Debarred Individual, an Excluded Individual, or a Convicted Individual. ADARx covenants that if, during the Term, it becomes a Debarred Entity, Excluded Entity, or Convicted Entity, or listed on the FDA’s Disqualified/Restricted List or if any employee or agent performing any of its obligations hereunder becomes a Debarred Individual, an Excluded Individual, or a Convicted Individual, or added to the FDA’s Disqualified/Restricted List, it shall immediately notify AbbVie. If ADARx becomes a Debarred Entity, Excluded Entity, or Convicted Entity, or listed on the FDA’s Disqualified/Restricted List or if any employee or agent performing any of its obligations hereunder becomes a Debarred Individual, an Excluded Individual, or a Convicted Individual, or added to the FDA’s Disqualified/Restricted List, AbbVie shall have the option, at its sole discretion, to either (a) prohibit such employee or agent from conducting Target Program Activities or Post-Option ADARx Activities, or (b) terminate this Agreement in accordance with Section 12.2.2(c). For purposes of this Agreement, the following definitions shall apply:

(a) a “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a – 7(a), but has not yet been excluded, debarred, suspended, or otherwise declared ineligible;

(b) a “Debarred Entity” is a corporation, partnership, or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of such a corporation, partnership, or association;

(c) a “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug or biological product application;

(d) an “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended, or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services or (ii) an individual or entity, as applicable, who has been excluded, debarred, suspended, or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA); and

(e) “FDA’s Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologics, or devices if the FDA has determined that the investigators have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false Information to the study sponsor or the FDA.

10.3. Collaboration Target Representations and Warranties of ADARx. With respect to each Collaboration Target, ADARx additionally represents and warrants to AbbVie as of (a) the Development Candidate Selection Data Package Delivery Date for such Collaboration Target, (b) the License Option Data Package Delivery Date for such Collaboration Target and (c) if applicable, each Bring Down Date, except as set forth in the applicable Updated Disclosure Schedules with respect to such Collaboration Target:

10.3.1. All Existing Patents that claim the ADARx Platform or any Program Construct or Program Product Directed To such Collaboration Target (collectively, the “Collaboration Target Patents”) (a) are listed on the Existing Patents Schedule, (b) are subsisting and, to the Knowledge of ADARx, are not invalid or unenforceable, in whole or in part, (c) are being diligently prosecuted in the applicable patent offices in the Territory in accordance with Applicable Law and (d) have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. Each of the Collaboration Target Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Collaboration Target Patent is issued or such application is pending.

10.3.2. There are no claims, judgments, or settlements against, or amounts with respect thereto, owed by ADARx or any of its Affiliates relating to the Collaboration Target Patents or the ADARx Know-How related to the ADARx Platform or any Program Construct or Program Product Directed To such Collaboration Target (collectively, the “Collaboration Target Know-How”). No claim or litigation has been brought or threatened by any Person alleging, and ADARx has no Knowledge of any claim, whether or not asserted, that (a) the Collaboration Target Patents or the Collaboration Target Know-How are invalid or unenforceable or (b) the Collaboration Target Patents or the Collaboration Target Know-How, or the disclosing, copying, making, assigning, or licensing of the Collaboration Target Patents or the Collaboration Target Know-How, or the Exploitation of any Program Construct or Program Product Directed To such Collaboration Target, does or will violate, infringe, misappropriate, or otherwise conflict or interfere with, any Patent or other intellectual property or proprietary right of any Person (including trade secrets), and to ADARx’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such claims. To ADARx’s Knowledge, no Person (i) has infringed or is infringing or threatening to infringe any Collaboration Target Patent or (ii) has misappropriated or is misappropriating or threatening to misappropriate the Collaboration Target Know-How.

10.3.3. ADARx has sole and exclusive legal or beneficial title and ownership of the Collaboration Target Patents. ADARx is entitled to grant the licenses specified herein with respect to the Program Constructs and Program Products Directed To such Collaboration Target if AbbVie exercises its License Option for such Collaboration Target.

10.3.4. To ADARx’s Knowledge, the Exploitation of the Program Constructs and Program Products Directed To such Collaboration Target as contemplated herein if AbbVie exercises its License Option for such Collaboration Target will not be subject to any other license or agreement to which ADARx or any of its Affiliates is a party that would limit the rights granted to AbbVie hereunder.

10.3.5. [***]. [***].

10.3.6. Each officer, employee, agent and consultant of ADARx or any of its Affiliates who has or has had any rights, title or interests in or to any Collaboration Target Patents or any Collaboration Target Know-How has assigned or has executed an agreement assigning its entire rights, title and interests in and to such Collaboration Target Patents and Collaboration Target Know-How to ADARx. To ADARx’s Knowledge, no current officer, employee, agent, or consultant of ADARx or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patents or other intellectual property or proprietary information of ADARx or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with ADARx.

10.3.7. ADARx has obtained the right (including under any Patents and other intellectual property rights) to use all Information and all other materials (including any formulations and manufacturing processes and procedures) developed or delivered by any Third Party under any agreements between ADARx and any such Third Party with respect to (a) the ADARx Platform to the extent the right is necessary or reasonably useful to Exploit any Program Construct or Program Product Directed To such Collaboration Target, (b) any ADARx Component of a Program Construct or Program Product Directed To such Collaboration Target or (c) with respect to any agreement for any Target Program Activities, any Program Construct or Program Product.

10.3.8. ADARx has made available to AbbVie: (a) the file wrapper and other documents and materials relating to the prosecution, defense, maintenance, validity, and enforceability of the Collaboration Target Patents; and (b) material Collaboration Target Know- How and other material Information in its possession or Control regarding or related to any Program Construct or Program Product Directed To such Collaboration Target, including information regarding the safety and efficacy of such Program Constructs and Program Products, and in each case ((a) and (b)), all such materials, Collaboration Target Know-How and other Information are true, complete, and correct in all material respects.

10.3.9. [***]. [***].

10.3.10. Neither ADARx nor any of its Affiliates has previously entered into any agreement, whether written or oral, with respect to or otherwise assigned, transferred, licensed, conveyed or otherwise encumbered its rights, title or interests in or to any Patent or other intellectual property or proprietary right or Information that would be Collaboration Target Patents or Collaboration Target Know-How, but for such assignment, transfer, license, conveyance or encumbrance.

10.3.11. There are no pending or alleged or threatened, (a) inter partes reviews, post-grant reviews, interferences, re-examinations or oppositions involving the Collaboration Target Patents that are in or before any patent authority (or other Governmental Authority performing similar functions) that challenge the scope, validity, or enforceability of the Collaboration Target Patents or (b) inventorship challenges involving the Collaboration Target Patents that are in or before any patent or other Governmental Authority.

10.3.12. The inventions claimed by the Collaboration Target Patents (a) were not conceived, created, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (b) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(e), (c) are not otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. part 401 and (d) are not the subject of any licenses, options or other rights of any other Governmental Authority, within or outside the United States, due to such Governmental Authority’s funding of research and development or otherwise (other than the right to receive payments or any law of general application that applies to personal property generally, e.g., takings laws).

10.3.13. Schedule 10.3.13 sets forth a complete and correct list of all agreements, whether written or oral, entered into by ADARx or any of its Affiliates that relate to the ADARx Platform or any Program Construct or Program Product Directed To such Collaboration Target, excluding (a) standalone confidentiality and non-disclosure agreements and agreements relating to off-the-shelf materials, (b) services or other agreements pursuant to which ADARx or any of its Affiliates owns or has an exclusive license under all rights, title and interests in and to any resulting Information, Patents, or other intellectual property right (except for improvements to such Third Party’s technology; provided that ADARx has a sublicensable license to any improvements to such Third Party’s technology that are necessary or reasonably useful to Develop (or Manufacture to Develop) Program Constructs Directed To such Collaboration Target or any of the corresponding Program Products) without a license to the counterparty (other than non-exclusive licenses granted for the limited purpose of conducting the applicable research or services pursuant to the applicable services agreements) in each case ((a) and (b)), entered into in the normal course. ADARx has provided AbbVie true, complete and correct copies of all such agreements; provided that such copies may have been redacted with respect to financial and other sensitive terms that are not applicable to ADARx’s obligations or AbbVie’s rights or obligations hereunder.

10.3.14. The Collaboration Target Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality. To the Knowledge of ADARx and its Affiliates no breach of such confidentiality has been committed by any Third Party.

10.3.15. ADARx and its Affiliates have conducted, and to ADARx’s Knowledge, their respective contractors and consultants have conducted, all Target Program Activities for such Collaboration Target in accordance with GLP and Applicable Law.

10.3.16. To ADARx’s Knowledge, the conduct of AbbVie’s Development, Manufacture, and Commercialization of the Program Constructs Directed To such Collaboration Target and the corresponding Program Products as contemplated herein if AbbVie exercises its License Option for such Collaboration Target will not violate, infringe, misappropriate or otherwise conflict or interfere with any Patent or other intellectual property or proprietary right of any Third Party in each case, except to the extent attributable to any AbbVie Contributed Technology.

10.3.17. The conception, creation, development and reduction to practice of the Collaboration Target Patents, ADARx Know-How related to such Collaboration Target or any Program Construct Directed To such Collaboration Target or any corresponding Program Product existing as of such Development Candidate Selection Data Package Delivery Date, License Option Data Package Delivery Date or Bring Down Date, as applicable, have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person, in each case, except to the extent attributable to any AbbVie Contributed Technology.

10.3.18. [***]. [***].

10.3.19. Neither ADARx nor any of its Affiliates, nor any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of the Program Constructs or the Program Products Directed To such Collaboration Target, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of the Program Constructs or the Program Products Directed To such Collaboration Target, or committed an act, made a statement, or failed to make a statement with respect to the Development of the Program Constructs or the Program Products Directed To such Collaboration Target that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies in the Territory.

10.3.20. The Development Candidate Selection Data Package or License Option Data Package, as applicable, for such Collaboration Target is complete and correct in all material respects.

10.4. Bring Downs.

10.4.1. With respect to each Collaboration Target, AbbVie shall have the right to request that ADARx bring down the representations and warranties in Section 10.3 during (a) [***] and (b) [***], in each case, by notifying ADARx of such request (each such notice, a “Bring Down Request” and each date AbbVie delivers such Bring Down Request, the “Bring Down Request Date”) as set forth in this Section 10.4.

10.4.2. With respect to each Bring Down Request, (a) ADARx makes the representations and warranties in Section 10.3 with respect to the applicable Collaboration Target as of the date that is [***] after the Bring Down Request Date for such Bring Down Request (such date, the “Bring Down Date”) and (b) ADARx shall have the right to provide AbbVie Updated Disclosure Schedules before the applicable Bring Down Date.

10.5. Updated Disclosure Schedules.

10.5.1. With respect to each Development Candidate Selection Data Package, each License Option Data Package, each Bring Down Date and each certificate delivered pursuant to Section 3.2.2(d), subject to Section 10.5.2, ADARx shall have the right to provide AbbVie updated disclosure schedules with respect to the representations and warranties set forth in Section 10.3 (the “Updated Disclosure Schedules”) with such Development Candidate Selection Data Package, such License Option Data Package or such Bring Down Date, as applicable.

10.5.2. [***]. [***]. [***].

10.6. Additional Covenants of ADARx.

10.6.1. From and after the Effective Date, ADARx shall not, and shall cause its Affiliates not to, (a) misappropriate, infringe or use without authorization any intellectual property rights of a Third Party in connection with the performance of its Target Program Activities or Post-Option ADARx Activities, (b) enter into any agreement, whether written or oral, with respect to, or otherwise assign, transfer, license, convey or otherwise encumber (including by granting any covenant not to sue with respect to) any Program Construct, Program Product, Licensed Construct or Licensed Product, (c) use any funds from any Third Party to fund, directly or indirectly, any of its activities under this Agreement, in whole or in part, (d) other than AbbVie Contributed Technology, use any Information, Patents or Regulatory Documentation that is not Controlled by ADARx or its Affiliates in connection with the conduct of its activities under this Agreement, (e) license the ADARx Patents or ADARx Know-How to a Third Party or otherwise encumber the ADARx Patents, (f) assign, transfer or convey the ADARx Patents or ADARx Know-How to a Third Party that is not ADARx’s successor-in-interest with regard to this Agreement, in the case of ((b), (c), (d), (e) and (f)), in a manner that is inconsistent with or otherwise diminishes the rights and licenses granted to AbbVie and its Affiliates hereunder (including the licenses to be granted to AbbVie upon exercise of the License Option) or (g) until the last License Option Expiration Date, otherwise commit any act or permit the occurrence of any omission that, if such action had been committed or such omission had occurred prior to the Effective Date, would have caused any of the representations and warranties of Section 10.2, other than Section 10.2.17, to be untrue or materially misleading as of the Effective Date subject to an updated Existing Patents Schedule.

10.6.2. Subject to Section 2.14, ADARx covenants that, during the Term, except as required by Applicable Law, neither ADARx nor any of its Affiliates, nor any of its or their respective officers, employees, or agents will make any statements with respect to (a) the Program Constructs or Licensed Constructs, or (b) the ADARx Platform in a manner that would adversely impact the Program Constructs or Licensed Constructs, in either case ((a) or (b)), to the FDA or any other Regulatory Authority.

10.6.3. ADARx shall comply at all times with the Data Privacy and Security Laws when Processing any Personal Data under this Agreement. This shall include providing any required notices to and obtaining any required consents from individuals (or otherwise establishing a valid legal basis where required) to ensure the lawful Processing of Personal Data under this Agreement. ADARx shall implement and maintain reasonable administrative, technical, and physical safeguards to protect Personal Data, and shall immediately notify AbbVie upon learning of any destruction, loss, alteration, unauthorized disclosure of, access to, or Processing of Personal Data shared under this Agreement. The Parties shall cooperate in good faith to enter into any further agreements or terms necessary to comply with Data Privacy and Security Laws.

10.6.4. ADARx and its Affiliates shall update and maintain an internal compliance program under which ADARx (or its Affiliates’) employees are required to comply with all Applicable Law, including applicable local and international anti-bribery and anti- corruption laws and regulations.

10.6.5. ADARx and its Affiliates (a) shall comply with all Applicable Law governing bribery, money laundering, and other corrupt practices and behavior (including, as applicable, the U.S. Foreign Corrupt Practices Act and UK Bribery Act) and (b) shall not, directly or indirectly, offer, give, pay, promise to pay, or authorize the payment of any bribes, kickbacks, influence payments, or other unlawful or improper inducements to any Person in whatever form (including gifts, travel, entertainment, contributions, or anything else of value).

10.6.6. ADARx shall at all times from the Effective Date until the expiration of the last Research Term, have or have access to sufficient funds or other capital to complete all of its obligations under the Target Research Plans; provided that AbbVie makes all payments payable by AbbVie to ADARx in accordance with Section 7.1 and Section 7.2.

10.6.7. For agreements with subcontractors entered into following the Effective Date, ADARx shall, and shall cause its Affiliates and its and their subcontractors who perform any activities under this Agreement to, (a) abide by the requirements of 41 CFR §§ 60- 300.5(a) and 60-741.5(a), which prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities and require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment qualified individuals without discrimination based on their status as protected veterans or individuals with disabilities and (b) comply with all the provisions set forth in 29 CFR Part 471, Appendix A to Subpart A (Executive Order 13496).

10.7. DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE EXPLOITATION OF ANY PROGRAM CONSTRUCT DIRECTED TO ANY COLLABORATION TARGET OR ANY LICENSED CONSTRUCT OR LICENSED PRODUCT DIRECTED TO ANY LICENSED TARGET PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.

ARTICLE 11

INDEMNITY

11.1. Indemnification of ADARx. AbbVie shall indemnify ADARx, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “ADARx Indemnitees”), and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: (a) the breach by AbbVie of any representation, warranty, covenant or obligation in this Agreement; (b) the gross negligence or willful misconduct on the part of any AbbVie Indemnitee under this Agreement; (c) the Target Program Activities conducted by or on behalf of AbbVie (except to the extent attributable to the use of the ADARx Components in accordance with the applicable Target Research Plan); (d) the use of the AbbVie Contributed Technology in accordance with Section 2.3; (e) the Exploitation by or on behalf of AbbVie, or any of its Affiliates or its or their Sublicensees or Distributors of any Licensed Construct or Licensed Product in the Territory; or (f) the misappropriation by AbbVie or its Affiliates, of any Third Party intellectual property rights specifically relating to AbbVie Contributed Materials except, in each case ((a) through (f)), for Losses arising from or occurring as a result of (i) any of the activities described in Section 11.2(a) – Section 11.2(f) (whether or not the applicable Third Party Claim was also incurred by any AbbVie Indemnitee) or (ii) negligence on the part of any ADARx Indemnitee under this Agreement, in either case ((i) or (ii)) as to which Losses each Party shall indemnify the other Party and the AbbVie Indemnitees or ADARx Indemnitees, as applicable, to the extent of its respective liability for such Losses.

11.2. Indemnification of AbbVie. ADARx shall indemnify AbbVie, its Affiliates and its and their respective directors, officers, employees and agents (collectively, “AbbVie Indemnitees”), and defend and save each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims arising from or occurring as a result of: (a) the breach by ADARx of any representation, warranty, covenant or obligations in this Agreement; (b) the gross negligence or willful misconduct on the part of any ADARx Indemnitee under this Agreement; (c) the misappropriation by ADARx or its Affiliates of any Third Party intellectual property rights in connection with any of its activities under this Agreement (except to the extent attributable to the use of AbbVie Contributed Technology); (d) the Target Program Activities (other than the use of the AbbVie Contributed Technology in accordance with Section 2.3); (e) ADARx’s Exploitation of the Existing [***] Construct prior to the Effective Date; or (f) the Exploitation of the Licensed Constructs or the Licensed Products anywhere in the world after any termination of this Agreement (excluding any Exploitation conducted by, or on behalf of or for (other than by ADARx or its Affiliates), AbbVie or its Affiliates or Sublicensees as permitted hereunder), except, in each case ((a) through (f)), for Losses arising from or occurring as a result of (i) any of the activities described in Section 11.1(a) – Section 11.1(f) (whether or not the applicable Third Party Claim was also incurred by any ADARx Indemnitee) or (ii) negligence on the part of any AbbVie Indemnitee under this Agreement, in either case ((i) or (ii)) as to which Losses each Party shall indemnify the other Party and the AbbVie Indemnitees or ADARx Indemnitees, as applicable, to the extent of its respective liability for such Losses.

11.3. Indemnification Procedures.

11.3.1. Notice of Claim. All indemnification claims in respect of an AbbVie Indemnitee or an ADARx Indemnitee shall be made solely by ADARx or AbbVie, as applicable (each of ADARx or AbbVie in such capacity, the “Indemnified Party”). The Indemnified Party shall give the indemnifying Party (each of ADARx or AbbVie in such capacity, the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) promptly after becoming aware of any Third Party Claim asserted or threatened against an AbbVie Indemnitee or an ADARx Indemnitee, as applicable, that could give rise to a right of indemnification under this Agreement, but in no event shall the Indemnifying Party be liable for any Losses to the extent such Losses result from any delay in the Indemnified Party providing such Indemnification Claim Notice; provided that any delay or failure to provide such Indemnification Claim Notice in a prompt manner will not constitute a waiver or release of, or otherwise limit, the Indemnified Party’s rights to indemnification under Section 11.1 or Section 11.2, as applicable, except to the extent that such delay or failure prejudices the Indemnifying Party’s ability to defend against the relevant claims. Each Indemnification Claim Notice must contain a description of the Third Party Claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall promptly furnish to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

11.3.2. Control of Defense. Subject to Section 8.4, Section 8.5, and Section 8.7, at its option, the Indemnifying Party may assume the defense of any Third Party Claim by notifying the Indemnified Party in writing within [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify any AbbVie Indemnitee or ADARx Indemnitee, as applicable, in respect of such Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party reasonably acceptable to the Indemnified Party. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by any AbbVie Indemnitee or ADARx Indemnitee, as applicable, in connection with such Third Party Claim. If the Indemnifying Party assumes the defense of a Third Party Claim, except as provided in Section 11.3.3, the Indemnifying Party shall not be liable to the Indemnified Party for any legal costs or expenses subsequently incurred by such Indemnified Party or any AbbVie Indemnitee or ADARx Indemnitee, as applicable, in connection with the analysis, defense or settlement of such Third Party Claim unless specifically requested in writing by the Indemnifying Party. If it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an AbbVie Indemnitee or ADARx Indemnitee, as applicable, from and against a Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any Losses incurred by the Indemnifying Party in its defense of such Third Party Claim.

11.3.3. Right to Participate in Defense. Any Indemnified Party shall be entitled to participate in, but not control (except as provided in Section 8.4, Section 8.5, and Section 8.7), the defense of a Third Party Claim and to employ counsel of its choice for such purpose; provided that such employment shall be at the Indemnified Party’s sole cost and expense unless (a) the employment thereof has been specifically authorized in writing by the Indemnifying Party, (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 11.3.2 (in which case the Indemnified Party shall control the defense) or (c) the interests of the applicable Indemnified Party and any AbbVie Indemnitee or ADARx Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of all such Persons under Applicable Law, ethical rules or equitable principles (in which case the Indemnifying Party shall control its defense and the Indemnified Party shall control the defense of the AbbVie Indemnitees or the ADARx Indemnitees, as applicable). For clarity, if the Indemnified Party has the right to control the defense of a Third Party Claim pursuant to Section 8.4, Section 8.5, and Section 8.7, the Indemnified Party shall be entitled to control such Third Party Claim, without limiting the Indemnifying Party’s responsibility for Losses under Section 11.1 or Section 11.2, as applicable.

11.3.4. Settlement. With respect to any Third Party Claim for which the Indemnifying Party has assumed the defense of such Third Party Claim in accordance with Section 11.3.2 that relates solely to the payment of money damages in connection with such Third Party Claim and that will not result in any AbbVie Indemnitee or ADARx Indemnitee, as applicable, becoming subject to injunctive or other relief or otherwise adversely affecting the business of any AbbVie Indemnitee or ADARx Indemnitee, as applicable, in any manner, and as to which the Indemnifying Party has acknowledged in writing the obligation to indemnify all AbbVie Indemnitees or ADARx Indemnitees, as applicable, hereunder, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate; provided that the Indemnifying Party may not enter into any compromise or settlement without the prior written consent of the Indemnified Party unless such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party and all AbbVie Indemnitees or ADARx Indemnitees, as applicable, a full release from all liability in respect of such Third Party Claim. With respect to all other Third Party Claims for which the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 11.3.2, the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Third Party Claim; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed). If the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 11.3.2, the Indemnifying Party shall not be liable for any settlement or other disposition of such Third Party Claim by an AbbVie Indemnitee or an ADARx Indemnitee, as applicable, that is reached without the prior written consent of the Indemnifying Party. Without limiting the rights and obligations of the Parties under ARTICLE 8, regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall not, and the Indemnified Party shall ensure that each AbbVie Indemnitee or ADARx Indemnitee, as applicable, does not, admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim for which it has or intends to seek indemnification under Section 11.1 or Section 11.2, as applicable, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). For clarity, if a Third Party Claim, or the events giving rise to or resulting in such Third Party Claim, are subject to ARTICLE 8 and Section 11.1 or Section 11.2, then ARTICLE 8 shall apply with respect to the defense of such Third Party Claim and Section 11.1 or Section 11.2, as applicable, shall apply with respect to the allocation of financial responsibility for the related Losses.

11.3.5. Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each AbbVie Indemnitee or ADARx Indemnitee, as applicable, to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours on the date(s) previously discussed in good faith by the Parties, afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party and AbbVie Indemnitee or ADARx Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim and making such AbbVie Indemnitees or ADARx Indemnitees, as applicable, and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable and verifiable out-of-pocket costs and expenses in connection therewith, without prejudice to the Indemnifying Party’s right to contest any AbbVie Indemnitee’s or ADARx Indemnitee’s, as applicable, right to indemnification and subject to refund if the Indemnifying Party is ultimately held not to be obligated to indemnify an AbbVie Indemnitee or an ADARx Indemnitee, as applicable.

11.3.6. Expenses. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a Calendar Quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest any AbbVie Indemnitee’s or ADARx Indemnitee’s, as applicable, right to indemnification and subject to refund if the Indemnifying Party is ultimately held not to be obligated to indemnify an AbbVie Indemnitee or ADARx Indemnitee, as applicable.

11.4. Special, Indirect and Other Losses. EXCEPT (A) IN THE EVENT OF THE WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 9 OR SECTION 4.6, AND (B) TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 11, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL OR PUNITIVE DAMAGES OR FOR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

11.5. Insurance. Each Party shall obtain and carry in full force and effect insurance sufficient to fulfill its obligations under this Agreement, in each case, which are consistent with normal business practices of prudent companies similarly situated to such Party. Such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this ARTICLE 11. Each Party shall provide [***]’ written notice to the other Party prior to any cancellation, non-renewal or material change thereof. Each Party shall provide other Party with written evidence of such insurance upon request, which evidence shall be treated as the Disclosing Party’s Confidential Information. Notwithstanding the foregoing, AbbVie may self-insure, in whole or in part, the insurance requirements described above; provided that AbbVie continues to be investment grade determined by reputable and accepted financial rating agencies.

ARTICLE 12

TERM AND TERMINATION

12.1. Term and Expiration. This Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to Section 12.2, shall continue in force and effect until (a) if AbbVie does not exercise any of the License Options, the last License Option Expiration Date (or earlier termination thereof pursuant to Section 2.2.3) and (b) if AbbVie exercises any License Option, the date of expiration of the last Royalty Term for the last Licensed Product; provided that, with respect to each Collaboration Target, if (x) the License Option for such Collaboration Target expires pursuant to Section 2.4.4 or (y) AbbVie does not exercise the License Option with respect to such Collaboration Target prior to the License Option Expiration Date for such Collaboration Target, in each case ((x) and (y)), this Agreement shall terminate with respect to such Collaboration Target, effective on the License Option Expiration Date for such Collaboration Target (such period, the “Term”). Following the expiration of the Royalty Term for a Licensed Product in a country, the grants in Section 4.1.3 shall become fully-paid, royalty- free, perpetual and irrevocable for such Licensed Product in such country. For clarity, without limiting the preceding sentence, upon the expiration of the Term, the grants in Section 4.1.3 shall become fully-paid, royalty-free, perpetual and irrevocable throughout the Territory.

12.2. Termination.

12.2.1. Material Breach.

(a) If either Party (the “Breaching Party”) materially breaches any of its material obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement by providing 90 days’ (the “Notice Period”) prior written notice (the “Termination Notice”) to the Breaching Party and specifying the breach and its claim of right to terminate; provided that (i) the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach specified in the Termination Notice during the Notice Period (or, if such breach cannot be cured within the Notice Period, if the Breaching Party commences actions to cure such breach within the Notice Period, the termination shall not become effective so long as the Breaching Party diligently continues such actions), (ii) with respect to any alleged breach by AbbVie of its diligence obligations set forth in Section 5.2, ADARx shall first provide written notice thereof to AbbVie and the Parties shall meet within 30 days after delivery of such notice to AbbVie to discuss in good faith such alleged breach, which discussions must be concluded before ADARx may issue any Termination Notice with respect to such alleged breach (for clarity, the Notice Period shall not commence prior to the conclusion of such good faith discussions and the subsequent issuance of a Termination Notice by ADARx) and (iii) if the Breaching Party initiates a dispute resolution procedure under Section 13.5 during the Notice Period to dispute, (x) the existence of the breach for which termination is being sought, (y) whether such breach is a material breach of a material obligation under this Agreement or (z) whether monetary damages would make the Non-Breaching Party whole, and in each case ((x)-(z)), is pursuing such procedure in good faith, the Notice Period set forth in this Section 12.2.1(a) shall be tolled and the termination shall become effective only if, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in material breach of one or more of its material obligations under this Agreement and such breach then remains uncured for 90 days after such determination (or, if the breach cannot be cured within such 90-day period, if the Breaching Party commences actions to cure such breach within such 90-day period, the termination shall not become effective so long as the Breaching Party diligently continues such actions). It is understood that termination pursuant to this Section 12.2.1 shall be a remedy of last resort and may be invoked only if the material breach cannot be reasonably remedied by a combination of specific performance and the payment of money damages; provided that if pursuant to dispute resolution procedure under Section 13.5 it is determined that AbbVie is in material breach of any of its payments obligations under this Agreement, then if AbbVie does not pay ADARx such disputed amount within ninety (90) days after the resolution of such dispute, then ADARx shall have the right to terminate this Agreement upon written notice to AbbVie.

(b) Notwithstanding Section 12.2.1(a), (i) if any uncured material breach by AbbVie of any of its obligations under Section 5.2 is with respect to one or more, but not all, of the countries in the Territory or one or more, but not all, Licensed Targets, in either case, for which it has diligence obligations under Section 5.2, ADARx shall not have the right to terminate this Agreement in its entirety, but shall have the right to terminate this Agreement solely with respect to the country(ies) or Licensed Targets, as applicable, for which such material breach and failure to cure applies; provided that if such material breach is with respect to diligence obligations under Section 5.2 in [***] of the Major European Markets, then ADARx shall have the right to terminate this Agreement with respect to Europe and (ii) with respect to each Licensed Target, after First Commercial Sale of a Licensed Product Directed To such Licensed Target, ADARx shall not have the right to terminate this Agreement with respect to such Licensed Target or in its entirety, for any uncured material breach by AbbVie of any of its material obligations under Section 5.2 with respect to such Licensed Target and ADARx’s sole remedy with respect to any such breach shall be to seek damages caused by such breach.

12.2.2. Termination by AbbVie.

(a) AbbVie may terminate this Agreement in its entirety or on a Collaboration Target-by-Collaboration Target or Licensed Target-by-Licensed Target, as applicable, basis, at any time during the Term immediately upon written notice to ADARx that AbbVie in good faith determines that it is not advisable for AbbVie to continue to Develop or Commercialize the Program Products or Licensed Products, as applicable, Directed To such Collaboration Target or Licensed Target, as applicable, due to a Material Safety Concern.

(b) AbbVie may terminate this Agreement, for any or no reason: (i) in its entirety upon (A) 90 days’ prior written notice to ADARx if such termination is prior to AbbVie’s exercise of any License Option, (B) 120 days’ prior written notice to ADARx if such termination is after AbbVie’s exercise of any License Option but prior to the First Commercial Sale and (C) 180 days’ prior written notice to ADARx if such termination is after the First Commercial Sale; (ii) on a Collaboration Target-by-Collaboration Target basis upon 90 days’ prior written notice to ADARx if such termination is prior to AbbVie’s exercise of the License Option for such Collaboration Target; (iii) on a Licensed Target-by-Licensed Target basis upon (A) 120 days’ prior written notice to ADARx prior to the First Commercial Sale of any Licensed Product Directed To such Licensed Target, and (B) 180 days’ prior written notice to ADARx if such termination affects any Licensed Product Directed To such Licensed Target after its First Commercial Sale; and (iv) on a country-by-country basis upon (A) 90 days’ prior written notice to ADARx if such termination is prior to AbbVie’s exercise of any License Option, (B) 120 days’ prior written notice to ADARx if such termination is after AbbVie’s exercise of any License Option but prior to the First Commercial Sale in such country or (C) 180 days’ prior written notice if such termination is after the First Commercial Sale in such country, provided that if AbbVie exercises its right to terminate under this Section 12.2.2(b) for [***], AbbVie must terminate for [***].

(c) AbbVie may terminate this Agreement in its entirety immediately on five Business Days’ written notice to ADARx if AbbVie receives any information that it in good faith determines, in its sole discretion, to be evidence of an actual, alleged, or potential breach by ADARx or its Affiliates of any representation, warranty, or covenant provided in Section 10.2.18, Section 10.2.19, Section 10.2.20, Section 10.6.4 or Section 10.6.5; provided that, to the extent permitted by Applicable Law and the instructions of any applicable Regulatory Authority, such notice shall set forth AbbVie’s basis for such termination and AbbVie shall discuss such basis with ADARx in good faith during such five Business Day-period. In the event of such termination, AbbVie shall have no liability to ADARx for any charges, fees, reimbursements, or other compensation or claims under this Agreement, including for services previously performed, other than any payment obligation to ADARx that has accrued prior to such termination, including any payment obligations under ARTICLE 7.

12.2.3. Termination for Insolvency. If either Party (or, if applicable, any controlling Affiliate of such Party) (a) files for protection under bankruptcy or insolvency laws, (b) makes an assignment for the benefit of creditors, (c) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within 90 days after such filing, (d) proposes a written agreement of composition or extension of its debts, (e) proposes or is a party to any dissolution or liquidation, (f) files a petition under any bankruptcy or insolvency act or has any such petition filed against that is not discharged within 60 days of the filing thereof or (g) admits in writing its inability generally to meet its obligations as they fall due in the general course, then the other Party may terminate this Agreement in its entirety effective immediately upon written notice to such Party.

12.3. Termination for Patent Challenge. ADARx may terminate this Agreement with regard to a Licensed Target upon 60 days’ prior written notice to AbbVie, if both (a) AbbVie, an Affiliate or a Sublicensee files or initiates an action challenging (directly, or indirectly through a Third Party), in a court of competent jurisdiction or before a competent Governmental Authority, the validity, patentability, scope, or enforceability of any ADARx Patents that includes a Royalty Claim for a Licensed Product Directed To such Licensed Target (a “Patent Challenge”) and (b) either (i) AbbVie, its Affiliate or Sublicensee does not within 60 days after such written notice from ADARx remove itself from, or withdraw, abandon or terminate, such Patent Challenge or (ii) the Patent Challenge is by a Sublicensee and AbbVie or its Affiliate does not provide written notice of termination of the sublicense with such Sublicensee within 30 days after the end of such 60-day notice period. Notwithstanding the foregoing, ADARx shall not have the right to terminate this Agreement pursuant to this Section 12.3 if (A) AbbVie or its Affiliate commences a Patent Challenge (1) that is a claim, suit, proceeding, counterclaim, or defense made by AbbVie, its Affiliate or its or their Sublicensee, as defendant in any patent infringement claim, demand, lawsuit, or other cause of action made, filed or maintained by ADARx or any of its Affiliates or designees, including any claim that the making, using, selling, offering for sale and importation of any product or service is not within the scope of the license granted hereunder or (2) that is a necessary or reasonably required response to a court request or order or administrative law request or order or (B) AbbVie or any of its Affiliates acquires a Third Party (whether such acquisition occurs by way of a purchase of assets, merger, consolidation, change of control or otherwise), and such Third Party or any of its Affiliates prior to such acquisition commences (and thereafter continues) a Patent Challenge.

12.4. Termination for Cessation. On a Licensed Target-by-Licensed Target basis, ADARx may provide written notice to AbbVie if, for a period of [***] after the License Option Effective Date for such Licensed Target, neither AbbVie nor its Affiliates or Sublicensees have conducted any Development or Commercialization activities for any Licensed Construct or Licensed Product Directed To such Licensed Target anywhere in the Territory, and such cessation is not due to a Material Safety Concern, a force majeure event pursuant to Section 13.1 or an action by any Regulatory Authority (including a clinical hold) that prevents, limits or otherwise adversely affects any such Development or Commercialization activity, in which case, such period shall be tolled on a day-to-day basis for such a force majeure event or action by a Regulatory Authority and this Agreement shall terminate with respect to such Licensed Target within 30 days after ADARx provides such notice to AbbVie unless AbbVie initiates a dispute resolution procedure under Section 13.5 during such 30-day period to dispute whether (a) AbbVie, its Affiliates or Sublicensees have conducted any Development or Commercialization activities for any Licensed Construct or Licensed Product Directed To such Licensed Target anywhere in the Territory or (b) any [***] cessation in the Development and Commercialization of Licensed Constructs and Licensed Products Directed To such Licensed Target is due to a Material Safety Concern, a force majeure event pursuant to Section 13.1 or action by any Regulatory Authority (including a clinical hold) that prevents, limits or otherwise adversely affects any such Development or Commercialization activity, in which case, in which the termination shall become effective only if, as a result of the application of such dispute resolution procedures, it is determines that for a period of [***] (or such longer period as is applicable after any tolling due to a force majeure event or action by a Regulatory Authority) after the License Option Effective Date for such Licensed Target neither AbbVie nor its Affiliates or Sublicensees have conducted any Development or Commercialization activities for any Licensed Construct or Licensed Product Directed To such Licensed Target anywhere in the Territory, and such cessation is not due to a Material Safety Concern, a force majeure event pursuant to Section 13.1 or action by any Regulatory Authority (including a clinical hold) that prevents, limits or otherwise adversely affects any such Development or Commercialization activity.

12.5. Rights in Bankruptcy.

12.5.1. The Parties intend to take advantage of the protections of Section 365(n) (or any successor provision) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction to the maximum extent permitted by Applicable Law. All rights and licenses granted by a Party to the other Party under or pursuant to this Agreement, but only to the extent they constitute licenses of a right to “intellectual property” as defined in Section 101 of the U.S. Bankruptcy Code, shall be deemed to be “intellectual property” for the purposes of Section 365(n) or any analogous provisions in any other country or jurisdiction. Each Party shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, including the right to obtain the intellectual property from another entity.

12.5.2. Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include: (a) copies of research data; (b) laboratory samples; (c) product samples and inventory; (d) formulas; (e) laboratory notes and notebooks; (f) pre-clinical research data and results; and (g) tangible Information (including ADARx Know-How and Joint Know-How). Upon the commencement of a bankruptcy proceeding by or against either Party (such Party, the “Debtor Party”) under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the other Party (the “Non-Debtor Party”) shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property (including all embodiments of such intellectual property), which, if not already in the non-Debtor Party’s possession, shall be promptly delivered to it upon the non-Debtor Party’s written request (x) upon commencement of a bankruptcy proceeding, unless the Debtor Party continues to perform all of its obligations under this Agreement, or (y) if not delivered pursuant to clause (x) above because the Debtor Party continues to perform, upon the rejection of this Agreement by or on behalf of the Debtor Party. Unless and until the Debtor Party rejects this Agreement, the Debtor Party shall perform all of its obligations under this Agreement. The Debtor Party shall not interfere with the rights of the non-Debtor Party to intellectual property as set forth in this Section 12.5, including the right to obtain the intellectual property from another entity.

12.5.3. The Parties intend and agree that any sale of the Debtor Party’s assets under Section 363 of the Bankruptcy Code shall be subject to the non-Debtor Party’s rights under Section 365(n), that the non-Debtor Party cannot be compelled to accept a money satisfaction of its interests in the intellectual property licensed pursuant to this Agreement, and that any such sale therefore may not be made to a purchaser “free and clear” of the non-Debtor Party’s rights under this Agreement and Section 365(n) without the express, contemporaneous written consent of the non-Debtor Party.

12.5.4. All rights, powers and remedies of the non-Debtor Party provided in this Section 12.5 are not in substitution for any other rights, powers and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code). The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):

(a) the right of access to any intellectual property rights (including all embodiments thereof) of the Debtor Party, or any Third Party with whom the Debtor Party contracts to perform an obligation of the Debtor Party under this Agreement, and, in the case of any such Third Party, that is necessary or useful for the Exploitation of any Licensed Constructs or Licensed Products or the exercise of any other rights granted to the non-Debtor Party under this Agreement;

(b) the right to contract directly with any Third Party to complete the contracted work; and

(c) the right to cure any default under any such agreement with a Third Party and set off the costs thereof against amounts payable to the Debtor Party under this Agreement.

12.6. Consequences of Termination.

12.6.1. Termination in its Entirety. If this Agreement is terminated in its entirety:

(a) except to the extent required for AbbVie to exercise its rights and perform its obligations under the Transition Agreement, all rights and licenses granted by ADARx hereunder, other than pursuant to Section 4.1.4, shall immediately terminate;

(b) all rights and licenses granted by AbbVie hereunder shall immediately terminate;

(c) termination of this Agreement in its entirety shall constitute a termination of all Licensed Products;

(d) except in the case where this Agreement is terminated by AbbVie pursuant to Section 12.2.1, Section 12.2.2(a) or Section 12.2.2(c):

(i) AbbVie hereby does, effective as of the effective date of termination, on a Terminated Target-by-Terminated Target basis, grant ADARx an exclusive, sublicenseable (through multiple tiers), royalty-bearing license under (A) the AbbVie Grantback Patents, (B) the AbbVie Grantback Know-How and (C) AbbVie’s rights under the Joint Patents, in each case ((A) through (C)), to Exploit the Reversion Products Directed To such Terminated Target in the Territory (each such license in this Section 12.6.1(d), a “Reversion License” and collectively, the “Reversion Licenses”); provided that each Reversion License shall exclude any license or other rights with respect to any AbbVie Contributed Technology, ACT Improvements IP, AbbVie Contributed Material and any Information or Patents that are not specific to the applicable Reversion Product or active ingredient that is not a Licensed Construct. Notwithstanding the foregoing, (X) if the grant of a Reversion License to ADARx with respect to AbbVie Grantback Patents and AbbVie Grantback Know-How or the exercise of such license would trigger a royalty or other payment to a Third Party or would require compliance with any provision of any agreement between AbbVie or its Affiliates and a Third Party, AbbVie will so notify ADARx in writing of such provisions and payment obligations, and such Patent or Information will only be included in the Reversion License if, following receipt of such notice, ADARx agrees in writing on the allocation of all such payments to such Third Party proposed by AbbVie and ADARx agrees in writing to comply with any such provision and to be fully responsible for any payment obligations arising as a result of the Reversion License or any Exploitation of Reversion Products, (Y) Section 4.3 shall apply, mutatis mutandis, with respect to any sublicenses granted under any Reversion License, and (Z) the Parties shall have the right to terminate the Reversion Licenses as set forth in Section 12.2, mutatis mutandis. ADARx shall (1) pay the agreed upon allocation of such payments payable by AbbVie or its Affiliates to Third Parties under such Third Party agreements with respect to such AbbVie Grantback Patents and such AbbVie Grantback Know-How that are the subject of the license granted by AbbVie to ADARx pursuant to this Section 12.6.1(d) by making such payments directly to AbbVie and provide the necessary reporting information to AbbVie in sufficient time to enable AbbVie and its Affiliates to comply with their obligations under such Third Party agreements and (2) comply with any other obligations included in any such Third Party agreements that are applicable to the grant to ADARx of such license or to the exercise of such license by ADARx or any of its Affiliates or its or their (sub)licensees, in each case (1) and (2), solely to the extent agreed upon in writing by ADARx in accordance with the prior sentence. AbbVie shall be responsible for paying or providing to any such Third Party any payments or reports made or provided by ADARx under this Section 12.6.1(d) in accordance with the terms and conditions of any applicable Third Party agreement;

(ii) in consideration for the Reversion Licenses, on a Reversion Product-by-Reversion Product basis, the Parties shall negotiate in good faith, and ADARx shall pay to AbbVie, a reasonable royalty to be paid by ADARx on Net Sales (with the same meaning as “Net Sales”, mutatis mutandis) of any Reversion Product(s) (which, in each case, shall be deemed to be a “Licensed Product” for purposes of Net Sales) sold by ADARx, its Affiliates or its or their sublicensees and the provisions of Section 7.10, Section 7.11, Section 7.12, Section 7.13 and Section 7.15 and the defined terms therein shall apply, mutatis mutandis, with the references to “AbbVie” and “ADARx” switched and with each Reversion Product being deemed a Licensed Product (such terms, the “Reversion Financial Terms”). The Parties shall negotiate in good faith and agree on the Reversion Financial Terms, taking into consideration, among other things, (a) [***], (b) [***], (c) [***], (d) [***] and (e) [***]. If the Parties are unable to agree on the Reversion Financial Terms under this Section 12.6.1(d)(ii) within a period of [***] from the effective date of termination (or such longer period agreed by the Parties), then either Party may submit such dispute to arbitration for resolution in accordance with Section 13.6; and

(iii) upon ADARx’s written request, where permitted by Applicable Law, AbbVie shall (A) transfer to ADARx all of AbbVie’s and its Affiliates’ rights, title and interests in all Regulatory Documentation then owned by AbbVie or its Affiliates and in its or their name applicable to the Reversion Products in the Territory and (B) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (A).

(e) upon the effective date of the termination of this Agreement for any reason, at the written request of a Party, the non-requesting Party shall either, at the requesting Party’s election: (i) promptly (but in any event within [***] after the effective date of such termination) destroy all copies of the requesting Party’s Confidential Information in the possession or control of the non-requesting Party and confirm such destruction in writing to the requesting Party; or (ii) promptly (but in any event within [***] after the effective date of such termination) deliver to the requesting Party, at the non-requesting Party’s sole cost and expense, all copies of such Confidential Information in the possession or control of the non-requesting Party. Notwithstanding the foregoing, the non-requesting Party shall be permitted to retain such Confidential Information (x) to the extent necessary or useful for purposes of performing any continuing obligations or exercising any ongoing rights hereunder and, in any event, a single copy of such Confidential Information for archival purposes and (y) any computer records or files containing such Confidential Information that have been created solely by such non-requesting Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such non-requesting Party’s standard archiving and back-up procedures, but not for any other uses or purposes. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 9.1.1; and

(f) notwithstanding the termination of AbbVie’s licenses and other rights under this Agreement, AbbVie shall have the right for [***] after the termination of this Agreement to sell or otherwise dispose of all Licensed Products then in its inventory and any in-progress inventory that is not supplied to ADARx under the Transition Agreement as though this Agreement had not terminated and such sale or disposition shall not constitute infringement of ADARx’s or its Affiliates’ Patent or other intellectual property or other proprietary rights. For the avoidance of doubt, AbbVie shall continue to make payments thereon as provided in Section 7.6.

12.6.2. Termination in a Terminated Territory. If this Agreement is terminated with respect to a Terminated Territory by AbbVie pursuant to Section 12.2.2(b) or by ADARx pursuant to Section 12.2.1(b) (but not in the case of any termination of this Agreement in its entirety):

(a) except to the extent required for AbbVie to exercise its rights and perform its obligations under the Transition Agreement, all rights and licenses granted by ADARx hereunder (i) shall automatically be deemed to be amended to exclude, if applicable, the right to market, promote, detail, distribute, sell, offer for sale, file any Drug Approval Application for, or seek any Regulatory Approval for Licensed Constructs and Licensed Products in such Terminated Territory and (ii) shall otherwise survive and continue in effect in such Terminated Territory solely for the purpose of furthering any Commercialization of the Licensed Constructs and Licensed Products in the Territory or any Development or Manufacturing in support thereof;

(b) AbbVie shall, and hereby does, effective as of the effective date of termination, on a Terminated Target-by-Terminated Target basis, grant ADARx an exclusive, royalty-bearing license under (i) the AbbVie Grantback Patents, (ii) AbbVie Grantback Know-How and (iii) AbbVie’s rights under the Joint Patents, in each case ((i) through (iii)), to Commercialize solely in such Terminated Territory any Reversion Product, to Develop such Reversion Products in support of such Commercialization in such Terminated Territory, and to Manufacture such Reversion Products in support of such Development or such Commercialization in such Terminated Territory (each such license in this Section 12.6.2(b), a “Terminated Territory Reversion License” and collectively, the “Terminated Territory Reversion

Licenses”); provided that each Terminated Territory Reversion License shall exclude any license or other rights with respect to any AbbVie Contributed Technology, ACT Improvements IP, AbbVie Contributed Material and any Information or Patents that are not [***]. Notwithstanding the foregoing, (A) if the grant of a Terminated Territory Reversion License to ADARx with respect to AbbVie Grantback Patents and AbbVie Grantback Know-How or the exercise of such license would trigger a royalty or other payment to a Third Party or would require compliance with any provision of any agreement between AbbVie or its Affiliates and a Third Party, AbbVie will so notify ADARx in writing of such provisions and payment obligations, and such Patent or Information will only be included in the Terminated Territory Reversion License if, following receipt of such notice, [***], (B) Section 4.3 shall apply, mutatis mutandis, with respect to any sublicenses granted under any Terminated Territory Reversion License, and (C) the Parties shall have the right to terminate the Terminated Territory Reversion Licenses as set forth in Section 12.2, mutatis mutandis. ADARx shall (1) pay the agreed upon allocation of such payments payable by AbbVie or its Affiliates to Third Parties under such Third Party agreements with respect to such AbbVie Grantback Patents and such AbbVie Grantback Know-How that are the subject of the license granted by AbbVie to ADARx pursuant to this Section 12.6.2(b) by making such payments directly to AbbVie and provide the necessary reporting information to AbbVie in sufficient time to enable AbbVie and its Affiliates to comply with their obligations under such Third Party agreements, and (2) comply with any other obligations included in any such Third Party agreements that are applicable to the grant to ADARx of such license or to the exercise of such license by ADARx or any of its Affiliates or its or their (sub)licensees, in each case (1) and (2), solely to the extent agreed upon in writing by ADARx in accordance with the prior sentence. AbbVie shall be responsible for paying or providing to any such Third Party any payments or reports made or provided by ADARx under this Section 12.6.2(b) in accordance with the terms and conditions of any applicable Third Party agreement;

(c) in consideration for the Terminated Territory Reversion Licenses, on a Reversion Product-by-Reversion Product basis, the Parties shall negotiate in good faith, and ADARx shall pay to AbbVie, a reasonable royalty to be paid by ADARx on Net Sales (with the same meaning as “Net Sales”, mutatis mutandis) of any Reversion Product(s) (which, in each case, shall be deemed to be a “Licensed Product” for purposes of Net Sales) sold by ADARx, its Affiliates or its or their sublicensees and the provisions of Section 7.10, Section 7.11, Section 7.12, Section 7.13 and Section 7.15 and the defined terms therein shall apply, mutatis mutandis, with the references to “AbbVie” and “ADARx” switched and with each Reversion Product being deemed a Licensed Product of each Reversion Product (such terms, the “Terminated Territory Reversion Financial Terms”). The Parties shall negotiate in good faith and agree on the Terminated Territory Reversion Financial Terms, taking into consideration, among other things, (i) [***], (ii) [***], (iii) [***], (iv) [***] and (v) [***]. If the Parties are unable to agree on the Terminated Territory Reversion Financial Terms under this Section 12.6.2(c) within a period of [***] from the effective date of termination for the Terminated Territory (or such longer period agreed by the Parties), then either Party may submit such dispute to arbitration for resolution in accordance with Section 13.6;

(d) upon ADARx’s written request, where permitted by Applicable Law, AbbVie shall (i) transfer to ADARx AbbVie’s and its Affiliates’ rights, title and interests in all Regulatory Documentation required to Commercialize, Develop or Manufacture in the Terminated Territory then owned by AbbVie or its Affiliates and in its or their name applicable to the Reversion Products licensed in the Terminated Territory Reversion License and (ii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (i);

(e) upon ADARx’s written request, AbbVie shall grant ADARx a right of reference to all Regulatory Documentation then owned by AbbVie or its Affiliates and in AbbVie’s or its Affiliates’ name that are not transferred to ADARx pursuant to Section 12.6.2(d) that are necessary for ADARx, any of its Affiliates or (sub)licensees to Develop or Commercialize any Reversion Products that are the subject of the license grant in Section 12.6.2(b), as such Regulatory Documentation exists as of the effective date of such termination of this Agreement with respect to such Terminated Territory;

(f) AbbVie shall not, and shall not permit any of its Affiliates to, and shall use commercially reasonable efforts not to permit any of its and their Sublicensees or Distributors to, distribute, market, promote, offer for sale, or sell any Licensed Constructs or Licensed Products directly or indirectly (i) to any Person for use in such Terminated Territory or (ii) to any Person in the Territory that AbbVie or any of its Affiliates knows is likely to distribute, market, promote, offer for sale, or sell any Licensed Construct or Licensed Product for use in such Terminated Territory or assist another Person to do so; provided that if such Terminated Territory includes one or more (but not all) member states of the EEA (as it is then-constituted), then AbbVie, its Affiliates and its and their Sublicensees and Distributors may, to the extent passive sales cannot be prohibited under Applicable Law and such passive sales are made in accordance with Applicable Law, passively sell any Licensed Construct or Licensed Product into other jurisdictions in the EEA (as it is then-constituted) that are in the Terminated Territory, but may not actively sell or promote any Licensed Construct or Licensed Product in such Terminated Territory. If AbbVie or any of its Affiliates receives, or becomes aware of the receipt by a Sublicensee or Distributor of, any orders for any Licensed Construct or Licensed Product for use in such Terminated Territory, AbbVie shall, or shall instruct such Sublicensee or Distributor to, as applicable, refer such orders to ADARx. AbbVie shall cause its Affiliates to, and shall instruct its and their Sublicensees and Distributors to, notify ADARx of any receipt of any orders for any Licensed Construct or Licensed Product for use in such Terminated Territory;

(g) ADARx shall not, and shall not permit any of its Affiliates to, and shall use commercially reasonable efforts not to permit any of its and their (sub)licensees, or distributors to, distribute, market, promote, offer for sale, or sell any Reversion Product (or Licensed Construct contained therein) directly or indirectly (i) to any Person for use in the Territory or (ii) to any Person in such Terminated Territory that ADARx or any of its Affiliates or any of its or their (sub)licensees or distributors knows is likely to distribute, market, promote, offer for sale, or sell any Reversion Product (or Licensed Construct contained therein) for use in the Territory or assist another Person to do so; provided that if such Terminated Territory includes one or more (but not all) member states of the EEA (as it is then-constituted), then ADARx, its Affiliates and its and their (sub)licensees and distributors may, to the extent passive sales cannot be prohibited under Applicable Law and such passive sales are made in accordance with Applicable Law, passively sell any Reversion Product (or Licensed Construct contained therein) into other jurisdictions in the EEA (as it is then-constituted) that are in the Territory, but may not actively sell or promote any Reversion Product (or Licensed Construct contained therein) in the Territory. If ADARx or any of its Affiliates receives, or becomes aware of the receipt by a

(sub)licensee or distributor of, any orders for any Reversion Product (or Licensed Construct contained therein) for use in the Territory, ADARx shall, or shall instruct such (sub)licensee or distributor to, as applicable, refer such orders to AbbVie. ADARx shall cause its Affiliates to, and shall instruct its and their (sub)licensees and distributors to, notify AbbVie of any receipt of any orders for any Reversion Product (or Licensed Construct contained therein) for use in the Territory; and

(h) notwithstanding the amendment of AbbVie’s licenses and other rights under this Agreement in the Terminated Territory, AbbVie shall have the right for [***] after the effective date of such termination to sell or otherwise dispose of all Licensed Products then in its inventory and any in-progress inventory, in each case, intended for such Terminated Territory, that is not supplied to ADARx under the Transition Agreement as though this Agreement had not terminated in the Terminated Territory, and such sale or disposition shall not constitute infringement of ADARx’s or its Affiliates’ Patent or other intellectual property or other proprietary rights. For the avoidance of doubt, AbbVie shall continue to make payments thereon as provided in Section 7.6.

12.6.3. Termination with Respect to a Collaboration Target or Licensed Target. If this Agreement is terminated by ADARx pursuant to Section 12.2.1(b) or 12.4, or by AbbVie pursuant to Section 12.2.1(b), in any case, with respect to one or more, but not all, Collaboration Targets or Licensed Targets, as applicable, Section 12.6.1 shall apply solely with respect to the Program Constructs and Program Products Directed To such terminated Collaboration Target or Licensed Constructs and Licensed Products Directed To such terminated Licensed Target, as applicable, mutatis mutandis. If this Agreement is terminated with respect to a Collaboration Target by either Party pursuant to Section 2.2.3, then Section 12.6.1(a) and Section 12.6.1(b) shall apply solely with respect to the Program Constructs and Program Products Directed To such terminated Collaboration Target, mutatis mutandis.

12.7. Transition Agreement.

12.7.1. In the event of any termination of this Agreement whether in its entirety or with respect to the Terminated Territory or one or more, but not all Licensed Targets other than by AbbVie pursuant to Section 12.2.1, Section 12.2.2(a) or Section 12.2.2(c), upon ADARx’s request, ADARx and AbbVie shall negotiate in good faith for a period of [***] (or such longer period agreed by the Parties) the terms and conditions of a written transition agreement (the “Transition Agreement”) pursuant to which AbbVie and ADARx will effectuate and coordinate a smooth and efficient transition of relevant obligations and rights to ADARx as reasonably necessary for ADARx to exercise its licenses pursuant to Section 12.6.1(d) or Section 12.6.1(b) with respect to the Reversion Products after termination of this Agreement (in its entirety or with respect to the Terminated Territory, as applicable) as and to the extent set forth in this ARTICLE 12. For clarity, if there are no Reversion Products, then AbbVie shall not have any obligation to negotiate the Transition Agreement.

12.7.2. If this Agreement is terminated in its entirety, the Transition Agreement shall provide that AbbVie shall (and shall cause its Affiliates to):

(a) upon ADARx’s written request, unless expressly prohibited by any Regulatory Authority, transfer control to ADARx of all Clinical Studies being conducted by AbbVie or its Affiliates as of the effective date of termination and continue to conduct such Clinical Studies, at ADARx’s cost (unless this Agreement is terminated by ADARx pursuant to Section 12.2.1 or by AbbVie pursuant to Section 12.2.2(b), in which case, at AbbVie’s cost), for up to [***] to enable such transfer to be completed without interruption of any such Clinical Study; provided that (i) ADARx shall not have any obligation to continue any Clinical Study unless required by Applicable Law, (ii) with respect to each Clinical Study for which such transfer is expressly prohibited by the applicable Regulatory Authority, if any, AbbVie or its Affiliates shall continue to conduct such Clinical Study to completion, at ADARx’s cost (unless this Agreement is terminated by ADARx pursuant to Section 12.2.1 or by AbbVie pursuant to Section 12.2.2(b), in which case, at AbbVie’s cost), and (iii) ADARx shall be responsible for long-term monitoring (for safety and efficacy) of patients who were administered Reversion Product in any Clinical Study conducted prior to the effective date of termination or who were administered a Reversion Product in any Clinical Study conducted by AbbVie or its Affiliates on behalf of ADARx pursuant to the Transition Agreement until the later of (A) [***] of the applicable Clinical Study and (B) such later date as is required by Applicable Law or, if later, that AbbVie or its Affiliate or Sublicensee previously agreed to with an applicable Regulatory Authority, in each case, at ADARx’s cost (unless this Agreement is terminated by ADARx pursuant to Section 12.2.1 or by AbbVie pursuant to Section 12.2.2(b), in which case, at AbbVie’s cost);

(b) if the effective date of termination is after the First Commercial Sale of a Reversion Product, then, to the extent permitted by Applicable Law, AbbVie or its Affiliates (or to the extent permitted by the applicable sublicense, its Sublicensees) shall appoint ADARx or its designee as its exclusive distributor of such Reversion Products and grant ADARx or its designee the right to appoint sub-distributors, until such time as all Regulatory Approvals have been transferred to ADARx or its designee;

(c) upon ADARx’s written request, AbbVie shall, to the extent allowed under Applicable Law and the terms of any agreements with Third Parties and, subject to AbbVie’s ability to retain Inventory in order to satisfy retention obligations imposed by Applicable Law or to comply with Third Party agreements, transfer all or any portion designated by ADARx of existing and available Inventory for the corresponding Reversion Products to ADARx at no cost for non-clinical Inventory and at AbbVie’s [***] for any existing clinical Inventory. If AbbVie or its Affiliate is the sole source Manufacturer of finished product with respect to a Reversion Product on the effective date of termination of this Agreement with respect to such Reversion Product, the Transition Agreement shall include terms related to the supply of such finished product to ADARx for a reasonable period of time and at a commercially reasonable price. The Transition Agreement shall include appropriate limitation of remedies, limited liability for AbbVie and its Affiliates and indemnification of AbbVie and its Affiliates by ADARx with respect to the transfer of Inventory and supply of finished product.

(d) Upon ADARx’s written request, AbbVie will promptly transfer and assign to ADARx all of AbbVie’s and its Affiliates’ rights, title and interests in and to Product Trademarks Controlled by AbbVie or its Affiliates that are solely used to identify the Reversion Products provided that ADARx shall pay to AbbVie an amount equal to [***] such Product Trademarks; and

(e) upon ADARx’s written request, assign (or cause its Affiliates to assign) to ADARx all agreements between AbbVie or any of its Affiliates, on the one hand, and any Third Party, on the other hand, that solely relate to the conduct of pre-clinical Development activities or Clinical Studies for the Reversion Products, including agreements with contract research organizations, clinical sites, investigators, and manufacturing providers, unless, with respect to any such agreement, such agreement expressly prohibits such assignment, in which case AbbVie shall use commercially reasonable efforts to obtain such consent for such assignment.

12.7.3. If this Agreement is terminated with respect to a country or other jurisdiction but not in its entirety, the Transition Agreement shall: (x) include provisions regarding the maintenance of the global safety database for products that contain or are comprised of a Licensed Construct and a process for the exchange of adverse event safety data in a mutually agreed format in order to monitor the safety of products that contain or are comprised of a Licensed Construct and to meet reporting requirements of any applicable Regulatory Authority; and (y) provide that AbbVie shall (and shall cause its Affiliates to) assign to ADARx all rights, title and interests of AbbVie or its Affiliates in each Product Trademark in such Terminated Territory; provided that ADARx shall pay to AbbVie an amount equal to [***] such Product Trademarks.

12.7.4. If this Agreement is terminated by ADARx pursuant to Section 12.2.1, Section 12.2 or Section 12.4 or by AbbVie pursuant to Section 12.2.2(b), in either case, with respect to one or more, but not all, Licensed Targets Section 12.7.1 shall apply solely with respect to the Licensed Constructs and Licensed Products Directed To such terminated Licensed Target, mutatis mutandis.

12.7.5. Except as expressly set forth above in this Section 12.7 or as otherwise agreed in the Transition Agreement, each Party shall be responsible for [***] in connection with the Transition Agreement, unless this Agreement is terminated by ADARx pursuant to Section 12.2.1 or by AbbVie pursuant to Section 12.2.2(b), in which case AbbVie shall be responsible for [***] in connection with the Transition Agreement.

12.8. AbbVie Rights in Lieu of Termination. If AbbVie has the right to terminate this Agreement pursuant to Section 12.2.1 or Section 12.2.3, then in lieu of such termination, AbbVie may, as its sole and exclusive remedy for any financial damages attributable to such material breach or insolvency, by written notice to ADARx, elect to continue this Agreement as modified by this Section 12.8, in which case, effective as of the date AbbVie delivers such notice of such election to ADARx:

12.8.1. the amount of any Option Extension Payments payable by AbbVie to ADARx pursuant to Section 7.2 for any Option Extension Payment Event achieved thereafter shall be [***]% of the applicable amount set forth in Section 7.2;

12.8.2. the amount of any Other Development and Commercial Option Exercise Milestone Payments payable by AbbVie to ADARx pursuant to Section 7.4 for any Other Development and Commercial Option Exercise Milestone Event achieved thereafter shall be [***]% of the applicable amount set forth in Section 7.4;

12.8.3. the amount of any Option Exercise Net Sales Milestone Payments payable by AbbVie to ADARx pursuant to Section 7.5 for any Option Exercise Net Sales Milestone Event achieved thereafter shall be [***]% of the applicable amount set forth in Section 7.5 after taking into account any reductions set forth in Section 7.6.4, if applicable;

12.8.4. the royalties payable by AbbVie to ADARx pursuant to Section 7.6 with respect to any Net Sales thereafter shall be equal to [***]% of the royalties otherwise payable by AbbVie to ADARx after taking into account any reductions set forth in Section 7.6.3 or Section 7.6.4, if applicable;

12.8.5. AbbVie’s diligence obligations under Section 5.2 shall terminate;

12.8.6. the JGC shall disband and all activities of the Parties thereunder shall terminate; and

12.8.7. all other provisions of this Agreement shall remain in full force and effect without change.

If such uncured material breach of a material obligation for which AbbVie elects to continue this Agreement as modified by this Section 12.8 is with respect to one or more, but not all, Collaboration Targets or Licensed Targets, then the modifications under Section 12.8.1 through Section 12.8.6 shall only apply with respect to the Collaboration Targets or Licensed Targets to which such material breach applies.

12.9. Remedies. Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one or more Terminated Targets or Terminated Territories) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

12.10. Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement (either in its entirety or with respect to one or more countries or Terminated Targets) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration; provided that in no event shall ADARx accrue any rights to, and AbbVie shall have no obligation to make, (a) any License Option Exercise Payment under Section 7.3 based on any License Option exercised by AbbVie for which the due date for the applicable License Option Exercise Payment set forth in Section 7.3 occurs on or after the date of delivery by either Party of any Termination Notice or other notice of termination pursuant to Section 12.2 and (b) any Option Extension Payment under Section 7.2 based on any Option Extension Payment Event, any License Option Exercise Payment under Section 7.3 based on AbbVie’s exercise of any License Option, any Other Development and Commercial Option Exercise Milestone Payment under Section 7.4 based on any Other Development and Commercial Option Exercise Milestone Event or any Option Exercise Net Sales Milestone Payment under Section 7.5 based on any Option Exercise Net Sales Milestone Event, in each case, that occurs on or after the date of delivery by either Party of any Termination Notice or other notice of termination pursuant to Section 12.2. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

12.10.1. Without limiting the foregoing, in the event of termination of this Agreement in its entirety, the following Sections and Articles shall survive: ARTICLE 1 (to the extent necessary to interpret the other surviving provisions); Section 2.3 (solely the 4th, 5th, 6th (clause (b) only) and 7th sentences); Section 2.11 (for the period provided therein); Section 2.12 (solely for final accounting for any payment obligations accrued prior to the date of termination of this Agreement); Section 4.1.4; Section 4.3.1 (with respect to the surviving licenses under Section 4.1); Section 4.4; Sections 7.2—7.5 and 8.4.4 (solely for final accounting for any payment obligations accrued prior to the date of termination of this Agreement); Sections 7.6, 7.7, 7.9 and 7.15 (solely for final accounting for any payment obligations accrued prior to the date of termination of this Agreement or under Section 12.6.1(f) or Section 12.6.2(e)); Section 7.10; Section 7.11; Section 7.12 (for the period set forth therein); Section 7.13 (for so long as Section 7.12 survives); Section 7.14; Section 7.16; Section 7.17 (to the extent necessary to interpret the other surviving provisions); Sections 8.1.1 - 8.1.4; Sections 8.2.4, 8.2.7, 8.3.4, 8.3.9, 8.3.10, 8.5.4 and 8.5.7 (solely with respect to Joint Patents); Section 8.8; Section 9.1 (for the period provided therein); Section 9.2 (for so long as Section 9.1 survives); Section 9.3 (for so long as Section 9.1 or AbbVie’s rights under Section 12.6.1(f) or Section 12.6.2(e), as applicable, survives); Section 9.5; Section 9.6 (except for the first and penultimate sentences); Section 10.7; ARTICLE 11; Section 12.5; Sections 12.6 and 12.7 (as applicable); Section 12.9; Section 12.10 (except for Section 12.10.2); and ARTICLE 13 (except for Section 13.6 (which shall survive solely for final accounting for any payment obligations accrued prior to the date of termination of this Agreement or under Section 12.6.1(f) or Section 12.6.2(e)) and Section 13.19). If this Agreement is terminated with respect to the Terminated Territory or one or more, but not all, Collaboration Targets or Licensed Targets, as applicable, but not in its entirety, then following such termination the foregoing provisions of this Agreement shall remain in effect with respect to the Terminated Territory or one or more, but not all, Collaboration Targets or Licensed Targets, as applicable, (to the extent they would survive and apply in the event this Agreement is terminated in its entirety), and all provisions not surviving in accordance with the foregoing shall terminate upon termination of this Agreement with respect to such Terminated Territory or one or more, but not all, Collaboration Targets or Licensed Targets, as applicable, and be of no further force and effect (and, for purposes of clarity, all provisions of this Agreement shall remain in effect with respect to all countries in the Territory other than the Terminated Territory or all Collaboration Targets or Licensed Targets, as applicable, other than the terminated Collaboration Targets or Licensed Targets, as applicable).

12.10.2. Without limiting the foregoing, in the event of expiration of this Agreement, the following Sections and Articles shall survive: ARTICLE 1 (to the extent necessary to interpret the other surviving provisions); Section 2.3 (solely the 4th, 5th, 6th (clause (b) only) and 7th sentences); Section 2.11 (for the period provided therein); Section 2.12 (solely for final accounting for any payment obligations accrued prior to the date of expiration of this Agreement); Section 3.3.1; Section 4.1.3 (in accordance with Section 12.1); Section 4.1.4; Section 4.3.1 (with respect to the surviving licenses under Section 4.1); Section 4.4; Section 4.5; Section 5.1; Sections 5.7 - 5.9; Sections 7.4 - 7.7, 7.9 and 7.15 (solely for final accounting for any payment obligations accrued prior to the date of expiration of this Agreement); Section 7.10; Section 7.11; Section 7.12 (for the period set forth therein); Section 7.13 (for so long as Section 7.12 survives); Section 7.14; Section 7.16; Section 7.17 (to the extent necessary to interpret the other surviving provisions); Section 7.18; Sections 8.1.1—8.1.4; Sections 8.2.2—8.2.7; Section 8.2.9; Section 8.2.10; Sections 8.3 - 8.8; Section 9.1 (for the period provided therein); Section 9.2 (for so long as Section 9.1 survives); Section 9.3; Section 9.5; Section 9.6; Section 9.7.2; Section 10.7; ARTICLE 11, Section 12.1; Section 12.5; Section 12.9; Section 12.10 (except for Section 12.10.1) and ARTICLE 13 (except for Section 13.6 and Section 13.19).

ARTICLE 13

MISCELLANEOUS

13.1. Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, pandemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances (whether involving the workforce of the non- performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any Governmental Authority (except to the extent such delay results from the breach by the non- performing Party or any of its Affiliates of any term or condition of this Agreement); provided that, if such force majeure continues for a period of [***] or more, this Section 13.1 shall not restrict the other Party’s right to terminate this Agreement pursuant to Section 12.2.1 with respect to such suspension of performance. The non-performing Party shall notify the other Party of such force majeure within [***] after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

13.2. Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries or jurisdictions that may be imposed on the Parties from time to time. Each Party shall not, and shall cause its Affiliates not to, export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

13.3. Assignment. Except as provided in Section 2.10, Section 4.3 or Section 5.5, neither Party may assign, delegate, or transfer, whether by operation of law or otherwise, this Agreement (in whole or in part), or any of its rights or obligations under this Agreement, without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed, except that (a) AbbVie shall have the right, without such consent, to assign this Agreement (in whole or in part) to its Affiliate and to perform any or all of its obligations or exercise any or all of its rights under this Agreement through any of its Affiliates (in accordance with Section 13.18) or its Sublicensees or Distributors and (b) either Party shall have the right, without such consent, to assign this Agreement in its entirety to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) of the business to which this Agreement relates. As a condition of assignment, all successors or assignees shall agree in writing to be bound by all obligations of the assigning Party hereunder. With respect to any assignment to an Affiliate, the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder. An assignment to an Affiliate will terminate, and all rights so assigned will revert to the assigning Party, if and when such Affiliate ceases to be an Affiliate of the assigning Party. Each assigning Party will give written notice to the other Party promptly following any such assignment or transfer. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party; provided that, with regard to delegated obligations, such Party, if it survives, shall remain jointly and severally liable for the performance of such delegated obligations under this Agreement. Any attempted assignment or delegation in violation of this Section 13.3 shall be void and of no effect.

13.4. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any Applicable Law, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid or unenforceable in any respect.

13.5. Dispute Resolution. Except for disputes resolved by the procedures set forth in Section 6.2.4, Section 7.13.3, Section 13.6 or Section 13.11, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 13.5.

13.5.1. General. Any Dispute shall first be referred to the Senior Officers, who shall confer in good faith on the resolution of such Dispute. Any final decision mutually agreed to by the Senior Officers in writing shall be conclusive and binding on the Parties. If the Senior Officers are not able to agree on the resolution of any such Dispute within [***] (or such other period of time as mutually agreed by the Senior Officers) after such Dispute was first referred to them, then either Party may, by written notice to the other Party, elect to initiate [***]pursuant to the procedures set forth in Schedule 13.5.2 for purposes of having the matter settled.

13.5.2. [***]. Any [***] under this Agreement shall take place pursuant to the procedures set forth in Schedule 13.5.2.

13.5.3. Adverse Ruling. Any determination pursuant to this Section 13.5 that a Party is in breach of its material obligations hereunder shall specify a (nonexclusive) set of actions to be taken to cure such breach, if feasible.

13.5.4. Interim Relief. Notwithstanding anything herein to the contrary, nothing in this Section 13.5 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party. This Section 13.5.4 shall be specifically enforceable.

13.6. [***].

13.7. Governing Law; Service.

13.7.1. Governing Law. This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the State of New York, United States excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction; provided that all questions concerning (a) inventorship and ownership of Patents under this Agreement shall be determined in accordance with Section 8.1 and (b) the validity, enforceability, infringement, scope construction or effect of Patents shall be determined in accordance with the laws of the country or other jurisdiction in which the particular Patent has been filed or granted, as the case may be. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

13.7.2. Service. Each Party further agrees that service of any process, summons, notice, or document by registered mail to its address set forth in Section 13.8.2 shall be effective service of process for any action, suit, or proceeding brought against it under this Agreement in any such court.

13.8. Notices.

13.8.1. Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by electronic transmission via facsimile or email (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 13.8.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.8.1. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by electronic transmission via facsimile or email (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile or email shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 13.8.1 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.8.2. Address for Notice.

If to AbbVie, to:

Cruce Davila Roda #2 km 58
PO Box 287
Barceloneta, PR 00617 Puerto Rico

with a copy (which shall not constitute notice) to:
1 North Waukegan Road North Chicago, Illinois 60064 United States
Attention: [***]

If to ADARx, to:

ADARx Pharmaceuticals, Inc. 5871 Oberlin Dr., Suite 200 San Diego, CA 92121
Attention: [***]
Email: [***] with a copy (which shall not constitute notice) to: Goodwin Procter LLP 100 Northern Avenue
Boston, MA 02210
Attention: [***] Email: [***]

13.9. Entire Agreement; Amendments. This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby, including that certain Confidentiality Disclosure Agreement between ADARx and AbbVie Inc. dated June 5, 2023, as amended. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control.

13.10. English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

13.11. Equitable Relief. Each Party acknowledges and agrees that the restrictions, rights and obligations set forth in ARTICLE 2, ARTICLE 8, ARTICLE 9, Section 4.6 and Section 5.3 are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, rights or obligations and that any breach or threatened breach of any provision of such Section or Articles may result in irreparable injury to such other Party for which there shall be no adequate remedy at law. In the event of a breach or threatened breach of any provision of such Section or Articles, the non-breaching Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be cumulative and in addition to any other rights or remedies to which such non- breaching Party may be entitled in law or equity. Each Party hereby waives any requirement that the other Party, (a) post a bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 13.11 is intended or should be construed, to limit either Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement.

13.12. Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

13.13. No Benefit to Third Parties. Except as provided in ARTICLE 11, the covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns and they shall not be construed as conferring any rights on any other Persons.

13.14. Further Assurance. Each Party shall duly execute and deliver or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions of this Agreement.

13.15. Relationship of the Parties. It is expressly agreed that ADARx, on the one hand, and AbbVie, on the other hand, shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency, including for all tax purposes. Neither ADARx, on the one hand, nor AbbVie, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, that is binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

13.16. References. Unless otherwise specified, (a) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (b) references in any Section to any clause are references to such clause of such Section and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto.

13.17. Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean “including but not limited to,” without limiting the generality of any description preceding such term. All references to “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

13.18. Performance by Affiliates. Each Party may use one or more of its Affiliates to perform its obligations and duties hereunder and or may exercise some or all of its rights under this Agreement through its Affiliates; provided, however, that each Party will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance as if such Party were performing such obligations itself. All Affiliates of a Party that receive Confidential Information of the other Party pursuant to this Agreement will be governed and bound by all obligations set forth in ARTICLE 9, and any Affiliate of a Party that performs any activities under this Agreement on behalf of a Party will be subject to the intellectual property assignment and other intellectual property provisions of ARTICLE 8 as if it were the original Party to this Agreement (and be deemed as if the actual Party to this Agreement for purposes of all intellectual property-related definitions). A Party will be liable for the performance of its Affiliates of any obligations of such Party under this Agreement.

13.19. Change in Control of ADARx.

13.19.1. ADARx (or its successor) shall provide AbbVie with written notice of any Change in Control of ADARx or Acquisition by ADARx within [***] following the closing date of such transaction.

13.19.2. In the event of any Change in Control of ADARx, AbbVie shall have the right, in its sole and absolute discretion, by written notice delivered to ADARx (or its successor) at any time during the [***] following the written notice contemplated by Section 13.19.1, to (a) terminate any or all provisions of this Agreement providing for any delivery by AbbVie to ADARx of Information relating to activities contemplated by this Agreement other than the provisions of ARTICLE 7 and any Information that is necessary for ADARx to perform any of the Target Program Activities or Post-Option ADARx Activities, (b) disband the JGC and each Working Group and terminate the activities of JGC and each Working Group and thereafter undertake all activities assigned by this Agreement to the JGC and any of the Working Groups solely and exclusively by itself in accordance with Section 6.2.6 and (c) require ADARx and its Affiliates to adopt procedures reasonably acceptable to AbbVie designed to ensure the activities conducted by the Acquirer Entities do not incorporate, reference, infringe, or use Confidential Information of AbbVie, ADARx Other Patents, or ADARx Other Know-How.

13.19.3. ADARx covenants that, following a Change in Control of ADARx or Acquisition by ADARx, (a) there shall be no material change in the level or nature of efforts or resources expended by ADARx and its Affiliates with respect to, or the qualifications and experience of the personnel assigned to (including with respect to the allocation of their time to), its activities under each Target Research Plan, and (b) [***], and nothing set forth in this Section 13.19.3 shall prohibit any assignment of this Agreement permitted under Section 13.3.

13.19.4. [***].

13.20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

SIGNATURE PAGE FOLLOWS.

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the Effective Date.

THE PUERTO RICO BRANCH OF ABBVIE BIOTECHNOLOGY LTD		ADARX PHARMACEUTICALS, INC.

By:	/s/ Stephen Muldoon	By:	/s/ Zhen Li
Name:	Stephen Muldoon	Name:	Zhen Li
Title:	Director	Title:	President & CEO

Signature Page to Collaboration and License Option Agreement

Schedule 1.33

Existing Patents Schedule

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Schedule 1.40

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Schedule 2.1(a)

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TARGET RESEARCH PLAN

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Schedule 2.1(b)

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TARGET RESEARCH PLAN

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Schedule 2.1(c)

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TARGET RESEARCH PLAN

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Schedule 2.1(d)

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IMMUNOLOGY TARGET RESEARCH PLAN

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Schedule 2.1(e)

ONCOLOGY TARGET RESEARCH PLAN

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Schedule 2.10

Permitted Entities

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Schedule 7.4

Other Development and Commercial Option Exercise Milestone Events

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Schedule 8.2.1

ADARx Patent Applications as of the Effective Date

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Schedule 9.6

Form of Joint Press Release

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Schedule 10.2.13

ADARx Agreements as of the Effective Date

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Schedule 10.3.13

ADARx Agreements as of the Applicable Data Package Delivery Date

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Schedule 13.5.2

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